PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRE-QUALIFICATION AMENDMENT NO.  3 TO THE REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR AS OF SEPTEMBER 17, 2020, SUBJECT TO COMPLETION

DRAGANFLY INC.

Up to 35,000,000 Units, Each Unit Consisting of

One Common Share and One Common Share Purchase Warrant

Up to 35,000,000 Common Shares and up to 35,000,000 Warrants Contained in the Units

Up to 35,000,000 Common Shares Underlying the Warrants

2108 St. George Avenue,

Saskatoon, SK, S7M 0K7

1-306-955-9907

www.draganfly.com

Draganfly Inc., a company organized under the laws of British Columbia, Canada (the “Company”, “we,” or “our”), is offering up to 35,000,000 units (the “Units”) consisting of up to 35,000,000 Common Shares and up to 35,000,000 Warrants (each as defined below) and offering up to 35,000,000 Common Shares underlying the Warrants (the “Maximum Offering”) of the Company, to be sold in this offering (the “Offering”).

The Company’s Common Shares began trading on the Canadian Securities Exchange (“CSE”) in Canada under the symbol “DFLY” on November 5, 2019 and the OTCQB Venture Market of the OTC Markets (“OTCQB”) under the symbol “DFLYF” on January 9, 2020.  The closing price of the Common Shares on September 16, 2020, being the last trading day before the date of this Offering Circular was US$0.49 on the CSE (the “Closing Price”).  The initial public offering price for each Unit is US$0.47 (the “Unit Price”), which is comprised of the Closing Price plus a 5% discount.  Each Unit is comprised of one common share in the capital of the Company, with no par value (a “Common Share”) and one Common Share purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”) to purchase one additional Common Share (a “Warrant Share”). One Warrant is required to purchase one additional Warrant Share at an exercise price of US$0.71 per Warrant, which includes a 50% increase in premium to the Unit Price, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of issuance of a respective purchaser’s Units in the Offering (the “Closing Date”). The Units are being offered on a “best efforts” basis. All dollar amounts are expressed in United States currency, unless otherwise indicated, that Canadian currency is used.

The Common Shares and Warrants will be separately transferable following the termination of (i) any transfer hold periods under applicable law and (ii) the following contractual lock-up period: Our investors are subject to a 9-month “lock-up” from the Closing Date of the Offering relating to our Units, Common Shares, and Warrants purchased in the Offering. This means that, for a period of 9 months following the Closing Date of this Offering, such persons may not, with limited exceptions, sell or agree to sell any of the Units or components thereof - the Common Shares or Warrants - or enter into any agreement or arrangement to transfer to another, in whole or in part, any of the economic consequences of ownership of the Units, Common Shares or Warrants, without the prior written consent of the Company, and pursuant to the terms of the lock-up agreements. We are selling our Shares through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Units either directly to investors or through registered broker-dealers who are paid commissions. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer (“Dalmore”), to provide broker-dealer services in connection with this Offering. This Offering will terminate on the earlier of (i) __________ __, 2022, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the Offering (in each such case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial Closing Date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering circular (the “Offering Circular”). We expect to commence the sale of the Units as of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

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We expect to commence the sale of the Units as of the date on which this offering circular is declared qualified by the SEC.

Investing in our Securities involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 11 for a discussion of certain risks that you should consider in connection with an investment in our Units.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company (2)
Units, each consisting of	$0.47	(1)	$16,285,500
One Common Share	-
One Warrant	-
Common Shares underlying Warrants	$0.71	-	$24,850,000
Total Maximum Offering (3)	$41,300,000	(1)	$41,135,500

_______________

(1)

The minimum investment amount for each subscription is $1,000. The Offering is being made directly to investors by the management of the Company on a “best efforts” basis. We reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). The Company has engaged Dalmore to provide broker-dealer services and has agreed to pay a 1% commission on the total gross proceeds on the sale of all the Units being offered for total commissions of $164,500 if all Units are sold. This will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering. The Company will also pay a one- time set up fee of $5,000 and a consulting fee of $20,000 payable once FINRA issues a No Objection Letter and the Company receives SEC Qualification.

(2)

The amounts shown in the “Proceeds to the Company” are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units. (See “Use of Proceeds” and “Plan of Distribution and Selling Securityholders.”). The estimated offering expenses will be approximately $2,671,500, including a deduction of 1% of the total gross proceeds for commissions payable to Dalmore on the Units sold in the Offering.

(3)

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

Sale of our Units will commence on approximately __________ __, 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

The date of this Preliminary Offering Circular is September 17, 2020, subject to completion.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Draganfly Inc., a company organized under the laws of British Columbia, Canada, and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Economic conditions in Canada, the United States of America and globally;

•	Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•	Operational risks;

•	The market price of Common Shares may not be high enough to create a positive return for current investors;

•	High level of price and volume volatility in the capital markets;

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•	No dividends for the foreseeable future;

•	Our reliance on management and key employees;

•	Risks associated with foreign operations in other countries;

•	Risks associated with acquisitions;

•	Exposure to information systems security threats;

•	Lack of sufficient insurance;

•	Changes in laws, regulations, and guidelines relating to our business, including tax and accounting requirements;

•	Conflicts of interests of our directors and officers;

•	Competition in our industry;

•	Uncertainty and adverse changes in the economy;

•	Expenses as a public company and having public company disclosure obligations;

•	Dilution as a result of future sale of Common Shares;

•	Evolving market and difficulty of evaluating future prospects;

•	Rapid technological change in our industry;

•	Having defective products;

•	Failure to obtain or maintain required regulatory approvals;

•	The regulatory regime the Company operates in;

•	Possibility of data breaches and inadequacy of consumer protection and data privacy policies;

•	Increased research and development costs and reduced profitability as a result;

•	Lack of outside funding available for research and development;

•	Shipping products outside of Canada and approvals required for exporting;

•	Potential litigation;

•	Reliance on business partners;

•	Failure to protect and maintain and the consequential loss of intellectual property rights;

•	Adverse impacts on our reported results of operations as a result of adopting new accounting standards or interpretations;

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•	Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters;

•	The explanatory paragraph from our auditors regarding the Company’s ability to continue as a going concern; and

•	Risks related to our history of losses and the possibility we will not become profitable.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

The following highlights information contained elsewhere in this Offering Circular, and it may not contain all of the information that is important to you. You should read this entire Offering Circular carefully, including the section entitled “Risk Factors,” before making an investment decision. References to “we,” “us,” “our,” “our company,” “the Company”, and “Draganfly” refers to Draganfly Inc., and its subsidiaries, a company incorporated under the Business Corporations Act (British Columbia).

Company Information

Draganfly Inc. (the “Company,” “we,” “our,” and “us”) was incorporated on June 1, 2018 under the Business Corporations Act (British Columbia) (the “BCBCA”). On August 15, 2019, the Company completed a going public transaction and on November 5, 2019 listed its common shares on the Canadian Securities Exchange (see “Description of Business – Overview”, starting on page 27). On April 30, 2020, the Company completed the acquisition of Dronelogics Systems Inc. (“Dronelogics”) by acquiring all of the shares of Dronelogics, resulting in Dronelogics becoming a wholly-owned subsidiary of the Company. Certain assets were excluded from the share purchase transaction.  Accordingly, the financial statements for Dronelogics are adjusted to carve out for those certain assets, and the name “Candrone” on the financial statements pertains to the Unmanned Aerial Vehicle (UAV) division of Dronelogics.”

Our head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7. Our telephone number is 1-(306)-955-9907 and our website address is www.draganfly.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Intercorporate Relationships

The Company has three wholly-owned subsidiaries:

1.	Draganfly Innovations Inc. (“Draganfly Innovations”), a corporation continued under the BCBCA on August 19, 2019. Draganfly’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7;

2.	Draganfly Innovations USA Inc. (“Draganfly Innovations USA”), a corporation incorporated in the state of Delaware on January 27, 2020. Draganfly Innovations USA’s head office is located at 1017 Maine Campus Drive, Raleigh, NC, 27606; and

3.	Dronelogics, a corporation incorporated under the BCBCA on January 13, 2009. Dronelogics’ head office is located at 319-2999 Underhill Avenue, Burnaby, British Columbia V5A 3C2.

Our Business

The Company has three wholly-owned subsidiaries, Draganfly Innovations, Draganfly Innovations USA, and Dronelogics.

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The business of Draganfly Innovations and Draganfly Innovations USA is the provision of engineering services and manufacture of commercial unmanned aerial vehicles (“UAV”), remotely piloted aircraft systems (“RPAS”), and unmanned vehicle systems (“UVS”) and software, serving the public safety, agriculture, industrial inspections, and mapping and surveying markets.

Dronelogics is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services.

Description of Property

Draganfly Innovations’ products are manufactured at its machine shop within its leased head office based in Saskatoon, Saskatchewan, Canada. Raw materials for the Company’s products consist of a combination of its original equipment manufacturer parts and third-party components. Draganfly Innovations USA has leased two suites within the North Carolina State University Campus that serves as a management office and place to store some inventory. Dronelogic’s services are provided through its leased space in Burnaby, British Columbia, Canada.

Intellectual Property

With 18 fundamental UAV patents in its portfolio and with six (6) more pending in the application stage, the Company will continue to expand and grow its intellectual property docket. By virtue of being the first commercial UAV company in the industry, our subsidiary, Draganfly Innovations, holds valuable commercial patents. In addition, Draganfly Innovations, Inc. is the owner of 18 registered trademarks with five (5) more trademark applications pending in both the US and Canada.

Product/Services Pipeline

We can provide our customers with an entire suite of products and services, including the following: quad-copters, fixed wing aircrafts, ground based robots, hand held controllers, flight training, and software used for tracking, live streaming and data collection.

Although we have a number of distribution partners, the majority of our product sales are sold directly to the customer. We conduct little outbound sales and marketing promotional activities as customers around the world reach out to us through our website, which is still our primary method of sales.

Draganfly Innovations is recognized as the first commercial multi-rotator manufacturer and has a legacy for its innovation and superior customer service. Draganfly Innovations USA Inc was created in January, 2020 to offer the same services as Draganfly Innovations but to expand its reach directly to the US market. Dronelogics is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services. Dronelogics provides insights into inventory metrics, asset management, volume-metric calculation and digitizing assets, among many other applications.

Competition

Our industry is subject to rapid and intense technological and regulatory changes. We face, and will continue to face, competition in the development and marketing of our products and services from drone companies, retail and distribution companies, research institutions and academic institutions engaged in manufacturing, research and development, distribution and retail. Competition may arise from, among other things:

•	New competitors emerging throughout the world as the drone market matures;

•	The incumbent drone player increasing its market share further than its reputed 75% market share due to their aggressive price points;

•	Drone as a service typically is not proprietary with relatively low barriers to entry;

•	Well capitalized companies will have an advantage in the industry; and

•	Technological developments elsewhere may render our existing products non-competitive.

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Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page 11. These risks include, among others:

•	Our ability to raise sufficient capital and the availability of future financing;

•	Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•	The explanatory paragraph from our auditors regarding the Company’s ability to continue as a going concern; and

•	Our ability to develop and protect our intellectual property and to develop, maintain and enhance a strong brand;

•	Our ability to compete and succeed in a highly competitive industry; and

•	Our ability to manage our research, development, expansion, growth and operating expenses.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have funded operations exclusively with proceeds from bridge and equity financings. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although our management continues to pursue these plans, there is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt on our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REGULATION A+

We are offering our Units pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

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THE OFFERING

Issuer:	Draganfly Inc., a company incorporated under the BCBCA.

Shares Offered:

A maximum of 35,000,000 units (the “Units”), each Unit being comprised of one common share in the capital of the Company (each, a “Common Share”) and one common share purchase warrant (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one additional Common Share (each, a “Warrant Share”).  The Company’s Common Shares began trading on the Canadian Securities Exchange (“CSE”) in Canada under the symbol “DFLY” on November 5, 2019 and the OTCQB Venture Market of the OTC Markets (“OTCQB”) under the symbol “DFLYF” on January 9, 2020.  The closing price of the Common Shares on September 16, 2020, being the last trading day before the date of this Offering Circular was US$0.49 on the CSE (the “Closing Price”).  The initial public offering price for each Unit is US$0.47 (the “Unit Price”), which is comprised of the Closing Price plus a 5% discount.

•    one common share in the capital of the Company, with no par value per share (a “Common Share”); and

•    one Common Share purchase warrant (each whole, a “Warrant”) to purchase one additional Common Share (a “Warrant Share).

One Warrant is required to purchase one additional Common Share at an exercise price of $0.71 per Warrant, which includes a 50% increase in premium to the Unit Price

,

subject to certain adjustments. The minimum investment amount for each subscription is $1,000, which minimum may be waived in our discretion.

Warrant Shares Offered:

A maximum of 35,000,000 Warrant Shares at an exercise price of $0.71 per Warrant Share, which includes a 50% increase in premium to the Unit Price

,

subject to customary adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of issuance of a respective purchaser’s Units in the offering (the “Closing Date”).

Common Shares Outstanding before the Offering (1):	79,250,998 shares of Common Shares.

Common Shares to be Outstanding after the Offering(1):	149, 250,998 Common Shares, if all our Units are sold and all our Warrants are exercised in full and the maximum Warrant Shares are sold and issued.

Price per Unit:	$0.47

Price per Warrant Share:	$0.71

Maximum Offering:

35,000,000 Units, at an offering price of $0.47 per Unit, for total gross proceeds of $41,300,000 (including the exercise of the Warrants in full of the Warrants to purchase 35,000,000 Warrant Shares with an exercise price of $0.71 per Warrant Share).

Use of Proceeds:

If we sell all of the 35,000,000 Units being offered, and including exercise of all of the Warrants, all of the 35,000,000 Warrant Shares underlying the Units are issued, our net proceeds (after estimated Offering expenses of $2,671,500, including a deduction of 1% of the total gross proceeds for commissions payable to Dalmore on all the Units being offered, which will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering) will be approximately $38,628,500 . We will use these net proceeds for research and development expenses, sales and marketing, capex/facility expansion, inventory purchasing, general and administration costs and offering costs and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Hold period:

The Common Shares and Warrants will be separately transferable following the termination of (i) any transfer hold periods under applicable law and (ii) the following contractual lock-up period: Our investors are subject to a 9-month “lock-up” from the Closing Date of the Offering relating to our Units, Common Shares, and Warrants purchased in the Offering. This means that, for a period of 9 months following the Closing Date of this Offering, such persons may not, with limited exceptions, sell or agree to sell any of the Units or components thereof - the Common Shares or Warrants - or enter into any agreement or arrangement to transfer to another, in whole or in part, any of the economic consequences of ownership of the Units, Common Shares or Warrants, without the prior written consent of the Company, and pursuant to the terms of the lock-up agreements.

Risk Factors:	Investing in our Units involves a high degree of risk. See “Risk Factors” starting on page 11.

(1)

In addition, there are 6,613,533 of our common shares reserved for issuance under our Share Compensation Plan, of which 3,500,000 of our common shares will be issuable upon vesting of restricted share unit grants, 4,736,666 will be issuable upon exercise of outstanding stock option grants at $0.50 per share, and 1,000,000 of our common shares will be issuable upon exercise of outstanding stock option grants at $0.64 per share. Additionally, 13,413,499 of our common shares are reserved for issuance to warrant holders whose warrants can be exercised to purchase our common shares at $0.50 per share.

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RISK FACTORS

An investment in our Units involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our Common Shares could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

The Company will be affected by operational risks and may not be adequately insured for certain risks.

The Company will be affected by a number of operational risks and the Company may not be adequately insured for certain risks, including: labour disputes; catastrophic accidents; fires; blockades or other acts of social activism; changes in the regulatory environment; impact of non-compliance with laws and regulations; natural phenomena, such as inclement weather conditions, floods, earthquakes and ground movements. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s technologies, personal injury or death, environmental damage, adverse impacts on the Company’s operation, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have an adverse impact on the Company’s future cash flows, earnings and financial condition. Also, the Company may be subject to or affected by liability or sustain loss for certain risks and hazards against which the Company cannot insure or which the Company may elect not to insure because of the cost. This lack of insurance coverage could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

There is no assurance that resale of the Company’s Common Shares will result in a positive return for existing investors.

The Company’s common shares are currently publicly traded on the Canadian Securities Exchange and the OTCQB Venture Market of the OTC markets. There can be no assurance that the publicly-traded market price of the Common Shares will be high enough to create a positive return for the existing investors. Further, there can be no assurance that the Common Shares will be sufficiently liquid so as to permit investors to sell their position in the Company without adversely affecting the stock price. In such event, the probability of resale of the Common Shares would be diminished. As well, the continued operation of the Company will be dependent upon its ability to procure additional financing in the short term and to generate operating revenues in the longer term. There can be no assurance that any such financing can be obtained or that revenues can be generated. If the Company is unable to obtain such additional financing or generate such revenues, investors may be unable to sell their Common Shares and any investment in the Company may be lost.

The market for securities has experienced a high level of price and volume volatility and market prices are subject to wide fluctuations.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. It may be anticipated that any quoted market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Company in creating revenues, cash flows or earnings. The value of the Common Shares will be affected by such volatility.

The Company has not paid any dividends to date.

To date, the Company has not paid any dividends on its outstanding shares. Any decision to pay dividends on the shares of the Company will be made by its board of directors on the basis of its earnings, financial requirements and other conditions.

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The Company has a history of losses.

The Company has incurred net losses from the inception of its business until the date of this Offering Circular. The Company cannot assure that it can become profitable or avoid net losses in the future or that there will not be any earnings or revenue declines for any future quarterly or other periods. The Company expects that its operating expenses will increase as it grows its business, including expending substantial resources for research and development and marketing. As a result, any decrease or delay in generating revenues could result in material operating losses.

Our inability to retain management and key employees could impair the future success of the Company.

The Company’s future success depends substantially on the continued services of its executive officers and its key development personnel. If one or more of its executive officers or key development personnel were unable or unwilling to continue in their present positions, the Company might not be able to replace them easily or at all. In addition, if any of its executive officers or key employees joins a competitor or forms a competing company, the Company may lose know-how, key professionals and staff members as well as partners. These executive officers and key employees could develop drone technologies that could compete with and take customers and market share away from the Company.

A significant growth in the number of personnel would place a strain upon the Company’s management and resources.

The Company may experience a period of significant growth in the number of personnel that will place a strain upon its management systems and resources. Its future will depend in part on the ability of its officers and other key employees to implement and improve financial and management controls, reporting systems and procedures on a timely basis and to expand, train, motivate and manage the workforce. The Company’s current and planned personnel, systems, procedures and controls may be inadequate to support its future operations.

The Company may be subject to the risks associated with foreign operations in other countries.

The Company’s primary revenues are expected to be achieved in Canada and the US. However, the Company may expand to markets outside of North America and become subject to risks normally associated with conducting business in other countries. The Company cannot predict government positions on such things as foreign investment, intellectual property rights or taxation. A change in government positions on these issues could adversely affect the Company’s business.

The Company may be subject to the risks associated with future acquisitions.

As part of the Company’s overall business strategy, the Company may pursue select strategic acquisitions that would provide additional product or service offerings, additional industry expertise, and a stronger industry presence in both existing and new jurisdictions. Future acquisitions may expose it to potential risks, including risks associated with: (a) the integration of new operations, services and personnel; (b) unforeseen or hidden liabilities; (c) the diversion of resources from the Company’s existing business and technology; (d) potential inability to generate sufficient revenue to offset new costs; (e) the expenses of acquisitions; or (f) the potential loss of or harm to relationships with both employees and existing users resulting from its integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

The Company may be subject to electronic communication security risks.

A significant potential vulnerability of electronic communications is the security of transmission of confidential information over public networks. Anyone who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in its operations. The Company may be required to expend capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

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There is no assurance that the Company’s insurance coverage will be sufficient to cover all claims to which the Company may become subject.

Although the Company believes that the events and amounts of liability covered by its insurance policies will be reasonable, taking into account the risks relevant to its business, there can be no assurance that such coverage will be available or sufficient to cover claims to which the Company may become subject. If insurance coverage is unavailable or insufficient to cover any such claims, the Company’s financial resources, results of operations and prospects could be adversely affected.

There are tax risks the Company may be subject to in carrying on business in Canada.

The Company will be considered to have been carrying on business in Canada for purposes of the Income Tax Act (Canada). There is risk that foreign governments may look to increase their tax revenues or levy additional taxes to level the playing field for perceived disadvantages to the traditional brick and mortar business. While the Company does not foresee any adverse tax affects, there is no guarantee that governments will not impose such additional adverse taxes in the future.

The Company’s directors and officers may have a conflicts of interest in conducting their duties.

Because directors and officers of the Company are or may become directors or officers of other reporting companies or have significant shareholdings in other technology companies, the directors and officers of the Company may have a conflict of interest in conducting their duties. The Company and its directors and officers will attempt to minimize such conflicts. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases the Company will establish a special committee of independent directors to review a matter in which several directors, or officers, may have a conflict. In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest.

Executive officers and directors may have rights to indemnification including directors’ and officers’ liability insurance that will survive consummation of their agreements.

The Company operates in a competitive market.

The Company faces competition and new competitors will continue to emerge throughout the world. Services offered by the Company’s competitors may take a larger share of consumer spending than anticipated, which could cause revenue generated from the Company’s products and services to fall below expectations. It is expected that competition in these markets will intensify.

If competitors of the Company develop and market more successful products or services, offer competitive products or services at lower price points, or if the Company does not produce consistently high-quality and well-received products and services, revenues, margins, and profitability of the Company will decline.

The Company’s ability to compete effectively will depend on, among other things, the Company’s pricing of services and equipment, quality of customer service, development of new and enhanced products and services in response to customer demands and changing technology, reach and quality of sales and distribution channels and capital resources. Competition could lead to a reduction in the rate at which the Company adds new customers, a decrease in the size of the Company’s market share and a decline in its customers. Examples include but are not limited to competition from other companies in the UAV industry.

In addition, the Company could face increased competition should there be an award of additional licenses in jurisdictions in which the Company operates in.

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The Company faces uncertainty and adverse changes in the economy.

Adverse changes in the economy could negatively impact the Company’s business. Future economic distress may result in a decrease in demand for the Company’s products, which could have a material adverse impact on the Company’s operating results and financial condition. Uncertainty and adverse changes in the economy could also increase costs associated with developing and publishing products, increase the cost and decrease the availability of sources of financing, and increase the Company’s exposure to material losses from bad debts, any of which could have a material adverse impact on the financial condition and operating results of the Company.

The recent COVID-19 outbreak or similar global health crises could affect our ability to access sources of capital.

The extent to which COVID-19 could impact our operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, or a recession, could have a material adverse effect on our liquidity.

COVID-19 or similar pandemics could adversely impact our business and/or our ability to complete reporting obligations.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak off respiratory illness caused by a novel coronavirus (COVID-19) or other public health crisis were to affect our facilities, staff, accountants or advisors, our business could be adversely affected. Such a pandemic can result in mandatory social distancing, travel bans, and quarantine, and this may limit access to our employees and professional advisors. These factors may hamper our efforts to comply with our filing obligations with the SEC and the Canadian Securities Exchange.

We will incur increased expenses as a result of being a recently listed public company in Canada on the Canadian Securities Exchange and also trading in the United States on the OTCQB Venture Market of the OTC markets and our current resources may not be sufficient to fulfill our public company obligations.

We expect to incur significant legal, accounting, insurance and other expenses as a result of being a recently listed Canadian public company on the Canadian Securities Exchange (CSE) in Canada and our quotation on the OTCQB in the United States, which may negatively impact our performance and could cause our results of operations and financial condition to suffer. Compliance with applicable securities laws in Canada and the rules of the Canadian Securities Exchange substantially increases our expenses, including our legal and accounting costs, and makes some activities more time consuming and costly. Reporting obligations as a public company and our anticipated growth may place a strain on our financial and management systems, processes and controls, as well as on our personnel. We also expect these laws, rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. We are responsible for establishing and maintaining adequate internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Because of our inherent limitations and the fact that we are a new public company and are implementing new financial control and management systems, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A failure to prevent or detect errors or misstatements may result in a decline in the market price of our Common Shares and harm our ability to raise capital in the future.

If our management is unable to certify the effectiveness of our internal controls or if material weaknesses in our internal controls are identified, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our business and cause a decline in the price of our Common Shares. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in the market price of our Common Shares and harm our ability to raise capital. Failure to accurately report our financial performance on a timely basis could also jeopardize our listing on the Canadian Securities Exchange or any other stock exchange on which our Common Shares may be listed. Delisting of our Common Shares on any exchange would reduce the liquidity of the market for our Common Shares, which would reduce the price of and increase the volatility of the market price of our Common Shares.

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We do not expect that our disclosure controls and procedures and internal controls over financial reporting will prevent all error or fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within an organization are detected. The inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of certain persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and may not be detected in a timely manner or at all. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be materially adversely effected, which could also cause investors to lose confidence in our reported financial information, which in turn could result in a reduction in the trading price of the Common Shares.

Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day to day management of our business.

The individuals who now constitute our senior management team have relatively limited experience managing a publicly traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly traded companies. Our senior management team may not successfully or efficiently manage our transition as a recently listed public company subject to significant regulatory oversight and reporting obligations under Canadian securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day‑to‑day management of our business.

A shareholder’s holding in the Company may be diluted if we issue additional Common Shares in the future.

We may issue additional Common Shares in the future, which may dilute a shareholder’s holding in the Company. Our articles will permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuances. The directors of the Company have the discretion to determine if an issuance of Common Shares is warranted, the price at which such issuance is effected and the other terms of issue of Common Shares. Also, we may issue additional Common Shares upon the exercise of options to acquire Common Shares under our option plan, which will result in further dilution to the shareholder. Potential future acquisitions may also divert Management’s attention and result in further dilution to the shareholder.

Risks Related to Our Company

The Company operates in evolving markets, which makes it difficult to evaluate the Company’s business and future prospects.

The Company’s UAVs are sold in rapidly evolving markets. The commercial UAV market is in early stages of customer adoption. Accordingly, the Company’s business and future prospects may be difficult to evaluate. The Company cannot accurately predict the extent to which demand for its products and services will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact the Company’s ability to do the following:

•	generate sufficient revenue to maintain profitability;
•	acquire and maintain market share;
•	achieve or manage growth in operations;
•	develop and renew contracts;

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•	attract and retain additional engineers and other highly-qualified personnel;
•	successfully develop and commercially market new products;
•	adapt to new or changing policies and spending priorities of governments and government agencies; and
•	access additional capital when required and on reasonable terms.

If the Company fails to address these and other challenges, risks and uncertainties successfully, its business, results of operations and financial condition would be materially harmed.

The Company’s adoption of new business models could fail to produce desired financial returns.

Forecasting the Company’s revenues and profitability for these new business models is inherently uncertain and volatile. The Company’s actual revenues and profits for these business models may be significantly greater or less than the Company’s forecasts. Additionally, these new business models could fail for one or more of the Company’s products and/or services, resulting in the loss of Company’s investment in the development and infrastructure needed to support these new business models, and the opportunity cost of diverting management and financial resources away from more successful businesses.

If critical components or raw materials used to manufacture the Company’s products become scarce or unavailable, then the Company may incur delays in manufacturing and delivery of its products, which could damage its business.

The Company obtains hardware components, various subsystems and systems from a limited group of suppliers. The Company does not have long-term agreements with any of these suppliers that obligate it to continue to sell components, subsystems, systems or products to the Company. The Company’s reliance on these suppliers involves significant risks and uncertainties, including whether its suppliers will provide an adequate supply of required components, subsystems, or systems of sufficient quality, will increase prices for the components, subsystems or systems and will perform their obligations on a timely basis.

In addition, certain raw materials and components used in the manufacture of the Company’s products are periodically subject to supply shortages, and its business is subject to the risk of price increases and periodic delays in delivery. Similarly, the market for electronic components is subject to cyclical reductions in supply. If the Company is unable to obtain components from third-party suppliers in the quantities and of the quality that it requires, on a timely basis and at acceptable prices, then it may not be able to deliver its products on a timely or cost-effective basis to its customers, which could cause customers to terminate their contracts with the Company, increase the Company’s costs and seriously harm its business, results of operations and financial condition. Moreover, if any of the Company’s suppliers become financially unstable, then it may have to find new suppliers. It may take several months to locate alternative suppliers, if required, or to redesign the Company’s products to accommodate components from different suppliers. The Company may experience significant delays in manufacturing and shipping its products to customers and incur additional development, manufacturing and other costs to establish alternative sources of supply if the Company loses any of these sources or is required to redesign its products. The Company cannot predict if it will be able to obtain replacement components within the time frames that it requires at an affordable cost, if at all.

The markets in which the Company competes are characterized by rapid technological change, which requires the Company to develop new products and product enhancements, and could render the Company’s existing products obsolete.

Continuing technological changes in the market for the Company’s products could make its products less competitive or obsolete, either generally or for particular applications. The Company’s future success will depend upon its ability to develop and introduce a variety of new capabilities and enhancements to its existing product and service offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which it offers products. Delays in introducing new products and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products or enhancements at competitive prices may cause existing and potential customers to purchase the Company’s competitors’ products.

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If the Company is unable to devote adequate resources to develop new products or cannot otherwise successfully develop new products or enhancements that meet customer requirements on a timely basis, its products could lose market share, its revenue and profits could decline, and the Company could experience operating losses.

If the Company releases defective products or services, its operating results could suffer.

Products and services designed and published by the Company involve extremely complex software programs, and are difficult to develop and distribute. While the Company has quality controls in place to detect defects in its products and services before they are released. Nonetheless, these quality controls are subject to human error, overriding, and reasonable resource constraints. Therefore, these quality controls and preventative measures may not be effective in detecting defects in the Company’s products and services before they have been released into the marketplace. In such an event, the Company could be required to or may find it necessary to voluntarily suspend the availability of the product or service, which could significantly harm its business and operating results.

The Company’s business could be adversely affected if its consumer protection and data privacy practices are not seen as adequate or there are breaches of its security measures or unintended disclosures of its consumer data.

The rate of privacy law-making is accelerating globally and interpretation and application of consumer protection and data privacy laws in Canada, the United States, Europe and elsewhere are often uncertain, contradictory and in flux. As business practices are being challenged by regulators, private litigants, and consumer protection agencies around the world, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with the Company’s data and/or consumer protection practices. If so, this could result in increased litigation government or court imposed fines, judgments or orders requiring that the Company change its practices, which could have an adverse effect on its business and reputation. Complying with these various laws could cause the Company to incur substantial costs or require it to change its business practices in a manner adverse to its business.

Failure to obtain necessary regulatory approvals from Transport Canada or other governmental agencies, or limitations put on the use of small UAV in response to public privacy concerns, may prevent the Company from expanding sales of its small UAV to non-military customers in Canada.

The regulation of small UAV for commercial use in Canada is undergoing substantial change and the ultimate treatment is uncertain. Currently, the operation of UAVs with a maximum takeoff weight not exceeding 2kg., operated within visual line-of-sight are exempt from the regulations promulgated under the Aeronautics Act (Canada). Transport Canada is responsible for establishing, managing, and developing safety and security standards and regulations for civil aviation in Canada, and includes unmanned civil aviation. Civil operations include law enforcement, scientific research, or use by private sector companies for commercial purposes.

UAV operations for civil or commercial purposes are only authorized to fly with a Special Flight Operations Certificate (“SFOC”) issued by Transport Canada. The Canadian Aviation Regulations (“CARs”) govern civil aviation safety and security in Canada, and by extension govern operation of UAVs in Canada to an equivalent level of safety as manned aircraft. According to section 602.41 of the CARs, “no person shall operate an unmanned air vehicle in flight except in accordance with a SFOC, or an air operator certificate.”

As the name implies, SFOCs are intended to be an authorization for flight under special cases that are specific to a geographical area and for a specific mission. An SFOC may be issued to authorize a UAV to operate for any civil purpose, including for surveillance. The information that must be contained in an application for an SFOC includes details such as: type and purpose of the operation; description of the aircraft; dates and times of the proposed flight; security plans and emergency contingency plans; and a detailed plan describing how the operation will be carried out including: altitude and routes where the operation will be carried out, the location of any obstacles, and the exact boundaries of the area for the operation.

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While Transport Canada has been a world leader in the development of regulations for the commercial use of UAVs, it has acknowledged that the current regulatory regime in Canada has not kept pace with the rapid development in technology and the growing demand for commercial UAV use. In 2010, the Canadian Aviation Regulation Advisory Council (“CARAC”) established the Unmanned Aircraft System Program Design Working Group to develop new regulations to increase the safety, scope and regulatory efficiency of commercial UAV applications in Canada. In 2012, the working group released its phase 1 report which outlines the overall proposed revisions to the Canadian regulatory regime. The working group is currently in the process of drafting the revised regulations contemplated in the phase 1 report with the objective of introducing the new regulations before 2017. The new regulations are intended to be consistent with the international UAV regulatory model established by the International Commercial Aviation Organization (“ICAO”). There will likely be significant advance notice and consultation with the public before the new regulations are implemented.

There are risks associated with the regulatory regime and permitting requirements of our Business.

A significant portion of the Company’s business is based on the operation of remotely piloted aircraft systems (“RPAS”). The operation of RPAS’ poses a risk or hazard to airspace users as well as personnel on the ground. As the RPAS industry is rapidly developing, the regulatory environment for RPAS is constantly evolving to keep pace. As such, whenever a policy change with respect to operating regulations occurs, there is a risk that the Company could find itself to be in non-compliance with these new regulations. While the Company endeavours to take all necessary action to reduce the risks associated with the operations of RPAS’ and to remain well-informed and up-to-date on any addendums and changes to the applicable regulations, there is no assurance that an incident involving an RPAS or the Company’s non-compliance would not create a significant current or future liability for the company.

The regulation of RPAS operations within the Canadian Domestic Airspace (CDA) is still evolving and is expected to continue to change with the proliferation of RPAS’, advancements in technology, and standardization within the industry. Changes to the regulatory regime may be disruptive and result in the Company needing to adopt significant changes in its operations and policies, which may be costly and time-consuming, and may materially adversely affect our ability to manufacture and make delivery of our Company’s products and services in a timely fashion.

Our business and research and development activities are subject to oversight by Transport Canada, the federal institution responsible for transportation policies and programs, including the rules in the Canadian Aviation Regulations (CARs). Currently, Transport Canada requires that any non-recreational operators of RPAS’ have a Special Flight Operations Certificate (SFOC). Our ability to develop, test, demonstrate, and sell products and services depends on the Company’s ability to acquire and maintain a valid SFOC.

In addition, there exists public concern regarding the privacy implications of Canadian commercial and law enforcement use of small UAV. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. There is no assurance that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAV by non-military customers.

This discussion of the risks associated with the regulatory regime and permitting requirements affecting our Company does not take into account the new rules publicly announced by the Minister of Transport (Canada) on January 9, 2019, which will come into force on June 1, 2019 (the “New Rules”). The New Rules are intended to simplify the regulatory regime, including in respect of the requirement to obtain an SFOC under common operation conditions. With the new regulations, there appears to be intention to place more emphasis on Compliant Design Type aircraft as well as individual pilot certification, recurrent testing, and a monetized regulatory regime, which will require operators to pay for aircraft registration and pilot certifications. The Company does expect the new regulations to affect its need to employ and retain personnel with valid pilot certificates. The Company takes all necessary action to remain within compliance of the current and upcoming regulations.

The Company expects to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce its profitability and may never result in revenue to the Company.

The Company’s future growth depends on penetrating new markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. The Company plans to incur substantial research and development costs as part of its efforts to design, develop and commercialize new products and services and enhance existing products. The Company believes that there are significant investment opportunities in a number of business areas. Because the Company accounts for research and development as an operating expense, these expenditures will adversely affect its earnings in the future. Further, the Company’s research and development programs may not produce successful results, and its new products and services may not achieve market acceptance, create additional revenue or become profitable, which could materially harm the Company’s business, prospects, financial results and liquidity.

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The Company’s products and services are complex and could have unknown defects or errors, which may give rise to claims against the Company, diminish its brand or divert its resources from other purposes.

The Company’s UAV rely on complex avionics, sensors, user-friendly interfaces and tightly integrated, electromechanical designs to accomplish their missions. Despite testing, the Company’s products have contained defects and errors and may in the future contain defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by the Company’s customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in the Company’s service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to the Company’s reputation, any of which could materially harm the Company’s results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could reduce the Company’s operating margins.

The existence of any defects, errors, or failures in the Company’s products or the misuse of the Company’s products could also lead to product liability claims or lawsuits against it. A defect, error or failure in one of the Company’s UAV could result in injury, death or property damage and significantly damage the Company’s reputation and support for its UAV in general. The Company anticipates this risk will grow as its UAV begins to be used in Canadian domestic airspace and urban areas. The Company’s UAV test systems also have the potential to cause injury, death or property damage in the event that they are misused, malfunction or fail to operate properly due to unknown defects or errors.

Although the Company maintains insurance policies, it cannot provide assurance that this insurance will be adequate to protect the Company from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A successful product liability claim could result in substantial cost to us. Even if the Company is fully insured as it relates to a claim, the claim could nevertheless diminish the Company’s brand and divert management's attention and resources, which could have a negative impact on the Company’s business, financial condition and results of operations.

Shortfalls in available external research and development funding could adversely affect the Company.

The Company depends on its research and development activities to develop the core technologies used in its UAV products and for the development of the Company’s future products. A portion of the Company’s research and development activities depend on funding by commercial companies and the Canadian government. Canadian government and commercial spending levels can be impacted by a number of variables, including general economic conditions, specific companies' financial performance and competition for Canadian government funding with other Canadian government-sponsored programs in the budget formulation and appropriation processes. Moreover, the Canadian, federal and provincial governments provide energy rebates and incentives to commercial companies, which directly impact the amount of research and development that companies appropriate for energy systems. To the extent that these energy rebates and incentives are reduced or eliminated, company funding for research and development could be reduced. Any reductions in available research and development funding could harm the Company’s business, financial condition and operating results.

The Company could be prohibited from shipping its products to certain countries if it is unable to obtain Canadian government authorization regarding the export of its products, or if current or future export laws limit or otherwise restrict the Company’s business.

The Company must comply with Canadian federal and provincial laws regulating the export of its products. In some cases, explicit authorization from the Canadian government is needed to export its products. The export regulations and the governing policies applicable to the Company’s business are subject to change. The Company cannot provide assurance that such export authorizations will be available for its products in the future. Compliance with these laws has not significantly limited the Company’s operations or sales in the recent past, but could significantly limit them in the future. Non-compliance with applicable export regulations could potentially expose the Company to fines, penalties and sanctions. If the Company cannot obtain required government approvals under applicable regulations, the Company may not be able to sell its products in certain international jurisdictions, which could adversely affect the Company’s financial condition and results of operations.

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From time to time, the Company may become involved in legal proceedings, which could adversely affect the Company.

The Company may, from time to time in the future, become subject to legal proceedings, claims, litigation and government investigations or inquiries, which could be expensive, lengthy, and disruptive to normal business operations. In addition, the outcome of any legal proceedings, claims, litigation, investigations or inquiries may be difficult to predict and could have a material adverse effect on the Company’s business, operating results, or financial condition.

The Company relies on its business partners, and they may be given access to sensitive and proprietary information in order to provide services and support to the Company’s teams.

The Company relies on various business partners, including third-party service providers, vendors, licensing partners, development partners, and licensees, among others, in some areas of the Company’s business. In some cases, these third parties are given access to sensitive and proprietary information in order to provide services and support to the Company’s teams. These third parties may misappropriate the Company’s information and engage in unauthorized use of it. The failure of these third parties to provide adequate services and technologies, or the failure of the third parties to adequately maintain or update their services and technologies, could result in a disruption to the Company’s business operations. Further, disruptions in the financial markets and economic downturns may adversely affect the Company’s business partners and they may not be able to continue honoring their obligations to the Company. Alternative arrangements and services may not be available to the Company on commercially reasonable terms or the Company may experience business interruptions upon a transition to an alternative partner or vendor. If the Company loses one or more significant business partners, the Company’s business could be harmed.

Risks Related to Intellectual Property

If the Company fails to protect, or incur significant costs in defending, its intellectual property and other proprietary rights, the Company’s business, financial condition, and results of operations could be materially harmed.

The Company’s success depends, in large part, on its ability to protect its intellectual property and other proprietary rights. The Company relies primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect the Company’s intellectual property and other proprietary rights. However, a portion of the Company’s technology is not patented, and the Company may be unable or may not seek to obtain patent protection for this technology. Moreover, existing Canadian legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide the Company with any competitive advantages, and may be challenged by third parties. The laws of countries other than Canada may be even less protective of intellectual property rights. Accordingly, despite its efforts, the Company may be unable to prevent third parties from infringing upon or misappropriating its intellectual property or otherwise gaining access to the Company’s technology. Unauthorized third parties may try to copy or reverse engineer the Company’s products or portions of its products or otherwise obtain and use the Company’s intellectual property. Moreover, many of the Company’s employees have access to the Company’s trade secrets and other intellectual property. If one or more of these employees leave to work for one of the Company’s competitors, then they may disseminate this proprietary information, which may as a result damage the Company’s competitive position. If the Company fails to protect its intellectual property and other proprietary rights, then the Company’s business, results of operations or financial condition could be materially harmed. From time to time, the Company may have to initiate lawsuits to protect its intellectual property and other proprietary rights. Pursuing these claims is time consuming and expensive and could adversely impact the Company’s results of operations.

In addition, affirmatively defending the Company’s intellectual property rights and investigating whether the Company is pursuing a product or service development that may violate the rights of others may entail significant expense. Any of the Company’s intellectual property rights may be challenged by others or invalidated through administrative processes or litigation. If the Company resorts to legal proceedings to enforce its intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, then the proceedings could result in significant expense to the Company and divert the attention and efforts of the Company’s management and technical employees, even if the Company prevails.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The Canadian Intellectual Property Office (“CIPO”) and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. Periodic maintenance fees on any issued patent are due to be paid to CIPO and various foreign national or international patent agencies in several stages over the lifetime of the patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non‑compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on our international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our product candidates, our competitors might be able to enter the market, which would have a material adverse effect on our business.

While a patent may be granted by a national patent office, there is no guarantee that the granted patent is valid. Options exist to challenge the validity of the patent which, depending upon the jurisdiction, may include re-examination, opposition proceedings before the patent office, and/or invalidation proceedings before the relevant court. Patent validity may also be the subject of a counterclaim to an allegation of patent infringement.

Pending patent applications may be challenged by third parties in protest or similar proceedings. Third parties can typically submit prior art material to patentability for review by the patent examiner. Regarding Patent Cooperation Treaty applications, a positive opinion regarding patentability issued by the International Searching Authority does not guarantee allowance of a national application derived from the Patent Cooperation Treaty application. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and the patent’s scope can be modified after issuance. It is also possible that the scope of claims granted may vary from jurisdiction to jurisdiction.

The grant of a patent does not have any bearing on whether the invention described in the patent application would infringe the rights of earlier filed patents. It is possible to both obtain patent protection for an invention and yet still infringe the rights of an earlier granted patent.

The Company may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit the Company’s ability to use certain technologies in the future.

The Company may become subject to claims that its technologies infringe upon the intellectual property or other proprietary rights of third parties. Any claims, with or without merit, could be time-consuming and expensive, and could divert the Company’s management's attention away from the execution of its business plan. Moreover, any settlement or adverse judgment resulting from these claims could require the Company to pay substantial amounts or obtain a license to continue to use the disputed technology, or otherwise restrict or prohibit the Company’s use of the technology. The Company cannot assure that it would be able to obtain a license from the third party asserting the claim on commercially reasonable terms, if at all, that the Company would be able to develop alternative technology on a timely basis, if at all, or that the Company would be able to obtain a license to use a suitable alternative technology to permit the Company to continue offering, and the Company’s customers to continue using, the Company’s affected product. An adverse determination also could prevent the Company from offering its products to others. Infringement claims asserted against the Company may have a material adverse effect on its business, results of operations or financial condition.

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We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on all of our product candidates throughout the world would be prohibitively expensive. Therefore, we have filed applications and/or obtained patents only in key markets including the United States and Canada. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and their products may compete with ours.

Risks Related to Financial Reporting

We may experience adverse effects on our reported results of operations as a result of adopting new accounting standards or interpretations.

Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our reported financial position or operating results or cause unanticipated fluctuations in our reported operating results in future periods.

Failure to adhere to our financial reporting obligations and other public company requirements could adversely affect the market price of our Common Shares.

Upon receiving a final receipt for the non-offering final prospectus dated October 23, 2019, we became subject to reporting and other obligations under applicable Canadian securities laws and rules of any stock exchange on which the Common Shares are then‑listed, including National Instrument 52‑109—Certification of Disclosure in Issuers’ Annual and Interim Filings. These reporting and other obligations will place significant demands on our Management, administrative, operational and accounting resources. If we are unable to accomplish any such necessary objectives in a timely and effective manner, our ability to comply with our financial reporting obligations and other rules applicable to reporting issuers could be impaired. Moreover, any failure to maintain effective internal controls could cause us to fail to satisfy our reporting obligations or result in material misstatements in our financial statements. If we cannot provide reliable financial reports or prevent fraud, its reputation and operating results could be materially adversely affected which could also cause investors to lose confidence in our reported financial information, which could result in a reduction in the trading price of the Common Shares.

We do not expect that our disclosure controls and procedures and internal controls over financial reporting will prevent all error or fraud. A control system, no matter how well‑designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within an organization are detected. The inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of certain persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a control system, misstatements due to error or fraud may occur and may not be detected in a timely manner or at all.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our reported financial results or financial condition.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported financial performance or financial condition in accordance with generally accepted accounting principles.

If the Company is required to write down goodwill and other intangible assets, the Company’s financial condition and results could be negatively affected.

Goodwill impairment arises when there is deterioration in the capabilities of acquired assets to generate cash flows, and the fair value of the goodwill dips below its book value. The Company is required to review its goodwill for impairment at least annually. Events that may trigger goodwill impairment include deterioration in economic conditions, increased competition, loss of key personnel, and regulatory action. Should this occur, an impairment of goodwill relating to the Dronelogics Systems Inc. acquisition could have a negative effect on the assets of the Company.

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Risks Related to the Offering

Additional funding will be required for the Company to meet its requirements and carry out its operations.

The Company will require additional financing from external sources, such as joint ventures, debt financing or equity financing, in order to meet its requirements and carry out operations. The success and the pricing of any such capital raising and/or debt financing will be dependent upon the prevailing market conditions at that time and upon the ability of a company with projects that are non‑producing to attract significant amounts of debt and/or equity. There can be no assurance that such financing will be available to the Company or, if it is, that it will be offered on acceptable terms. If additional financing is raised through the issuance of equity or convertible debt securities of the Company, this may have a depressive effect on the price of the Company’s securities and the interests of shareholders in the net assets of the Company may be diluted. Any failure by the Company to obtain required financing on acceptable terms could cause the Company to delay development of its material projects and could have a material adverse effect on the Company’s financial condition, results of operations and liquidity.

The market price of the Common Shares is subject to fluctuations.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many technology companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The price of the Common Shares underlying the Units is also significantly affected by short term changes in the Company’s financial condition or results of operations as reflected in its quarterly financial reports. Other factors unrelated to the Company’s performance that may have an effect on the price of its Common Shares include the following: the extent of analytical coverage available to investors concerning the Company’s business may be limited if investment banks with research capabilities do not follow the Company’s securities; lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of the Common Shares; and the market price of the Common Shares and size of the Company’s public float may limit the ability of some institutions to invest in the Company’s securities. If an active market for the Common Shares does not continue, the liquidity of an investor’s investment may be limited and the price of the Common Shares may decline. If an active market does not continue, investors may lose their entire investment in the Common Shares. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect the long‑term value of the Company.

The Company cannot provide absolute assurance on the reliability of its financial statements.

In the preparation of financial statements, management may need to rely upon assumptions, make estimates or use their best judgment in determining the financial condition of the Company. Significant accounting details are described in more detail in the notes to the Company’s annual consolidated financial statements for the year ended December 31, 2019. In order to have a reasonable level of assurance that financial transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported, the Company has implemented and continues to analyze its internal control systems for financial reporting. Although the Company believes its financial reporting and financial statements are prepared with reasonable safeguards to ensure reliability, it cannot provide absolute assurance in that regard.

There may be potential dilution of present and prospective shareholdings.

In order to finance future operations and development efforts, the Company may raise funds through the issue of Common Shares or the issue of securities convertible into or exercisable for Common Shares. The Company cannot predict the size of future issues of Common Shares or the issue of securities convertible into or exercisable for Common Shares or the effect, if any, that future issues and sales of the Common Shares will have on the market price of the Common Shares. Any transaction involving the issue of previously unissued shares, or securities convertible into or exercisable for shares, would result in dilution, which may be substantial, to existing holders of shares.

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There have been no dividends payments on the Company’s Common Shares to date.

No dividends on the Common Shares have been paid to date. The Company currently plans to retain earnings and other cash resources, if any, for the future operation and development of its business. Payment of any future dividends, if any, will be at the discretion of the Board of Directors after taking into account many factors, including the Company’s operating results, financial condition, and current and anticipated cash needs.

The Company has discretion in the use of the net proceeds from an Offering.

The Company intends to allocate the net proceeds it will receive from the Offering as described under “Use of Proceeds” in this Offering Circular, however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in “Use of Proceeds” in this Offer Circular if the Company believes it would be in the Company’s best interests to do so. The Company’s investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from the offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

DILUTION

The following table summarizes the differences between the total consideration and the weighted-average price per share of our Common Shares prior to the date of this Offering Statement and on, the other hand, investors participating in this Offering, before deducting estimated offering expenses, assuming that the maximum gross cash proceeds from the offering of $41,300,000 are raised and that the number of Common Shares presented on the cover of the Offering Statement are sold. As at date of this Offering Circular, an aggregate of 79,250,998 of our common shares are issued and outstanding, and an aggregate of 13,413,499 Common Share Purchase Warrants issued and outstanding. In addition, there are 3,500,000 restricted share units (“RSUs”) awarded under the Company’s share compensation plan to directors, officers, employees, and consultants of the Company. Each RSU represents a right to receive one common share of the Company, following the vesting of such restricted share units over a three‑year period. As of the date of this Offering Circular, there are 5,736,666 stock options (“Options”) outstanding under the Company’s Share Compensation Plan of which 4,736,666 of our common shares will be issuable upon exercise of outstanding awards at $0.50 per share and 1,000,000 of our common shares will be issuable upon exercise of outstanding awards at $0.64 per share.

The Share Compensation Plan is a 20% “rolling” plan pursuant to which the number of our common shares may be issued pursuant to RSUs and Options. The total number of our common shares that may be issued on exercise of RSUs and Options, together with any other share compensation of the Company, shall not exceed 20% of the number of issued and outstanding common shares from time to time. Future awards could be granted at per share prices above or below the offering price.

Future awards could be issued at per share prices above or below the Offering Price.

	Shares Purchased		Total Consideration			Weighted-Average Price
	Number	Percentage	Amount		Percentage	per Share

Existing stockholders before this offering	79,250,998	53.10%	$25,331,944		38.02%	$0.32
New Investors in this offering	70,000,000	46.90%	$41,300,000	(1)	61.98%	$0.61	(2)
Total	149,250,998	100.00%	$66,631,944		100.00%	$0.50

_____________

(1)

Assumes the sale of 35,000,000 Units at $0.47 per share for gross proceeds of $16,450,000 plus 35,000,000 warrants of common shares exercised at $0.71 per common share for gross proceeds of $24,850,000.

(2)	Weighted-Average Price per Unit and Warrant Share (blended).

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” There is no arrangement for the return of funds to investors if all of the Units offered are not sold in the Offering. This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, research and development expenses, offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units), commissions, working capital, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds to Issuer” starting on page 26.

Our Offering will expire on the first to occur of (a) the sale of all 35,000,000 shares of Units offered hereby, (b) ●, 2022 or (c) when our Board of Directors (the “Board”) elects to terminate the Offering.

There is no arrangement to address the possible effect of the Offering on the price of our Units.

The Common Shares and Warrants will be separately transferable following the termination of (i) any transfer hold periods under applicable law and (ii) the following contractual lock-up period: Our investors are required to enter into a 9-month “lock-up” from the Closing Date of the Offering relating to our Units, Common Shares, and Warrants purchased in the Offering. This means that, for a period of 9 months following the Closing Date of this Offering, such persons may not, with limited exceptions, sell or agree to sell any of the Units or components thereof - the Common Shares or Warrants - or enter into any agreement or arrangement to transfer to another, in whole or in part, any of the economic consequences of ownership of the Units, Common Shares or Warrants, without the prior written consent of the Company, and pursuant to the terms of the lock-up agreements.

We reserve the right to offer the shares through broker-dealers who are registered with FINRA. The Company has engaged Dalmore Group, LLC (“Dalmore”), a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA, to provide broker-dealer services in connection with this Offering. Dalmore’s services include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these services, the Company has agreed to pay Dalmore a one-time payment for out of pocket expenses of $5,000, plus a 1% commission on the aggregate amount raised by the Company in this Offering, as described in the Broker-Dealer Agreement between the Company and Dalmore. This will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering. The Company has authorized Dalmore to deduct the fee directly from Dalmore’s third party escrow or payment account. The Company has also engaged Dalmore as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Client has agreed to pay a one time consulting fee of $20,000 which will be due and payable immediately after FINRA issues a No Objection Letter and the Client receives SEC Qualification.

Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii), except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

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Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of all of the 35,000,000 Units and including the exercise of all of the 35,000,000 Warrants is $41,300,000 . The net proceeds from the total maximum offering are expected to be approximately $38,628,500, after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering). Our estimated offering costs of $2,671,500 include a deduction of 1% of the total gross proceeds for commissions payable to Dalmore Group, LLC on all the Units being offered, which will only start after FINRA Corporate Finance issues a No Objection Letter for the Offering. The Company will also pay a one-time set up fee of $5,000 and a consulting fee of $20,000 payable once FINRA issues a No Objection Letter and the Company receives SEC Qualification. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Units.

Percentage of Offering Sold

	100%	75%	50%	25%
Business Objectives	$8,000,000	$5,825,325	$3,415,550	$1,505,775
Research and Development	$7,000,000	$5,075,325	$2,915,550	$1,255,775
Sales and Marketing	$8,000,000	$5,825,325	$3,415,550	$1,505,775
Capex/Facility Expansion	$4,953,000	$3,540,075	$1,892,050	$744,025
Inventory/Purchasing	$4,000,000	$2,825,325	$1,415,550	$505,775
General and administrative costs	$6,675,500	$5,500,000	$5,500,000	$3,000,000
Cost to complete the offering	$2,671,500	$2,383,625	$2,095,750	$1,807,325
TOTAL	$41,300,000	$30,975,000	$20,650,000	$10,325,000

We began operations in June 1, 2018 and have a very limited operating history. Our plan of operations for the next few years includes the following: (i) hiring engineers to perform more engineering service work, to complete contracts on a timelier basis, and to perform R&D for the company’s next generation of products; (ii) hiring sales/marketing employees for our product lines and engineering services work; (iii) hiring sales/marketing employees for further expansion into services (e.g. drone as a service); (iv) diversifying and expanding business lines organically and by potential acquisitions; (v) updating machinery used for manufacturing and production; (vi) continuing to patent innovative ideas for new products; (vii) developing and increasing current product offering to various niche industries that are not currently being served; and (viii) considering potential acquisition opportunities.

The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 11 for more information regarding the risks associated with an investment in our Units.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its Chief Executive Officer and Chief Financial Officer, as described under “Executive Compensation” below. Proceeds from the Offering will be used to fund 100% of the amount of the Chief Executive Officer’s direct compensation, which is $120,000.00.  The Company does not currently pay its directors cash compensation and does not expect to compensate them with the proceeds of the Offering.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering, and reserves the right to change the estimated allocation of net proceeds set forth above. Additionally, we reserve the right to use proceeds for repayment of Company indebtedness.  The Company does not at this time have indebtedness for which a material part of the proceeds is to be used for repayment (other than trade and vendor payables in the ordinary course of business for which amounts are not material).

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Although our business does not presently generate positive cash flow, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 12 months. However, if we do not sell the maximum number of Shares offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, and interest-bearing instruments. We may also use a portion of the net proceeds for the repayment of outstanding loans, investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated on June 1, 2018 under the BCBCA. Effective July 17, 2019, the Company amended its articles (“Articles”) to remove various classes of authorized but unissued preferred shares and replace them with only one class of preferred shares. On August 15, 2019, the Company completed a going public transaction pursuant to an amalgamation agreement entered into among the Company, Drone Acquisition Corp. and 1187607 B.C. Ltd., 2300 (the “Amalgamation Agreement”), and changed its name to Draganfly Inc. On August 22, 2019, the Company amended the Articles to re-designate its Class A Common Shares as Common Shares. On April 30, 2020, the Company completed the acquisition of Dronelogics by acquiring all of the shares of Dronelogics, making it a wholly-owned subsidiary of the Company.

Pursuant to our Articles of Incorporation, we are authorized to issue (i) an unlimited number of shares of Common Shares and (ii) an unlimited number of shares of Preferred Shares. As of September 17, 2020, we have (i) 79,250,998 shares of Common Shares outstanding and (ii) no shares of Preferred Shares outstanding.

The Company has three wholly-owned subsidiaries, as follows:

1.	Draganfly Innovations Inc. (“Draganfly Innovations”), a corporation continued under the BCBCA on August 19, 2019. Draganfly’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7;

2.

Draganfly Innovations USA Inc. (“Draganfly Innovations USA”), a corporation incorporated in the state of Delaware on January 27, 2020. Draganfly Innovations USA’s head office is located at 1017 Maine Campus Drive, Raleigh, NC, 27606; and

3.	Dronelogics, a corporation incorporated under the BCBCA on January 13, 2009. Dronelogics’ head office is located at 319-2999 Underhill Avenue, Burnaby, British Columbia V5A 3C2.

The business of Draganfly Innovations and Draganfly Innovations USA is the provision of engineering services and manufacture of commercial UAVs, RPASs, and UVSs and software, serving the public safety, agriculture, industrial inspections, and mapping and surveying markets.

Dronelogics is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services.

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Inter-corporate Relationships

The following chart identifies the Company’s material wholly-owned subsidiaries, their applicable governing jurisdictions and the percentage of their voting securities which are beneficially owned, or controlled or directed, directly or indirectly, by the Company:

Draganfly Inc. (British Columbia)
↓100%	↓100%	↓100%
Draganfly Innovations Inc. (British Columbia)	Draganfly Innovations USA Inc. (Delaware)	Dronelogics Systems Inc. (British Columbia)

Company Overview and History

The Company was incorporated under the BCBCA on June 1, 2018. On August 15, 2019, the Company completed a going public transaction pursuant to the Amalgamation Agreement and changed its name to “Draganfly Inc.”

In connection with the going public transaction, the Company completed certain private placement offerings on May 22, 2019 and August 6, 2019 (pursuant to prospectus and registration exemptions in Canada, the United States, and in other jurisdictions) raising aggregate gross proceeds of CAD$7,025,749.50 through the issuance of 14,051,499 subscription receipts (the “Subscription Receipts”) at a price of CAD$0.50 per Subscription Receipt. The said private placement offering was required in order to satisfy closing conditions of the going public transaction. At closing of the going public transaction, each Subscription Receipt automatically converted, without payment of additional consideration and without any further action on the part of the holder, into one unit of the Company, subject to adjustment in certain circumstances, consisting of one (1) Common Share and one common share purchase warrant (the “2019 Warrant”). Each 2019 Warrant entitling the holder to purchase one (1) Common Share at a price of CAD$0.50 for a period of twelve (12) months following the issuance of the 2019 Warrants.

The Company completed the listing of its Common Shares for trading on the Canadian Securities Exchange under the symbol “DFLY” on November 5, 2019. The Company completed the listing of its Common Shares for trading on the OTCQB Venture Market of the OTC Markets under the symbol “DFLYF” on January 9, 2020.

Certain of our common shares held by the new directors and officers of the Company are subject to escrow (the “Escrow”) that prohibits transfer for up to a three‑year period following the Listing pursuant to the policies of the Canadian Securities Exchange. In addition, as part of the going public transaction, shareholders of Draganfly Innovations Inc. and former shareholders of the Company have agreed that certificates representing their respective Common Shares held by former shareholder of Former Draganfly will be subject to trading restrictions (the “Voluntary Restriction”) for up to a three‑year period following the Listing. Notwithstanding the Escrow and the Voluntary Restriction, the shareholders holding these Common Shares will otherwise have all of the normal rights associated with Common Shares, such as entitlement to dividends, voting powers and participation in assets upon dissolution or winding up, until they are released from escrow.

On April 30, 2020, the Company completed a share purchase transaction with the shareholders of Dronelogics (the “Dronelogics Sellers”), acquiring all of the shares of Dronelogics for cash and Common Shares, pursuant to a share purchase agreement dated January 15, 2020 between the Company and the Dronelogics Sellers (the “Share Purchase Agreement”). On closing of the Dronelogics acquisition, the Company: (i) paid the Dronelogics Sellers CAD$2.0 million, consisting of a cash payment of CAD$500,000, subject to a post-closing working capital adjustment; (ii) issued the Dronelogics Sellers 3,225,438 Common Shares in satisfaction of the balance of the purchase price and payment of certain management bonuses at a deemed price of CAD$0.50 per Common Share; (iii) appointed Mr. Justin Hannewyk, President of Dronelogics, to the Board of Directors of the Company; and (iv) issued 200,000 Common Shares to a finder in connection with the Dronelogics acquisition. The Common Shares issued under the Dronelogics acquisition are subject to resale restrictions in the form of pooling terms providing for release of such shares over a period of 24 months and a right to place in favor of the Company during the same 24-month period.  Pursuant to the Share Purchase Agreement, certain assets were excluded from the share purchase transaction.  Accordingly, the financial statements for Dronelogics are adjusted to carve out for those certain assets, and the name “Candrone” on the financial statements pertains to the Unmanned Aerial Vehicle (UAV) division of Dronelogics.”

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Three Year History

Historically, the main business of Draganfly Innovations Inc. was to operate as a manufacturing company offering commercial UAVs directly to its customer base across various industry verticals such as public safety, agriculture, industrial, etc. The main product offering of the Company now consists of quadcopters such as The Commander, X4, and Guardian. The Commander is the most recent and most advanced of the quadcopter line up. The Commander quadcopter is a professional quality, powerful, easy to fly aerial platform delivering high quality aerial photography and video with one of the World’s longest flight time capabilities (with a 400g payload) of 55 minutes on a single battery charge. The Commander can fly 100+ acres on a single charge – this is the coverage of some of the Company’s fixed wing competitors. The Company has also developed a fixed wing drone, called The Tango2 which has recently been available to customers. The ideal use of the Tango2 fixed wing is for search and rescue, inspection and any application that requires loitering in the air for extended time periods, covering large surface area. The Company has also designed and produced a ground based robot, The DraganScout ground based robot, which has not been commercialized as of yet but has received expressions of interest for applications within public safety and agricultural inspection. With continued R&D funding, the intention is to fully complete development of the DraganScout and make it available for sale.

Over the last 3 years, the Company has started to do engineering procurement for certain customers in an industry vertical that it does not currently serve, such as military applications (e.g., high value product delivery on the battlefield, surveillance and capture drones). The rationale is three-fold: engage in long term contracts that tend to be recurring in nature, gain exposure to an industry that the Company otherwise did not have access to, and leverage our innovation learnings into other products that can be sold in other industries.

This progression occurred due to shifts in the commercial UAV space, the area the company is known for being an industry pioneer. As businesses and other commercial users became more comfortable using UAVs, most tend to test their use case by buying lower cost consumer drones. Over time, one large company has become the dominant leader in both consumer and commercial drone sales. The phenomenon has moved the Company’s focus to niche markets which organically created engineering service work, With the Company’s strength in innovation, this shift lends very well to developing custom products for specific clients’ needs as well as integration and customization work.

The Company works with its customers to customize a product or platform from idea (R&D) to completion and testing. A work plan is created with timelines and budget which includes materials, travel, testing, and engineering time. This plan is signed off on by the customer before work begins. To date, the majority of this work is considered proprietary and secret in nature. In some cases, Draganfly effectively acts as a subcontractor to a larger military focused drone company, for example, creating new products and applications to their specifications.

We are driven by passion, ingenuity and the need to provide efficient solutions and first-class services to our customers around the world with the goal of saving time, money, and lives.

With the acquisition of Dronelogics, a drone integrator and service provider that has been in business for over 10 years, we have expanded our offerings in a complementary business and have expanded our product offering in the integration and engineering segments, expanding our total addressable market and enhancing our position as a leader in the UAV and UVS industry.

Our Business

The business of the Company is conducted through three wholly-owned subsidiaries: (i) Draganfly Innovations; (ii) Draganfly Innovations USA; and (ii) Dronelogics.

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Draganfly Innovations is an award-winning, industry-leading manufacturer within the UAV and UVS space, recognized as being at the forefront of technology for over two decades. Draganfly Innovation’s business is creating quality, cutting-edge UVS and software. Draganfly Innovations provides engineering services and manufactures commercial UAVs, RPASs, and UVSs and software, serving the public safety, agriculture, industrial inspections, and mapping and surveying markets.

Dronelogics is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services. The wide variety of services, products and innovations that Dronelogics provides results in a unique one-stop-shop solution for its clients which aids in higher customer retention, diversified revenue streams, repeat business and protection against market volatility.

Dronelogics’ customer base comprises well over 10,000 independent names and the company enjoys high repeat business due to its expertise, unique focus on service and broad scope of offerings.

Our Products and Services

Founded in 1998, Draganfly Innovations is recognized as the first commercial multi-rotor manufacturer and has a legacy for its innovation and superior customer service. Draganfly Innovations has sold products and services to over 50 countries. To date, Draganfly Innovations, has sold over 9,000 of its drones primarily to police forces around the world. Zenon Dragan is one of the founders of the Company and is a recognized leading expert on UAVs. Draganfly Innovations is positioning itself as an integrated solutions provider to the UAV industry.

The Company can provide its customers with an entire suite of products and services that include: quad-copters, fixed wing aircrafts, ground based robots, hand held controllers, flight training, and software used for tracking, live streaming, and data collection. The Company’s products are manufactured at its machine shop within its head office based in Saskatoon, Saskatchewan. Raw materials for the Company’s products consist of a combination of its original equipment manufacturer parts and third-party components.

Dronelogics, a complementary business to Draganfly, expands the Company’s product offering in the integration and engineering segments, thereby broadening the Company’s total addressable market and enhancing its position as a leader in the UAV and UVS industry. As a trusted drone service provider, Dronelogics provides insights into asset management, volume-metric calculation and digitizing assets, among many other applications. It is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services.

Our integrated UAV system is equipped for automated take-offs and landings with altitude and return to home functions as well as in-house created survey software. The Company’s standard features combined with custom fit camera payloads ranging from third-party multi-spectral, hyper-spectral, LIDAR, thermal, and infrared allows the Company to offer a truly unique solution to clients. The Company has also partnered with companies such as Waterloo based, Dejero, who provide a live streaming solution that the Company can offer to its customers and share in monthly usage fees.

The Company’s patented high quality folding frame on its quadcopters means customers have a strong aerial platform that can easily pack into the back seat or trunk of an automobile. The easier the aircraft is to transport, the faster users can get from one job to another. When packed in its rugged transport case, the complete quadcopter system meets airline baggage size requirements. Constructed from high quality carbon fiber, the strength-to weight ratio of the aircraft is very high, coupled with a strong folding frame helps reduce damage in the event of a hard landing or hitting an obstruction.

Because the Company’s system is designed and manufactured in-house, the Company controls the quality, design, software and systems integration, delivering a helicopter system that is inherently stable. The onboard computer and 11 sensors keep the helicopter level in real-time and pointed in the right direction, so when a user “parks” the helicopter in the air using the GPS position hold function, the user can shift their attention to getting the photos they need. Even in a GPS position hold, one can reposition the aircraft, continue shooting photos and meanwhile, in real-time, the telemetry data system is monitoring aircraft battery health, heading, bearing, altitude, and both audibly and visually alerting the user to any aircraft warnings.

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Although the Company has a number of distribution partners, the majority of its product sales are sold directly to the customer. The Company does very little outbound sales and marketing promotional activities with customers around the world reaching out to the Company through its website which is still its primary method of selling.

Consumer and prosumer drones are ideal for certain aerial filming applications, but enterprises looking to use drones for advanced applications will generally turn to high‑end UAV manufactures with longer flight times, better sensor capabilities and analytic functionalities. The high‑end commercial UAV market, which is defined as drones >$5,000, is one of the fastest-growing markets within the broader UAV space.

Although the higher end commercial UAV market is growing quickly, the commercial industry is shifting towards using lower cost consumer type drones for their business. As a result, the Company has started offering engineering service and customization work. All engineering, customization, and integration work takes place at its facility within its head office. In some cases, travel to customers’ locations is required to understand the scope of a project. In some cases, Draganfly uses lower cost third party off the shelf UAVs and integrates higher end sensors or customizes the UAV to handle niche applications not offered by standard UAVs. The Company takes a small margin on the third party equipment and charges for the engineering service work involved in the integration. In more complex situations, the Company will create an entirely new product for a very specific application. Given Draganfly’s core competence is its ability to innovate, engineering services is a natural evolution for the Company.

Product sales accounted for 31% of revenues in the financial year ended December 31, 2018 with the balance made up of engineering services. In the financial year ended December 31, 2019, engineering services revenues represented 82% with the balance being made up of product sales. The bulk of engineering service work is for one large US‑based customer that subcontracts to Draganfly. The customer’s clients tend to be the U.S. government and military. Although the Company does not anticipate a slowdown in government and military spending, the recent U.S. government shutdown and COVID-19 outbreak has impacted the timing of certain projects for Draganfly.

The Company has a list of ideas that could become products but given its current resources, are not actively working on anything. Following Listing, with access to research and development (“R&D”) funding and more engineering personnel, the Company continues to work on enlarging its product offering.

Draganfly Innovations introduced its first systems in 1999 and has evolved and has since shaped the UAV industry. The aircraft are widely used by public safety agencies worldwide and one of the first small Unmanned Aerial Systems (“sUAS”) to receive a Federal Aviation Administration (“FAA”) Certificate of Authorization (“COA”) in the fall of 2009 with the Mesa County Colorado Sheriff’s Office. In 2012, the Royal Canadian Mounted Police (“RCMP”) flew the X4-ES system to locate and save the life of an accident victim. The RCMP system is on permanent display at the Smithsonian National Air and Space Museum. Their aircrafts have achieved many industry firsts, including:

•	The first public safety sUAS to shoot aerial photos documenting a manned aircraft accident in an urban area;

•	The first sUAS operated by a public safety organization flown at night to locate and save a life;

•	The first sUAS helicopter to be granted a county wide U.S. FAA COA,

•	Was recently named as a test platform at one of the U.S. FAA certified test sites.

•	Draganfly has the largest Canadian SFOC and USA FAA COA “approved” installed sUAS customer base in North America.

On April 10, 2015, the FAA issued to the Company an FAA Section 333 Exemption and Certificate of Authorization (COA) to operate commercially and conduct research in the U.S.

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The exemption covers the Commander, Draganflyer X4-P, Draganflyer X4-ES, Draganflyer X6, and Draganflyer Guardian aircraft for use in aerial data collection such as mapping, agriculture, surveying, aerial photography, and inspections.

The Company had 4 of the first 6 Compliance certifications for their products issued by Transport Canada (TC). At the time, to be deemed a Compliant Drone, a company had to self-declare that their product’s capabilities meet Transport Canada’s specific safety measures. TC had to review and accept each self-declaration. All four of our then-current systems (Guardian, X4P, X4ES, and Commander) were approved so when TC announced the first 6 compliant certificates, Draganfly products made up four of them.

Competition

Although Draganfly is acknowledged as the pioneer that first developed the commercial multi rotor helicopter, there are now many drone hardware companies in the World. Draganfly has sold products and services to over 50 countries but predominantly focuses on the North American market given its geographical location. As technology has improved and costs for hardware and software have come down, the line between consumer and commercial drones has blurred. Historically, Draganfly has serviced early adopters in the public safety industry. At this stage of the commercial drone adoption curve, the average public safety organization (local, regional, and even federal law enforcement, for example), are quite budget conscious. Hence, these organizations tend to use lower cost drones that have become quite sophisticated that can accomplish most of their use cases. The obvious dominant player is DJI, the Chinese drone company that is reputed to own over 70% of the consumer and now commercial drone market. The majority of DJI’s drones are geared towards broad applications involving the masses. Draganfly has moved away from competing directly with DJI and has chosen to serve niche markets outside of where DJI tends to be. There are also some organizations that tend to be US based that either prefer or are mandated to not use foreign drones such as those produced by DJI. Some of these organizations are sensitive to their work being exposed to that of overseas governments which has at least for the time being, created a niche market for players such as Draganfly. As Draganfly has evolved to move with the industry trends, the Company now uses DJI drones as part of some of its customization and engineering services work. Draganfly has also moved into innovative engineering procurement which is very specialized and is currently not aware of any Canadian and US companies focusing on this industry or its existing customers. As the drone industry matures, this may bring more players to this space or the Company’s customers may choose to develop the in-house expertise to do the work that they currently outsource to Draganfly. However, it is the Company’s view that there will be a growing customer base that will require very specialized work that only a handful of companies can do.

It became evident to Management that funds needed to be raised to execute a sales and marketing strategy to capitalize on industry demand for its product and services.

Management determined in mid-2018 the best course of action to secure additional capital, grow its brand and expand its reach was to secure a public listing on a reputable exchange. To that end, the Company completed a go public transaction and listed on the Canadian Securities Exchange.

Compliance with Government Regulation

The operation of Remotely Piloted Aircraft Systems (“RPAS”) or UAVs within Canada for any intended application is governed by regulations developed and managed by Transport Canada. The Canadian Aviation Regulations (“CARs”) developed by Transport Canada clearly detail the rules and regulations that are directly applicable to all civil aviation operations, both manned and unmanned, within the Canadian Domestic Airspace (“CDA”). Civil aviation encompasses all applications and purposes other than those operated by military organizations. Transport Canada currently has provisions that allow exemptions and relief from specific sections of CARs for recreational operators with an additional set of restrictions and limitations. However, no business or corporation is permitted to operate an RPAS under these recreational exemptions and must adhere to the full CARs. Commercial / non-recreational operations of RPAS within CDA can only be safely and legally accomplished through the issuance of a Special Flight Operations Certificate (“SFOC”) granted by Transport Canada. An SFOC is intended to be a temporary authorization for flight operations that have clear, defined, and specific geographical areas, dates and times, intended applications, and flight profile limitations. SFOC’s are granted by Transport Canada inspectors on a case-by-case basis and must be applied for in advance of the intended flight operations. The SFOC application must include details such as the type and purpose of operations, description of the aircraft, dates and times of intended flights, security and emergency plans, and detailed standard operating procedures to explain how the flight operations will be conducted. Currently any flight operations conducted for non-recreational purposes can only be performed under the authority of an SFOC. An SFOC can be granted for operation of any RPAS make and model and can be granted to the business or organization rather than a specific individual or pilot. This allows for a company to self-certify a number of approved pilots rather than requiring individual licensing for each pilot. Transport Canada offers an advanced authorization called a Compliant SFOC, which is available only to operators of RPAS that have been recognized by Transport Canada as meeting the safety standards of a Compliant Design Type. The Compliant SFOC provides the operator with additional allowances including, but not limited to, operations in a wider geographical operating area. Failure to obtain the necessary regulatory approvals such as the granting of an SFOC or limitations put on the use of RPAS’ may prevent the company from developing, testing, and demonstrating its products and services and/or expanding its sales and services.

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New RPAS came into force on June 1, 2019. The Company expected the regulations to affect its need to employ and retain personnel with valid pilot certificates. The Company takes all necessary action to ensure that it remains compliant with current and upcoming regulations.

Employees

The Company currently has 22 full-time employees and engages two (2) to three (3) contractors on a regular basis. Ideally, the Company would like to add to its engineering bench and marketing team to help build the Company’s engineering services offering. We do not currently have any pension, annuity, insurance, and profit-sharing plans, although we may choose to adopt such plans in the future.

Corporate Information

Our head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, and our telephone number is 1-(306)-955-9907. Our website address is www.draganfly.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

The Company’s products are manufactured at its machine shop within its leased head office based in Saskatoon, Saskatchewan. Raw materials for the Company’s products consist of a combination of its original equipment manufacturer parts and third-party components.

United States Operations

The Company, through its wholly-owned subsidiary, Draganfly Innovations USA Inc., has a management office in Raleigh, North Carolina that currently conducts business in the state of North Carolina in the United States.

Raleigh Management Office – Draganfly Innovations USA Inc. operates a management office in Raleigh, North Carolina pursuant to a Member License Agreement with HQ Raleigh, LLC (“Licensor”). Pursuant to a Lease Agreement, dated January 25, 2019, between C21, LLC (“C21”) and the State of North Carolina, C21 leases from the State of North Carolina a building located at 1017 Main Campus Drive, Raleigh, NC 27606, together with non-exclusive rights to use common areas of the building (the “Master Leased Premises”). Licensor and C21 have entered into separate agreement whereby Licensor has been granted rights to manage and operate a portion of the Master Leased Premises, including the right to grant licenses permitting use of the Master Leased Premises by third parties. Pursuant to the Member License Agreement, Licensor grants Draganfly Innovations USA a license permitting use of a portion of the Master Leased Premises, which includes Suite 2306 and Suite 2310 of the building (the “Raleigh Management Office”). Draganfly Innovations USA Inc. operates the Raleigh Management Office under a one (1) year lease, commencing on February 1, 2020. After one year, the lease will continue on a month-to-month basis until terminated by either the State of North Carolina or Draganfly Innovations USA Inc. Draganfly Innovations USA currently pays $500 for Suite 2306 and $1200 for Suite 2310 per month in rent, subject to 3% yearly increases.

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Canada Operations

Draganfly Innovations’ products are manufactured at its machine shop within its leased head office based in Saskatoon, Saskatchewan, Canada. Dronelogic’s services are provided through its leased space in Burnaby, British Columbia, Canada.

Saskatoon Facility – Draganfly Innovations Inc. operates a fully operational facility located at 2108 St. George Avenue, Saskatoon, SK S7M 0K7 (The “Saskatoon Facility”). The Saskatoon Facility is to be used only for the purposes of Draganfly Innovations Inc. operating its business of design, development, production, distribution, sale and/or licensing of drones or robots, or such other use as permitted by the landlord from time to time. Draganfly Innovations Inc. operates the Saskatoon Facility under a two (2) year lease, commencing on December 1, 2019 and ending on December 1, 2021. Draganfly Innovations Inc. currently pays $43,000.00 per annum plus GST to be paid in monthly installments of $3,583.33 plus GST. The Company has the option to renew the lease for six (6) successive one (1) year periods.

Burnaby Facility – Dronelogics leases Unit 319 in a building on that certain parcel of land located at 2999 Underhill Avenue situated in Burnaby, British Columbia (the “Burnaby Facility”). Dronelogics operates the Burnaby Facility under a five (5) year lease commencing on, November 1, 2016, and expiring on October 31, 2021. Dronelogics currently pays $2,981.33 per month in rent. Subject to the terms of the lease, Dronelogics may be granted a renewal lease for a further term of five (5) years.

Intellectual Property

With 18 fundamental UAV patents in its portfolio and with six (6) more pending in the application stage, the Company will continue to expand and grow its intellectual property docket. By virtue of being the first commercial UAV company in the industry, our subsidiary, Draganfly Innovations, holds valuable commercial patents.

Below is a chart summarizing the Company’s patents:

US Issued Patents
Law Firm	Docket / File #	Patent #	Date Issued	Patent Name
MLT	040065-0007	8,052,081	November 8, 2011	Dual Rotor Helicopter with Tilted Rotational Axes
MLT	040065-0011	8,292,215	October 23, 2012	Helicopter with Folding Rotor Arms
MLT	040065-0027	8,753,155	June 17, 2014	Wheel with Folding Segments
MLT	040065-0028	8,991,740	March 31, 2015	Vehicle with Aerial and Ground Mobility
Suiter Swantz	TLN 14-7-2	9,442,485	September 13, 2016	Pixel Based Image Tracking System for Unmanned Aerial Vehicle (UAV) Action Camera System
Suiter Swantz	TLN 14-2-2	9,489,937	November 8, 2016	Real-Time Noise Reduction System for Dynamic Motor Frequencies Aboard an Unmanned Aerial Vehicle (UAV)
Suiter Swantz	TLN 14-6-2	9,511,878	December 6, 2016	System and Method for Adaptive Y-Axis Power Usage and Non-Linear Battery Usage for UAV Equipped with Action Camera System
MLT	040065-0033	9,598,171	March 21, 2017	Vehicle with Aerial and Ground Mobility (Divisional Patent)
Suiter Swantz	TLN 14-1-2	9,710,709	July 18, 2017	Cascade Recognition for Personal Tracking via Unmanned Aerial Vehicle (UAV)
Suiter Swantz	TLN 13-1-2	9,769,387	September 19, 2017	Action Camera System for Unmanned Aerial Vehicle
Suiter Swantz	TLN 14-7-3	9,785,147	October 10, 2017	Pixel Based Image Tracking System for Unmanned Aerial Vehicle (UAV) Action Camera System (Continuation Patent)
Suiter Swantz	TLN 14-1-3	9,892,322	February 13, 2018	Cascade Recognition for Personal Tracking via Unmanned Aerial Vehicle (UAV) (Continuation Patent)
Furman IP	145-037	10,035,581	July 31, 2018	Multi-Rotor UAV with Compact Folding Rotor Arms
Suiter Swantz	DRAG 15-1-2	10,059,442	August 28, 2018	Vertical Takeoff and Landing Unmanned Aircraft System
Suiter Swantz	TLN 13-1-3	10,187,580	January 22, 2019	Action Camera System for Unmanned Aerial Vehicle (Continuation Patent)
CDN Issued Patents
Law Firm	Docket / File #	Patent #	Date Issued	Patent Name
MLT	040065-0014	2,787,279	October 22, 2013	Vehicle with Aerial and Ground Mobility
MLT	040065-0015	2,787,075	October 29, 2013	Wheel with Folding Segments
Furman IP	145-036	2,917,434	April 23, 2019	Multi-Rotor UAV with Compact Folding Rotor Arms
Suiter Swantz	TLN 14-9-2	14/939,369	November 12, 2015	Visually Intelligent Camera Device with Peripheral Control Outputs
Suiter Swantz	DRAG 16-1-2	15/584,815	May 2, 2017	Tandem-Wing Aircraft System with Shrouded Propeller
Suiter Swantz	TLN 14-1-4	15/894,292	February 12, 2018	Cascade Recognition for Personal Tracking via Unmanned Aerial Vehicle (UAV) (Continuation Patent)
Suiter Swantz	DRAG 16-2-2	15/706,158	September 15, 2017	Vertical Take-Off and Landing (VTOL) Aircraft Having Variable Center of Gravity
Furman IP	145-020	2,876,630	January 2, 2015	Unmanned Rotary Wing Aircraft with Compact Folding Rotor Arms
Suiter Swantz	DRAG 15-1-1CA	2,935,793	July 11, 2016	Vertical Takeoff and Landing Unmanned Aircraft System

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Below is a chart summarizing Draganfly Innovation Inc.’s registered trademarks and pending applications:

Description	Name / Title	Official No.	Governmental Entity
Trademark Application (Status: Filed)	DRAGANFLY	1,972,336	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLYER EXPLORE	TMA1,025,742	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLYER APEX	TMA1,025,624	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLYER COMMANDER	TMA1,008,809	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFUEL	TMA997,118	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLY INNOVATIONS	TMA908,564	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLYER	TMA906,939	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLY & DESIGN	TMA905,935	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLY	TMA1,071,582	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLY	TMA1,069,670	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANFLYER GUARDIAN	TMA904,883	Canadian Intellectual Property Office (CIPO)
Registered Trademark	DRAGANVIEW	TMA886,217	Canadian Intellectual Property Office (CIPO)
Trademark Application (Status: Application Accepted, Published for Opposition)	DRAGANFLYER APEX	86750092	United States Patent and Trademark Office (USPTO)
Trademark Application (Status: Application Accepted, Published for Opposition)	DRAGANFLYER EXPLORE	86750101	United States Patent and Trademark Office (USPTO)
Trademark Application (Status: Application Accepted, Under Examination)	DRAGANFLY	86648412	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANFLYER COMMANDER	5760146	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANFUEL	5563360	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANFLY INNOVATIONS	5130969	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANFLYER	4920316	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANFLY & Design	5130970	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANFLYER GUARDIAN	4995725	United States Patent and Trademark Office (USPTO)
Registered Trademark	DRAGANVIEW	4920317	United States Patent and Trademark Office (USPTO)
Trademark Application (Status: Application Accepted, Under Examination)	DRAGANFLY	88488410	United States Patent and Trademark Office (USPTO)

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We believe it is important to our success that we:

•	obtain and maintain patent and other legal protections for the proprietary technology, inventions and improvements we consider important to our business;

•	prosecute our patent applications and defend our issued patents;

•	preserve the confidentiality of our trade secrets; and

•	operate without infringing the patents and proprietary rights of third parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company’s Management’s Discussion and Analysis provides an analysis of the Company’s financial results for the financial periods December 31, 2019 and December 31, 2018 and the notes thereto.

The following Management’s Discussion and Analysis (“MD&A”) is prepared as at December 31, 2019 in accordance with National Instrument 51-102F1 and should be read together with the audited consolidated financial statements for the years ended December 31, 2019 and December 31, 2018 and the notes related thereto, which are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards. The financial statements are compliant and up to date with all new financial accounting standards, as noted per IFRS. The Company has elected to not delay compliance with any new or revised financial accounting standard. The Company’s fiscal year end is December 31. Additional information regarding the Company will be available through the SEDAR website at www.sedar.com. Certain information included in this MD&A may constitute forward-looking statements. Statements in this report that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties, which could cause actual results to vary considerably from these statements.

All dollar amounts are expressed in United States currency, unless otherwise indicated, that Canadian currency is used.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this MD&A may constitute forward-looking statements. Statements in this report that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties, which could cause actual results to vary considerably from these statements.

Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company may differ materially from those reflected in forward-looking statements due to a variety of risks, uncertainties and other factors. The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

The Company’s forward-looking statements are based on the Company’s beliefs and assumptions which are based on information available at the time these assumptions are made. The forward-looking statements contained herein are as of the date of this listing document, and are subject to change after this date, and the Company assumes no obligation to publicly update or revise the statements to reflect new events or circumstances, except as may be required pursuant to applicable laws. Although management believes that the expectations represented by such forward-looking information or statements are reasonable, there is significant risk that the forward-looking information or statements may not be achieved, and the assumptions underlying such information or statements will not prove to be accurate.

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Actual results or events could differ materially from the plans, intentions and expectations expressed or implied in any forward-looking information or statements, as a result of numerous risks, uncertainties and other factors such as those described above and in “Risks and Uncertainties” below.

Key Business Activities

2019 was another milestone year for Draganfly. The company solidified its engineering services business to not only offset a reduction in manufactured goods due to industry pricing shifts created by Chinese competition but to make this its primary business. Although, the Company’s products are still well regarded in the industry, the commercial UAV space as a whole has been impacted by lower priced consumer drones that can now offer similar functionality. The Company recognized their opportunity of engineering procurement for those customers that either choose not to buy Chinese UAVs or are restricted from doing so due to information sensitivity concerns.

Given the Company’s impressive history and deep engineering talent, a natural evolution was to outsource in-house capabilities to customers. Doing this leverages the Company’s core skill set of innovation that tends to lead to future projects, bringing in more consistent revenue.

Results of Operations for the Years Ended December 31, 2019 and December 31, 2018

Revenues

Our revenue was C$1,380,427 for the year ended December 31, 2019, compared to C$1,387,013 for the year ended December 31, 2018.

C$1,131,488 represents engineering services work while the balance of revenue is from hardware sales. Securing clients in this business line was key to its consistent revenue achieved by the Company in 2019. These clients were important for revenue and continued validation of the technology, but more importantly they demonstrate that the Company’s customized product designs have global applicability. Total revenue for the year ended December 31, 2019 decreased by $6,586 or 0.5% as compared to 2018. The decrease in revenue is due to the Company’s shrinking product sales business partially offset by the continued increase in engineering services.

Gross profit is the difference between the revenue received and the direct cost of that revenue. Gross margin is gross profit divided by revenue and is often presented as a percent. As a result of reduced product sales, the Company’s Gross Profit increased by $227,013 or 24.3%. As a percentage of sales, gross margin increased from 67.4% in 2018 to 84.1% in 2019. Again, the higher gross margins realized in 2019 was the result of a major shift to engineering service work which has a higher gross margin than the legacy manufacturing gross margin.

Research and Development Expenses

Our research and development expenses were C$16,883 for the year ended December 31, 2019, compared to C$16,158 for the year ended December 31, 2018. Research and development expenses to date consist primarily of contract research fees, manufacturing, consultant fees, preclinical studies, and study related costs.

General and Administrative Expenses

Our general and administrative expenses were C$4,450,154 for the year ended December 31, 2019, compared to C$1,477,474 for the year ended December 31, 2018. General and administrative expenses consist primarily of personnel, legal fees, and travel and office expenses. The largest contributor to the increase is marketing and investor relations expenses.

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Net Loss

Our net loss was C$11,095,057 for the year ended December 31, 2019, compared to C$601,729 for the year ended December 31, 2018. The increased loss was largely the result of a listing expense resulting from the amalgamation as well as increased marketing and investor relations expenses to create awareness of the Company

Liquidity and Capital Resources

To date, we have generated negative cash flows from operating activities. All costs in connection with our formation, development, legal services and support have been funded by revenues, equity and debt placements.

The Company’s liquidity risk is on its loans, accounts payable and accrued liabilities, as it may encounter difficulty discharging its obligations. The Company attempts to mitigate this risk by managing its debt holders as well as ensuring there is capital coming into the company for its operations. As at December 31, 2019, the Company has a working capital of $2,037,906 (December 31, 2018 had a deficit of $4,353,261).

The Company considers the items included in capital to include shareholders’ equity. The Company manages its capital structure and makes adjustments to it in light of changes in economic and business conditions, financing environment and the risk characteristics of the underlying assets. The Company does not have any contracted or committed capital expenditures as of the date of these financial statements. The Company utilizes its credit card facilities from time to time to make various purchases for their operations. In order to maintain or adjust its capital structure, the Company may issue new shares, new debt, or scale back the size and nature of its operations. The Company is not subject to externally imposed capital requirements. As at December 31, 2019, shareholders’ equity was $2,191,353 and at December 31, 2018, shareholder’s deficit was $4,132,609.

Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering and the progress of our research and development efforts.

Our business does not presently generate positive cash flow. We believe that if we raise $41,300,000 (the Maximum Amount) in this Offering, we will have sufficient capital to finance our operations for at least the next 12 months; however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will raise the Maximum Amount or any other amount. Further, we expect that after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities. However, no assurances can be made that we will be successful obtaining additional equity or debt financing, or that ultimately, we will achieve profitable operations and positive cash flow.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. During the period from January 1, 2019 through December 31, 2019, the Company incurred net losses of C$11,095,057. Initially, we intend to finance our operations through equity and debt financings.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements.

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Contractual Obligations, Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. We are not aware of any matters which result in a loss contingency.

Relaxed Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 12 months. If we are unable to do so, we may have to curtail and possibly cease some operations.

We are a UAV manufacturer, custom engineering, and UAV services company and began operations in 1998. Our plan of operations for the next few years includes: hire engineers to perform more engineering service work, to complete contracts on a timelier basis, and to perform R&D for the company’s next generation of products; hire sales/marketing people for our product lines and engineering services work; hire sales/marketing people for further expansion into services (e.g. drone as a service); diversify and expand business lines organically and by potential acquisitions; update/capex machinery used for manufacturing and production; continue to patent innovative ideas for new products; develop and increase its current product offering to various niche industries that aren’t being served now; consider potential acquisition opportunities. Provided the full offering is completed, the company should not have to raise capital within six months.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt on our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

Although Draganfly is acknowledged as the pioneer that first developed the commercial multi rotor helicopter, there are now many drone hardware companies in the world. As technology has improved and costs for hardware and software have come down, the line between consumer and commercial drones has blurred. Historically, Draganfly has serviced early adopters in the public safety industry. At this stage of the commercial drone adoption curve, the average public safety organization (local, regional, and even federal law enforcement, for example), are quite budget conscious. Hence, these organizations tend to use lower cost drones that have become quite sophisticated that can accomplish most of their use cases. Draganfly has moved away from competing directly with lower priced, foreign manufactured drones and has chosen to serve niche markets outside of where they tend to service. Our facility is ideal for custom engineering and niche type production where we keep limited inventory. There are also some organizations that tend to be US based that either prefer or are mandated to not use foreign drones. Some of these organizations are sensitive to their work being exposed to that of overseas governments which has at least for the time being, created a niche market for players such as Draganfly.

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In light of the recent COVID-19 pandemic, there could possibly be an impact on sourcing materials that are used to manufacture our products. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our significant suppliers and manufacturers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows. Currently, our operations remain materially unaffected by the sudden outbreak of COVID-19. Our facilities in Saskatchewan and British Columbia are large enough where employees can maintain safe distances from each other while working. Employees can also work remotely should an employee fall ill. Further, the Company adheres to rules and regulations by their governing jurisdictions to ensure the health of its employees and customers are prioritized.

As Draganfly has evolved to move with the industry trends, the Company now uses DJI drones as part of some of its customization and engineering services work. Draganfly has also moved into innovative engineering procurement which is very specialized and is currently not aware of any Canadian and US companies focusing on this industry or its existing customers. As the drone industry matures, this may bring more players to this space or the Company’s customers may choose to develop the in-house expertise to do the work that they currently outsource to Draganfly. However, it is the Company’s view that there will be a growing customer base that will require very specialized work that only a handful of companies can do.

Consumer and prosumer drones are ideal for certain aerial filming applications, but enterprises looking to use drones for advanced applications will generally turn to high‑end UAV manufactures with longer flight times, better sensor capabilities and analytic functionalities. The high‑end commercial UAV market, which is defined as drones >$5,000, is one of the fastest-growing markets within the broader UAV space, a space where Draganfly is positioned.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of September 17, 2020, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Cameron Chell	Chairman, CEO, and Director	52	Aug 14, 2019 – Present	15 hours
Paul Sun	CFO and Corporate Secretary	48	August 14, 2019 – Present
Patrick Imbasciani	Chief Operating Officer, Draganfly Innovations Inc.	47	October 22, 2019 – Present
John Bagocius	SVP Sales	48	July 14, 2020 - Present
Scott Larson	Interim President	48	July 3, 2020 - Present

Directors:
Scott Larson	Director	48	August 14, 2019 – Present
Olen Aasen	Director	37	August 14, 2019 – Present
Denis Silva	Director	40	August 14, 2019 – Present
Andrew Hill Card, Jr.	Director	73	November 7, 2019 – Present
Justin Hannewyk	Director	35	April 30, 2020 – Present
John M. Mitnick	Director	58	June 18, 2020 – Present

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Business Experience

Cameron Chell, CEO and Director – Mr. Chell is the CEO of the Company and CEO and Co-Founder of Business Instincts Group, Inc. Mr. Chell became an entrepreneur at age 14, and has since spent his career growing a diverse collection of high-potential ideas into revolutionary companies that have changed the way we experience the world. At 14, Mr. Cameron launched his first company by building irrigation valves, but as a junior high student, he was consistently turned down by manufacturers and distributors. Undeterred, he bid on irrigation contracts instead, landing deals and building his first business. By 17, Mr. Cameron had launched several other companies including a computer assembly and reseller operation. Later in life, while working as a stockbroker tasked with seeding high-tech companies, building Boards and raising capital, Mr. Cameron realized he could turn his passion for creating companies into a career. He quickly left to quench his thirst for building businesses himself. From October 2007 to present, Mr. Cameron served as the Chief Executive Officer of Business Instincts Group (“BIG”). As the CEO of BIG, Mr. Cameron takes a very hands-on leadership position in client projects, infusing his principles of clarity, alignment and measurement into the culture of every BIG partner. That leadership was critical to the success of UrtheCast, which he co-founded, Cold Bore Technologies (Mr. Cameron served as Co-Founder from February 2013 to Present), Slyce (Mr. Cameron Served as Director from January 2012 to January 2017), Raptor Rig (Mr. Cameron served as Director from February 2015 to Present), Draganfly (Mr. Cameron Served as Director and Chief Executive Officer from May 2013 to Present) and TraxOne Inc (Mr. Cameron served as Director from September 2016 to Present). Most recently, Mr. Cameron has served as an advisor to KodakCoin (Mr. Cameron served as a Director from May 2017 to Present), believed to be one of the first compliant cryptocurrencies developed in partnership between Business Instincts Group, WENN Digital and CurrencyWorks Inc (Mr. Cameron served as Chairman from November 2017 to Present). Mr. Cameron is an Olympic decathlete, a cancer survivor, and the author of Sustainable Startup, a guide for scaling small businesses and their teams. In addition to his work with BIG, Mr. Cameron speaks publicly on topics including technology, culture and overcoming adversity.

Paul Sun, Chief Financial Officer and Corporate Secretary – Mr. Sun has over 20 years of business experience and has held numerous senior roles at investment banks including Scotia Capital, Desjardins, and Beacon Securities. Mr. Sun has provided financial solutions to small start-ups to billion dollar market-cap companies and has been involved in many transactions across the entire capital structure. He has also held project and operations management positions at a number of private and publicly traded companies. He officially joined Draganfly in June, 2015. He was awarded his Bachelor of Applied Science and Engineering from The University of Toronto and his Master of Business Administration from the Schulich School of Business. He holds the Professional Engineer and Certified Financial Analyst designations. Mr. Sun’s business knowledge, experience, and education has provided him with an understanding of financial reporting sufficient to enable him to act as a member of the Audit Committee.

Patrick Imbasciani, Chief Operating Officer, Draganfly Innovations Inc. – Mr. Imbasciani is a seasoned business professional with over 20 years of experience infusing technology and building enduring relationships in domestic and international markets. In the 1990's and early 2000's, he served his country as Sergeant in the United States Marine Corps. Later, Mr. Imbasciani went on to serve the international community as Director of Health and Education Programs for the United Nations Pan American Health Organization Foundation in Washington DC. From 2014-2018, Mr. Imbasciani served as Senior Director of international Business Development for world renown drone company PrecisionHawk. Prior to joining Draganfly in 2019, Mr. Imbasciani served as the interim COO of an interstate construction company located in the southeastern US. Mr. Imbasciani brings a disciplined leadership and industry experience to Draganfly, and a wealth of proven drone experience, which he cultivated while at PrecisionHawk. While there, Mr. Imbasciani created new distribution channels to deliver UAS to enterprise and end customers in agriculture, insurance, and energy among other industries. Mr. Imbasciani expanded the company into 10 countries outside of the United States, championed and oversaw numerous new proof-of-concepts with enterprise partners including solar inspections and post catastrophe insurance reporting, and personally led emergency response efforts to collect data with drones in Ecuador, the US, and The Bahamas, following a deadly earthquake, mass floods, and Hurricanes. Today, Mr. Imbasciani has developed a sound go to market business, marketing, and operations strategy for Draganfly, and Mr. Imbasciani works tirelessly to deliver the company to profitability and scale.

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Olen Aasen, Director – Mr. Aasen is a corporate and securities lawyer with more than 14 years of experience in corporate, securities and regulatory matters. Mr. Aasen has been Executive Vice President & General Counsel at King & Bay West Management Corp. from February 2011 to the present. King & Bay is a merchant bank that provides services to companies in the mineral resource, aviation and technology sectors. Prior to King & Bay, Mr. Aasen was an associate with Blake, Cassels & Graydon LLP from May 2007 to February 2011. Mr. Aasen obtained a J.D. from the University of British Columbia in 2006 and was called to the British Columbia Bar in 2007. Mr. Aasen was also appointed to the 2016 Legal 500 GC Powerlist for Canada.

Scott Larson, Interim President and Director – Mr. Larson brings over 20 years of combined corporate finance, technology development and entrepreneurial experience to the Board. From January 2019 to March 2020, Mr. Larson was the CEO of Kater Technologies, a Vancouver-based mobility as a service (MaaS) company building out an integrated intermodal transportation platform incorporating public transportation, buses, taxis and ride hailing vehicles into a single service. Prior to that, from 2016 to 2019, Mr. Larson was CEO and co-founder of Helios Wire, a satellite company building out a space-enabled IoT/M2M network. In 2019, Helios Wire was sold to a strategic acquirer. From 2010 to 2015, Mr. Larson was also the CEO/Co-Founder of UrtheCast. Mr. Larson helped scale the company from its inception, taking it public on the Toronto Stock Exchange, raising $200 million, and leading the company to 250 employees over five years with seven offices around the world.

John Bagocius – SVP Sales – Prior to joining the Company, Mr. Bagocius was the VP of Sales for the Public Safety & Commercial UAS groups for FLIR Systems from January 2019 to March 2020. Mr. Bagocius came to FLIR via the Aeryon Labs acquisition, where he ran the Public Safety and Commercial Drone business lines from June 2017 until December 2018. Before joining Aeryon, Mr. Bagocius served the biometrics technology field, most recently, as the Director of Sales for Crossmatch Technologies, providing biometric solutions and identity management tools to military and law enforcement agencies worldwide. Mr. Bagocius spent nearly 17 years at Crossmatch, from June 2000 to June 2017 where he held various leadership positions in Sales, Product Management, and Business Development. Mr. Bagocius has over 20 years of experience in both direct and channel sales to all levels of the government (Federal, DOD, intel, state & local) as well as the critical infrastructure industry (power generation, nuclear, DOT) and various commercial entities in the education, finance, and transportation industries. Mr. Bagocius’ experience has been based in security and technology - hardware, software, and complete solution offerings. Mr. Bagocius is a veteran of the U.S. Marine Corps, serving as a member of the prestigious White House Honor Guard performing duties at the White House, Pentagon, and Arlington National Cemetery. Mr. Bagocius also served as a member of the 13th Marine Expeditionary Unit, as part of a joint United Nations Task Force conducting operations in Africa. Mr. Bagocius is a graduate of The Florida State University and holds a Bachelors of Science degree in Information Systems Management.

Denis Silva, Director – Mr. Silva is a corporate and securities partner with 12 years of experience in corporate, securities, mining and regulatory legal experience (since 2009) and has acted for a wide variety of companies listed on Canadian and US exchanges, with a focus on technology and mining. Mr. Silva holds a BA from the University of British Columbia, MPA from Queen’s University and LLB from University of Windsor.

Andrew Hill Card, Jr., Director – Andrew H. Card, Jr. was named Interim CEO of the George & Barbara Bush Foundation in June 2020. He continues to serve as Chairman of the National Endowment for Democracy (NED), a non-profit organization dedicated to the growth and strengthening of democratic institutions around the world, a position he assumed in January 2018. Mr. Card has also held numerous positions at senior levels of government under three Presidents throughout the years, including Chief of Staff to President George W. Bush, where Mr. Card became the second longest tenured White House Chief of Staff. Mr. Card served as Deputy Chief of Staff to President George H.W. Bush, as well as U.S. Secretary of Transportation, and served President Ronald Reagan as a Deputy Assistant to the President for Intergovernmental Affairs.

Mr. Card served as President of Franklin Pierce University in New Hampshire from January 2015 through July 2016. Prior to this, Mr. Card served as Executive Director of the Office of the Provost and Vice President for Academic Affairs at Texas A&M University from August 2013 until December 2014. He served as Acting Dean of The Bush School of Government and Public Service at Texas A&M from July 2011, until Dean Ryan Crocker's return from service as the U.S. Ambassador to Afghanistan on August 1, 2013.

Mr. Card serves on the Board of Directors of public corporation Union Pacific, on the Board of Directors of the Edward M. Kennedy Institute for the United States Senate, on the Board of Directors of Draganfly, on the Business Advisory Board of BrainStorm Cell Therapeutics, and on the non-publicly traded Board for Energy Security Partners, and on a number of non-profit boards. Mr. Card previously served on the Advisory Board of the U.S. Chamber of Commerce. He is also a professional speaker represented by the Washington Speakers Bureau.

While Chief of Staff to President George W. Bush, Mr. Card coordinated the priorities of the Administration’s agenda, the development of policies, and appointments of Cabinet Secretaries and senior officials throughout the government. On September 11, 2001, Mr. Card is the one who whispered in President Bush’s ear while the President was sitting in a classroom in Florida, that terrorists had attacked the United States. Mr. Card then led a government-wide reorganization to best allocate resources to deal with the aftermath of 9-11 and the new terrorist environment.

Prior to his tenure as White House Chief of Staff, Mr. Card managed and ran the Republican National Convention in Philadelphia at the request of nominee Texas Governor George W. Bush. Before that, Mr. Card was Vice President-Government Relations for General Motors Corporation, one of the world’s largest automobile manufacturers. In this role Mr. Card directed the company’s international, national, state and local government affairs activities and represented GM on matters of public policy before the U.S. Congress and the Administration. From 1993 to 1998, Mr. Card was President and Chief Executive Officer of the American Automobile Manufacturers Association, the trade association whose members were Chrysler Corporation, Ford Motor Company, and General Motors Corporation. When Chrysler became part of Daimler Corporation, Mr. Card oversaw the dissolution of the nearly 100 year old trade association.

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In August 1992, at the request of President Bush, Secretary Mr. Card coordinated the Administration’s disaster relief efforts in the wake of the massive Hurricane Andrew. He also directed President Bush’s transition office during the transition from the Bush Administration to the Clinton Administration. Prior to that he served as Special Assistant (1983 to 1987) and later as Deputy Assistant to the President and Director of Intergovernmental Affairs for President Ronald Reagan (1988) where he was liaison to governors, statewide elected officials, state legislators, mayors and other elected officials. From March 1987 until March 1988, Mr. Card ran the successful New Hampshire Presidential Primary Campaign for George H. W. Bush.

He is a graduate of the University of South Carolina with a B.S. in Engineering. He also attended the U.S. Merchant Marine Academy and the John F. Kennedy School of Government at Harvard University. Mr. Card served in the U.S. Navy from 1965 to 1967. Mr. Card has been the recipient of many honorary degrees and awards.

Mr. Card is a native of Holbrook, Massachusetts and got his start in politics as an elected official in Holbrook and then as Member of the Massachusetts House of Representatives from 1975-1983. He served as a Minority Whip from 1977-1983. In 1982 he was named Legislator of the Year by the National Republican Legislators Association and received the Distinguished Legislator Award from the Massachusetts Municipal Association. He was a candidate for the Republican Nomination for Governor of Massachusetts in 1982. He and his wife, The Reverend Kathleene (Bryan) Card, also from Holbrook, Massachusetts, have three children and six grandchildren.

Justin Hannewyk, Director –

Mr. Hannewyk, President of Dronelogics, is the co-founder of Dronelogics Systems and has been consulting with enterprise clients on the integration of drones for over a decade. Working closely with international companies in industries such as mining, forestry, energy and entertainment as well as advising governmental bodies, Mr. Hannewyk oversees the design and delivery of systems to meet client's needs. A progressive and forward-thinker, Mr. Hannewyk draws from industry insight to recognize customer requirements and pinpoint areas where technology can be leveraged to make better business decisions.

John M. Mitnick, Director – Mr. Mitnick is an American attorney with 32 years of experience serving at the highest levels of government and the private sector. From February 2018 until September 2019, he served as the General Counsel of the U.S. Department of Homeland Security (DHS), having been confirmed for that position unanimously by the U.S. Senate. In that capacity, Mr. Mitnick served as the chief legal officer of a federal security and law enforcement agency with over 240,000 employees, was responsible for providing legal advice and counsel to DHS and all of its components, and supervised over 2,500 attorneys. From March 2014 to February 2018, he served as Senior Vice President, General Counsel, and Secretary of The Heritage Foundation, an influential think tank, and from November 2007 to April 2013 he served as Vice President, General Counsel, and Secretary of a Raytheon division with over $3 billion in annual sales, over 9,000 employees, and business operations in over 40 countries and on all continents.

Mr. Mitnick’s recent tenure at DHS was a continuation of his homeland security public service. Beginning in November 2002, he assisted in establishing DHS and then served as Associate General Counsel for Science and Technology until August 2004, when he moved to the White House. He served in the White House Counsel’s Office as Deputy Counsel of the Homeland Security Council from August 2004 until April 2005, and then as Associate Counsel to the President, with responsibility for the entire homeland security portfolio, until October 2007. He began his legal career in 1988 at the law firm now known as Kilpatrick Townsend & Stockton LLP, where he was a partner specializing in mergers and acquisitions, strategic alliances, commercial contracts, and business start-ups.

Mr. Mitnick has also served on the Board of Directors of Valaurum, Inc., a private mint, from March 2016 to February 2018 and since October 2019. He received his Juris Doctor degree from the University of Virginia School of Law and a Bachelor of Arts degree in Jurisprudence from the University of Oxford. He also holds a Bachelor of Arts degree in History and Political Science (summa cum laude) from Emory University.

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Corporate Cease Trade Orders or Bankruptcies

Other than as disclosed herein, none of the proposed directors (or any of their personal holding companies) of the Company:

(a)	is, as at the date of this Offering Circular, or has been, within 10 years before the date of this Offering Circular, a director, chief executive officer or chief financial officer of any company, including the Company, that: (i) was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was the subject of a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation in each case for a period of 30 consecutive days, that was issued after the person ceased to be a director, chief executive officer or chief financial officer in the company and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	is as at the date of this Offering Circular or has been within the 10 years before the date of this Offering Circular, a director or executive officer of any company, including the Company, that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within the 10 years before the date of this Offering Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager as trustee appointed to hold the assets of the proposed director.

Other than as provided below, none of the proposed directors (or any of their personal holding companies) has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

By Order of the Supreme Court of Newfoundland and Labrador dated June 17, 2020, Deloitte Restructuring Inc. was appointed as the receiver and manager of all current and future assets, undertakings, and properties of the Kami Mine Limited Partnership, Kami General Partner Limited, and Alderon Iron Ore Corp. The receivership was initiated by a secured creditor of the Kami Mine Limited Partnership after its failure to refinance the secured debt due to the COVID-19 pandemic. Mr. Aasen was Corporate Secretary of Alderon Iron Ore Corp. and Secretary and Director of Kami General Partner Limited until April 28, 2020.

Penalties or Sanctions

Other than as provided herein, no Director or executive officer of the Company or shareholder holding sufficient securities of the Company to affect materially the control of the Company has been:

•	been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

•	been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Pursuant to a settlement agreement (the “Settlement Agreement”) dated November 6, 1998 that Cameron Chell signed with the Alberta Stock Exchange (the “ASE”), Mr. Chell agreed to the following sanctions:

•	prohibition against ASE Approval (as defined in the General By-law of the ASE) in any capacity for a period of five years commencing November 6, 1998;

•	a fine in the sum of $25,000;

•	strict supervision for a period of two years following re-registration in any capacity; and

•	close supervision for a period of one year following the period of strict supervision described above.

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The matters respecting the Settlement Agreement are as set forth in an ASE Notice to Members dated November 12, 1998, which provides that:

•	representations were made by the promoter of a company to one of Mr. Chell’s clients that he would only be permitted to purchase securities in the initial public offering of that company if he would agree to purchase additional securities in the secondary market following the listing on the Alberta Stock Exchange and, in or around March or April, 1996, Mr. Chell disclosed confidential information to the promoter of that company concerning a client’s account with respect to a cheque returned NSF to Mr. Chell’s employer;

•	the investment objectives for two of Mr. Chell’s clients were amended without prior knowledge or consent of such clients and purchases and sales of securities were subsequently executed in the accounts of such clients which were unsuitable for the clients given the stated investment objectives for the accounts prior to the amendment of such investment objectives;

•	Mr. Chell executed a total of 21 transactions in the accounts of two of Mr. Chell’s clients without prior knowledge or authorization of such clients;

•	the signature on the new client account form for one of Mr. Chell’s clients, which purported to be that of the client was not in fact the signature of the client nor did such client have any knowledge of any changes made to the investment objectives for his account(s);

•	on or about June 10, 1996, the address for the account of one of Mr. Chell’s clients was changed to Mr. Chell’s local post office box address without such client’s knowledge and while the client was resident in Ontario. As a result, during the period of June 10 to and including September, 1996, the client did not receive any trade confirmations or accounts statements with respect to her accounts with Mr. Chell;

•	on or about March 19, 1996, Mr. Chell permitted one of his clients to acquire approximately 4% of the total initial public offering by a company, contrary to the rules of the Alberta Stock Exchange;

•	on or about October 19, 1996, Mr. Chell purchased securities of a company in the account of one of his clients without disclosing the involvement of his brother as president of that company;

•	on or about June 23, 1996, the private placement questionnaire & undertaking completed in connection with the purchase by one of Mr. Chell’s clients and filed with the Alberta Stock Exchange disclosed that Mr. Chell’s client was a resident of Alberta when in fact such client was a resident of Ontario. Mr. Chell knew or ought to have known that it contained a misstatement of fact in that regard;

•	during the period of the summer, 1996 to and including May 1997, Mr. Chell’s day to day involvement as the president and chairman of Coffee.Com Interactive Café Corp. (“Coffee.Com”) as well as being a shareholder was not disclosed to Mr. Chell’s employer.

•	Further, Mr. Chell purchased securities offerings via private placement by Coffee.Com for certain of his clients without fully disclosing his involvement with that company to such clients;

•	on or about March 18 and June 19, 1996, Mr. Chell executed purchase of securities for Ontario residents. At the time of such purchases, Mr. Chell knew or ought to have known that he was not registered in the province of Ontario;

•	During the summer of 1996, Mr. Chell represented to the Alberta Stock Exchange that certain purchasers of securities offered via private placement were close friends and business associates when he knew or ought to have known that such representations were untrue; and

•	During the period of June 19, 1996 and to and including May 1, 1997, Mr. Chell failed to obtain the prior approval of his employer for advertisements and sales literature distributed by Mr. Chell regarding Coffee.Com.

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Conflicts of Interest

The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests, which they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter.

To the best of the Company’s knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among the Company, its promoters, directors and officers or other members of management of the Company or of any proposed promoter, director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies.

Advance Notice Provisions

We have included certain advance notice provisions with respect to the election of our directors in our Articles (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all Shareholders receive adequate notice of Board nominations and sufficient information with respect to all nominees; and (iii) allow Shareholders to register an informed vote. Only persons who are nominated by Shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of Shareholders, or at any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a Shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of Shareholders (including annual and special meetings), not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, that if the first public announcement of the date of the annual meeting of Shareholders (the “Notice Date”) is less than 50 days before the meeting date, notice must be given not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the Notice Date, provided that, in either instance, if notice and access (as defined in National Instrument 54-101— Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described above, and the Notice Date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Statement of Executive Compensation

For the purposes of this Offering Circular, a “Named Executive Officer”, or “NEO”, means each of the following individuals:

(a)	each individual who, during any part of the Company’s financial year ended December 31, 2019, served as chief executive officer (“CEO”) of the Company, including an individual performing functions similar to a CEO;

(b)	each individual who, during any part of the Company’s financial year ended December 31, 2019, served as chief financial officer (“CFO”) of the Company, including an individual performing functions similar to a CFO;

(c)	the most highly compensated executive officers of the Company and its subsidiaries, other than the individuals identified in paragraphs (a) and (b), as at December 31, 2019 whose total compensation was more than $150,000, as determined in accordance with subsection 1.3(5) of Form 51‑102F6, for the financial year ended December 31, 2019; and

(d)	each individual who would be a NEO under paragraph (c) above but for the fact that the individual was not an executive officer of the Company, and was not acting in a similar capacity, as at December 31, 2019.

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Based on the foregoing definitions, the Company has 3 Named Executive Officers: Cameron Chell, the Company’s CEO, Paul Sun, the Company’s CFO, and Patrick Imbasciani – Chief Operating Officer (the (“COO”). The summary compensation table below provides information for the two most recently completed financial years ended December 31, 2019 regarding compensation paid to or earned by each of the Named Executive Officers.

Director and Named Executive Officer Compensation

The following table represents information regarding the total compensation for the directors and the executive officers of the Company as of December 31, 2019 in Canadian dollars:

Name and Capacity in which	Cash Compensation	Other Compensation	Total Compensation
Compensation was Received	($)	($)(1)	($)
Cameron Chell(2) Chairman, CEO, and Director	$9,000.00	$236,750	$245,750
Paul Sun CFO and Corporate Secretary	$133,813.74	$443,076.92	$576,890.66
Patrick Imbasciani, Chief Operating Officer, Draganfly Innovations Inc.	$37,365.63	$218,250	$255,615.63
John Bagocius, SVP of Sales(4)	$0	$0	$0
Scott Larson Director and Interim President	$0	$236,750	$236,750
Olen Aasen Director	$0	$236,750	$236,750
Denis Silva Director	$0	$236,750	$236,750
Andrew Hill Card, Jr. Director	$0	$236,750	$236,750
Justin Hannewyk Director(5)	$0	$0	$0
John Mitnick Director(6)	$0	$0	$0

(1)

Any values reported in the “Other Compensation” column, if applicable, represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (ASC) 718 Share Based Payments, of grants of equity compensation to each of our named executive officers and directors.  The equity compensation granted in the prior fiscal year ended December 31, 2019 includes stock options and RSUs and such grants are subject to vesting over time with further details in the below table entitled “Stock Options and Other Compensation Securities.”

(2)	Mr. Chell provides his services through the Chell Consulting Agreement. See below “Employment, Consulting, and Management Agreements”.
(3)	Comprised of vacation accrual and the fair value of equity compensation pursuant to footnote (1).
(4)

On July 14, 2020, Mr. Bagocius was hired as the Senior Vice President of Sales. Mr. Bagocius provides his services through the Bagocius Employment Agreement. See below “Employment, Consulting and Management Agreements”.

(5)	Mr. Hannewyk was appointed to the Board on April 30, 2020.
(6)	Mr. Mitnick was appointed to the Board on June 18, 2020.

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Stock Options and Other Compensation Securities

The following table sets out all compensation securities granted or issued to all Named Executive Officers and directors by the Company or any of its subsidiaries during the fiscal year ended December 31, 2019 for services provided or to be provided, directly or indirectly, to the Company or any of its subsidiaries:

Name and position	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price CAD($)	Closing price of security on date of grant CAD($)	Closing Price of Security on date at year end CAD($)	Expiry Date
Cameron Chell Chairman, CEO and Director	Stock options RSUs	250,000(1) 250,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Paul Sun CFO	Stock options RSUs	500,000(1) 500,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Patrick Imbasciani COO	Stock options RSUs	250,000(1) 250,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Scott Larson Director and Lead Independent Director	Stock options RSUs	250,000(1) 250,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Olen Aasen Director	Stock options RSUs	250,000(1) 250,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Denis Silva Director	Stock options RSUs	250,000(1) 250,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Andrew Hill Card, Jr Director	Stock options RSUs	250,000(1) 250,000(2)	Oct 30, 2019 Oct 30, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Oct 30, 2029 Oct 30, 2022
Justin Hannewyk(3) Director	Stock options RSUs	$0 $0	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
John Mitnick Director(4)	Stock options RSUs	250,000(1) 250,000(5)	Nov 19, 2019 Nov 19, 2019	$0.50 $0.50	N/A N/A	$0.62 $0.62	Nov 19, 2029 Nov 19, 2022

Notes:

(1)	These stock options vest 1/3 on the grant date, 1/3 on the first anniversary of the grant date and 1/3 on the second anniversary of the grant date.
(2)	These RSUs are deliverable as to 1/3 on October 30, 2020, 1/3 on October 30, 2021 and 1/3 on October 30, 2022.
(3)	Mr. Hannewyk was appointed to the Board effective April 30, 2020 and was granted 250,000 stock options at an exercise price of CAD$0.50 expiring on April 30, 2030 and 250,000 RSUs at a deemed price of CAD$0.50 expiring on April 30, 2023.
(4)

Mr. Mitnick was appointed to the Board effective June 18, 2020 and his RSUs and Options were previously granted to him in anticipation of him officially joining the board and as part of his advisory role with the Company.

(5)	These RSUs are deliverable as to 1/3 on November 19, 2020, 1/3 on November 19, 2021 and 1/3 on November 19, 2022.

Exercise of Compensation Securities by Directors and Named Executive Officers

No compensation securities were exercised by the Company’s Named Executive Officers and directors during the fiscal year ended December 31, 2019.

Director Compensation

As of September 17, 2020, we have seven (7) directors. We currently do not pay our directors any cash compensation for their services as board members.

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During the financial year ended December 31, 2019, none of the directors of the Company were paid, awarded or granted any compensation with respect to activities performed in their capacity as directors except as noted above, see “Statement of Executive Compensation – Director and Named Executive Officer Compensation”. Directors are eligible to participate in the Share Compensation Plan. Directors are also entitled to be reimbursed for expenses incurred by them in their capacity as directors.

Employment, Consulting, and Management Agreements

Except as disclosed herein, there were no agreements or arrangements under which compensation was provided during the most recently completed financial year or is payable in respect of services provided to the Company or any of its subsidiaries that were: (a) performed by a director or named executive officer; or (b) performed by any other party but are services typically provided by a director or a named executive officer.

The Company’s consulting agreement (the “Chell Consulting Agreement”) with 1502372 Alberta Ltd. (the “Consultant”) whereby the Company pays monthly fees of $10,000 ($3,000 from October 1, 2019-December 31, 2019) for the provision by of executive services by the Consultant to the Company, and in this regard, has Cameron Chell hold the position of Chairman and Chief Executive Officer contains the following provisions: (a) where termination notice is given by the Company, other than for certain specified reasons as set out in the Chell Consulting Agreement, the Company shall give the Consultant at least 60 days’ advance notice in writing; and (b) where termination is given by the Consultant, the Consultant shall give the Company 60 days’ advance notice in writing. If the Chell Consulting Agreement is terminated pursuant to either (a) or (b) above, then the Consultant will be entitled to the fees earned to the effective date of termination and any expenses incurred on behalf of the Company prior to the effective date of termination which are otherwise reimbursable by the Company pursuant to the terms of the Chell Consulting Agreement. The Consultant is a private company controlled by Cameron Chell, Chairman, Chief Executive Officer and Director of the Company.

Mr. Imbasciani has entered into an executive employment agreement (the “Imbasciani Employment Agreement”) with the Company, dated October 21, 2019. Pursuant to the Imbasciani Employment Agreement, Mr. Imbasciani has agreed to perform certain services as Chief Operating Officer of the Company. As of June 18, 2020, Mr. Imbasciani became the Chief Operating Officer of Draganfly Innovations Inc. and is no longer the Chief Operation Officer of the Company. The Imbasciani Employment Agreement provides that Mr. Imbasciani shall receive an annual base salary of USD $118,800. Mr. Imbasciani is eligible for annual commissions and cash bonuses based on the achievement by the Company of certain objectives in its business plan and on sales revenue generated by Mr. Imbasciani. The executive employment agreement also grants Mr. Imbasciani an issuance of 500,000 options in the Company option pool, with vesting criteria in line with Company policy. It further provides Mr. Imbasciani with certain standard employment benefits, such as health insurance, paid vacation and business expense reimbursement. The executive employment agreement is at will and may be terminated by Mr. Imbasciani or the Company at any time for any reason with or without cause.

Mr. Bagocius has entered into an employment agreement (the “Bagocius Employment Agreement”) with the Company, dated June 14, 2020. Pursuant to the Bagocius Employment Agreement, Mr. Bagocius has agreed to perform certain services as Chief Revenue Officer of the Company.  Pursuant to resolutions of the Company’s board, Mr. Bagocius’ became the Senior Vice President, Sales of the Company and is no longer the Chief Revenue Officer. The Bagocius Employment Agreement provides that Mr. Bagocius shall receive an annual base salary of USD $140,000, which will be reviewed within 3 months based on milestones being met and contingent upon the financial strength of the Company. The Bagocius Employment Agreement grants Mr. Bagocius an issuance of 5,000 options issued and vesting within the Company’s standard share compensation plan. These options will be granted and set within 30 days per board approval. Additionally, Mr. Bagocius will receive 15 paid holiday days annually.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Shares as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our shares; and (ii) all directors and executive officers as a group. As of the date of this Offering Circular, there were 79,250,998 shares of our common shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Shares shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our common shares as of the date of this Offering Circular. Unless otherwise indicated, the business address of each person listed is c/o Draganfly Inc., 2108 St. George Avenue, Saskatoon, SK, S7M 0K7.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable (2)	Percent of Class (1)
Directors and Officers:
All executive officers and directors as a group	8,307,591	2,333,333	13.04%

Greater than 10% Securityholders:
None.

________

(1)	This Offering Statement does not contemplate that any of our current listed stockholders will acquire any additional Common Shares as part of this Offering.

(2)

Includes (i) 1,666,667 of our common shares which could be issued within the next 60 days to our executive officers and directors upon exercise of vested options; and (ii) 667,667 of our common shares which could be issued within the next 60 days to our executive officers and directors upon vesting of restricted share unit grants.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “executive compensation,” since the last complete fiscal year, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the total assets at year end for the last completed fiscal year, and any of our directors, executive officers, holders of more than 5% of our common shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

We have also entered into indemnification agreements with each of our directors and executive officers. In general, these indemnification agreements require the Company to indemnify a director to the fullest extent permitted by law against liabilities that may arise by reason of his or her service for the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

On July 17, 2015, the Company issued a note payable for $600,000 CDN with the former owner of the Company in connection with the sale of all of Draganfly Innovation Inc.’s issued and outstanding shares. The note payable bears interest at 5% per annum, was due on December 1, 2015 and is secured against the intellectual property as at the effective date. During the year ended December 31, 2019, the Company repaid the balance owing of $378,770 CDN (2018 - $nil). As at December 31, 2019, $nil (2018 - $364,655 CDN) in notes payable plus accrued interest is outstanding. For the year ended December 31, 2019, the Company recognized interest expense of $15,153 CDN (2018 - $17,748).

On December 17, 2015, Business Instincts Group, Inc. ("BIG"), a company controlled by Mr. Chell, loaned $160,000 CDN evidenced by a promissory note executed by Trace Live Networks Inc. (“Trace”), a company founded, in part, by Cameron Chell in 2014. In July 2015, Trace acquired Draganfly Innovations Inc. At the beginning of 2017, Trace and Draganfly Innovations Inc. vertically amalgamated with the resulting company being named Draganfly Innovations Inc. During the year ended December 31, 2017, the balance outstanding of $160,000 CDN in favor of BIG was applied against a subscription receivable from BIG. This subscription receivable was settled in the year ended December 31, 2019.

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During the year ended December 31, 2018, the Company entered into a series of ten (10) promissory notes totaling $273,500 CDN with Business Instincts Group, Inc., a company controlled by Mr. Chell. The promissory notes are interest bearing at 12% per annum, unsecured and due within 60 days from the date of advance and have been repaid in full.

Indebtedness of Directors and Executive Officers

At any time during the Company’s last completed financial year, no director, executive officer, employee, proposed management nominee for election as a director of the Company nor any associate of any such director, executive officer, or proposed management nominee of the Company or any former director, executive officer or employee of the Company or any of its subsidiaries is or has been indebted to the Company or any of its subsidiaries or is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.

Interest of Informed Persons In Material Transactions

Other than as set forth herein and other than transactions carried out in the ordinary course of business of the Company or any of its subsidiaries, none of the directors or executive officers of the Company, a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company, nor any shareholder beneficially owning, directly or indirectly, common shares of the Company, or exercising control or direction over common shares of the Company, or a combination of both, carrying more than 10% of the voting rights attached to the outstanding shares of the Company nor an associate or affiliate of any of the foregoing persons has since the commencement of the Company’s most recently completed financial year any material interest, direct or indirect, in any transactions which materially affected or would materially affect the Company or any of its subsidiaries.

The Company has entered into a Business Services Agreement with Business Instincts Group, Inc., a company controlled by Mr. Chell, providing the Company with corporate development, human resources, administrative and business services on a fee for services basis as set out in the agreement. This agreement may be terminated by either party upon provision of a 90 days’ written notice.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital shares as provided in our Articles and Notice of Articles. For more detailed information, please see our Articles and Notice of Articles which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company’s Notice of Articles provide that our authorized capital consists of an unlimited number of Common Shares, without par value, which do not have any special rights or restrictions.

As of the date of this Offering Circular, the Company has 79,250,998 Common Shares issued and outstanding.

Rights, Preferences and Restrictions Attaching to Our Common Shares

The BCBCA provides shareholders the following rights, privileges, restrictions and conditions attaching to our Common Shares:

•	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

•	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our company, to share equally in the remaining property of our company on liquidation, dissolution or winding-up of our company; and

•	the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

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The provisions in our Articles attaching to our Common Shares may be altered, amended, repealed, suspended or changed by affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding Common Shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Share Purchase Warrants and Rights

Pursuant to our Articles, and subject to the BCBCA, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the Company’s directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

As of September 17, 2020, the Company had a total of 13,413,499 share purchase warrants issued and outstanding, which are exercisable at a price of CAD$0.50 per share, subject to customary adjustments, beginning on November 5, 2019 and expiring on November 5, 2020.

Units Consisting of Common Shares and Warrants

In this Offering, the Company is offering  up to 35,000,000 Units, each Unit consisting of one Common Share and one Common Share purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”) to purchase one additional Common Share (a “Warrant Share”)  pursuant to the terms and conditions set forth in the form of Subscription Agreement included as Exhibit 4.1 hereto (the “Subscription Agreement”). The Units are being offered at a price of US$0.47 per Unit.  One Warrant is required to purchase one additional Warrant Share at an exercise price of US$0.71 per Warrant, which includes a 50% increase in premium to the Unit Price, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of issuance of a respective purchaser’s Units in the Offering. The Subscription Agreement is to be construed in accordance with and governed by the laws of the State of Delaware, and the parties to the Subscription Agreement will consent and submit to the non-exclusive jurisdiction of the federal and state courts. The Common Shares and Warrants will be separately transferable following the termination of (i) any transfer hold periods under applicable law and (ii) the following contractual lock-up period: Our investors are subject to a 9-month “lock-up” from the Closing Date of the Offering relating to our Units, Common Shares, and Warrants purchased in the Offering. This means that, for a period of 9 months following the Closing Date of this Offering, such persons may not, with limited exceptions, sell or agree to sell any of the Units or components thereof - the Common Shares or Warrants - or enter into any agreement or arrangement to transfer to another, in whole or in part, any of the economic consequences of ownership of the Units, Common Shares or Warrants, without the prior written consent of the Company, and pursuant to the terms of the lock-up agreements.

Shareholder Meetings

The BCBCA provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since our Articles do not restrict our company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approved in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days, if we are a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is at least two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least five percent of the issued shares entitled to be voted at the meeting. On a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Fully Paid and Non-assessable

All outstanding shares of Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Share Compensation Plan

Compensation of Directors and Executive Officers

Each of the executive officers and directors listed above is eligible to receive equity compensation at the discretion of our Board. In October 2019, the Company granted options to purchase 2,000,000 shares of Common Shares at $0.50 per share with one third (1/3) of the options vesting on the first, one third (1/3) of the options vesting on the second, and one third (1/3) of the options vesting on the third anniversary of the date of grant. In October 2019, the Company granted 2,000,000 RSUs, deliverable as to one third (1/3) on October 30, 2020, one third (1/3) deliverable on October 30, 2021, and one third (1/3) deliverable on October 30, 2022. Mr. Hannewyk was appointed to the Board effective April 30, 2020 and was granted 250,000 stock options at an exercise price of $0.50 expiring on April 30, 2030 and 250,000 RSUs at a deemed price of $0.50 expiring on April 30, 2023. On July 3, 2020, Scott Larson was appointed interim president and was granted options to purchase 500,000 Common Shares at $0.64 per share. On July 14, 2020, John Bagocius was hired as the Senior Vice President of Sales and was granted options to purchase 500,000 Common Shares at $0.64 per share with one third (1/3) of the options vesting on the first, one third (1/3) of the options vesting on the second, and one third (1/3) of the options vesting on the third anniversary of the date of grant.

Upon completion of this Offering, our executive officers and directors will be eligible to receive equity awards under our equity incentive plans at any time at the discretion of our Board of Directors.

Share Compensation Plan and Other Incentive Plans

The Board has previously adopted the Company’s share compensation plan (the “Share Compensation Plan”), prepared in accordance with the policies of the Canadian Securities Exchange, that provides for the granting of RSUs and Options on such terms and conditions as prescribed by the Share Compensation Plan. The Share Compensation Plan is a “rolling” plan, pursuant to which the maximum number of common shares issuable under the Share Compensation Plan and any other share compensation arrangement of the Company including the RSUs that may be awarded under the Share Compensation Plan, is 20% of the common shares of the Company then issued and outstanding. The Share Compensation Plan was adopted effective August 19, 2019.

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The Share Compensation Plan provides participants (each, a “Participant”), who may include participants who are citizens or residents of the United States (each, a “US Participant”), with the opportunity, through RSUs and Options, to acquire an ownership interest in the Company. The RSUs will rise and fall in value based on the value of the Company’s common shares. Unlike the Options, the RSUs will not require the payment of any monetary consideration to the Company. Instead, each RSU represents a right to receive one common share following the attainment of vesting criteria determined at the time of the award. See “Restricted Share Units – Vesting Provisions” below. The Options, on the other hand, are rights to acquire common shares upon payment of monetary consideration (i.e., the exercise price), subject also to vesting criteria determined at the time of the grant. See “Options – Vesting Provisions” below.

Purpose of the Share Compensation Plan

The stated purpose of the Share Compensation Plan is to advance the interests of the Company and its subsidiaries, and its shareholders by: (a) ensuring that the interests of Participants are aligned with the success of the Company and its subsidiaries; (b) encouraging stock ownership by such persons; and (c) providing compensation opportunities to attract, retain and motivate such persons.

Eligible Persons

The following people are eligible to participate in the Share Compensation Plan: any officer or employee of the Company or any officer or employee of any subsidiary of the Company and, solely for purposes of the grant of Options, any director of the Company or any director of any subsidiary of the Company, and any Consultant (defined under the Share Compensation Plan as an individual (other than an employee or a director of the Company) or a corporation that is not a U.S. Person that: (A) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an affiliate of the Company, other than services provided in relation to an offer or sale of securities of the Company in a capital raising transaction, or services that promote or maintain a market for the Company’s securities; (B) provides the services under a written contract between the Company or the affiliate and the individual or the Company, as the case may be; (C) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company; and (D) has a relationship with the Company or an affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

Administration of the Share Compensation Plan

The Share Compensation Plan is administered by the Board or such other persons as may be designated by the Board (the “Administrators”) based on the recommendation of the Board or the compensation committee of the Board, if applicable. The Administrators determine the eligibility of persons to participate in the Share Compensation Plan, when RSUs and Options will be awarded or granted, the number of RSUs and Options to be awarded or granted, the vesting criteria for each award of RSUs and grant of Options and all other terms and conditions of each award and grant, in each case in accordance with applicable securities laws and the requirements of the Canadian Securities Exchange.

Restrictions on the Award of RSUs and Grant of Options

The awards of RSUs and grants of Options under the Share Compensation Plan is subject to a number of restrictions:

(a)	the total number of common shares issuable to insiders under the Share Compensation Plan and any other share compensation arrangements of the Company cannot exceed 20% of the common shares then outstanding; and

(b)	the aggregate sales price (meaning the sum of all cash, property, notes, cancellation of debt, or other consideration received or to be received by the Company for the sale of the securities) or amount of common shares issued during any consecutive 12 month period will not exceed the greatest of the following: (i) U.S.$1,000,000; (ii) 15% of the total assets of the Company, measured at the Company’s most recent balance sheet date; or (iii) 15% of the outstanding amount of the common shares, measured at the Company’s most recent balance sheet date.

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In the event of any declaration by the Company of any stock dividend payable in securities (other than a dividend which may be paid in cash or in securities at the option of the holder of Common Shares), or any subdivision or consolidation of the Common Shares, reclassification or conversion of the Common Shares, or any combination or exchange of securities, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin off involving the Company, distribution (other than normal course cash dividends) of Company assets to holders of Common Shares, or any other corporate transaction or event involving the Company or the Common Shares, the Administrators may in their sole discretion make such changes or adjustments, if any, as the Administrators consider fair or equitable to reflect such change or event including, without limitation, adjusting the number of Options and RSUs outstanding under the Share Compensation Plan, the type and number of securities or other property to be received upon exercise or redemption thereof, and the exercise price of Options outstanding under the Share Compensation Plan, provided that the value of any Option or RSU immediately after such an adjustment shall not exceed the value of such Option or RSU prior thereto.

Restricted Share Units

The total number of Common Shares that may be issued on exercise of Options and RSUs, together with any other share compensation arrangements of the Company, shall not exceed 20% of the number of issued and outstanding Common Shares from time to time.

Mechanics for RSUs

RSUs awarded to Participants under the Share Compensation Plan are credited to an account that is established on their behalf and maintained in accordance with the Share Compensation Plan. After the relevant date of vesting of any RSUs awarded under the Share Compensation Plan, a Participant shall be entitled to receive and the Company shall issue or pay (at its discretion): (i) a lump sum payment in cash equal to the number of vested RSUs recorded in the Participant’s account multiplied by the volume weighted average price of the Common Shares traded on the Canadian Securities Exchange for the five (5) consecutive trading days prior to the payout date; (ii) the number of Common Shares required to be issued to a Participant upon the vesting of such Participant’s RSUs in the Participant’s account will be, duly issued as fully paid and non‑assessable shares and such Participant shall be registered on the books of the Company as the holder of the appropriate number of Common Shares; or (iii) any combination of thereof.

Vesting Provisions

The provides that: (i) at the time of the award of RSUs, the Administrators will determine the vesting criteria applicable to the awarded RSUs; (ii) vesting of RSUs may include criteria such as performance vesting; (iii) each RSU shall be subject to vesting in accordance with the terms set out in an agreement evidencing the award of the RSU attached as Exhibit A to the Share Compensation Plan (or in such form as the Administrators may approve from time to time) (each an “RSU Agreement”); and (iv) all vesting and issuances or payments in respect of an RSU shall be completed no later than December 15 of the third calendar year commencing after the award date for such RSU.

It is the current intention that RSUs may be awarded with both time based vesting provisions as a component of the Company’s annual incentive compensation program, and performance based vesting provisions as a component of the Company’s long term incentive compensation program.

Under the Share Compensation Plan, should the date of vesting of an RSU fall within a blackout period or within nine business days following the expiration of a blackout period, the date of vesting will be automatically extended to the tenth business day after the end of the blackout period.

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Termination, Retirement and Other Cessation of Employment in connection with RSUs

A person participating in the Share Compensation Plan will cease to be eligible to participate in the following circumstances: (i) receipt of any notice of termination of employment or service (whether voluntary or involuntary and whether with or without cause); (ii) retirement; and (iii) any cessation of employment or service for any reason whatsoever, including disability and death (an “Event of Termination”). In such circumstances, any vested RSUs will be issued (and with respect to each RSU of a US Participant, such RSU will be settled and shares issued as soon as practicable following the date of vesting of such RSU as set forth in the applicable RSU Agreement, but in all cases within 60 days following such date of vesting; and unless otherwise determined by the Administrators in their discretion, any unvested RSUs will be automatically forfeited and cancelled (and with respect to any RSU of a US Participant, if the Administrators determine, in their discretion, to waive vesting conditions applicable to an RSU that is unvested at the time of an Event of Termination, such RSU shall not be forfeited or cancelled, but instead will be deemed to be vested and settled and shares delivered following the date of vesting date of such RSU as set forth in the applicable RSU Agreement). Notwithstanding the above, if a person retires in accordance with the Company’s retirement policy at such time, the pro rata portion of any unvested performance based RSUs will not be forfeited or cancelled and instead shall be eligible to become vested in accordance with the vesting conditions set forth in the applicable RSU Agreement after such retirement (as if retirement had not occurred), but only if the performance vesting criteria, if any, have been met on the applicable date. For greater certainty, if a person is terminated for just cause, all unvested RSUs will be forfeited and cancelled.

Options

The total number of Common Shares that may be issued on exercise of Options and RSUs, together with any other share compensation arrangements of the Company, shall not exceed 20% of the number of issued and outstanding Common Shares from time to time.

Mechanics for Options

Each Option granted pursuant to the Share Compensation Plan will entitle the holder thereof to the issuance of one Common Share upon achievement of the vesting criteria and payment of the applicable exercise price. Options granted under the Share Compensation Plan will be exercisable for Common Shares issued from treasury once the vesting criteria established by the Administrators at the time of the grant have been satisfied. However, the Company will continue to retain the flexibility through the amendment provisions in the Share Compensation Plan to satisfy its obligation to issue Common Shares by making a lump sum cash payment of equivalent value (i.e., pursuant to a cashless exercise), provided there is a full deduction of the number of underlying Common Shares from the Share Compensation Plan’s reserve.

Vesting Provisions

The Share Compensation Plan provides that the Administrators may determine when any Option will become exercisable and may determine that Options shall be exercisable in instalments or pursuant to a vesting schedule. The Option agreement will disclose any vesting conditions prescribed by the Administrators.

Termination, Retirement and Other Cessation of Employment in connection with Options

A person participating in the Share Compensation Plan will cease to be eligible to participate where there is an Event of Termination. In such circumstances, unless otherwise determined by the Administrators in their discretion, any unvested Options will be automatically cancelled, terminated and not available for exercise and any vested Options may be exercised only before the earlier of: (i) the termination of the Option; and (ii) six months after the date of the Event of Termination. If a person is terminated for just cause, all Options will be (whether or not then exercisable) automatically cancelled.

Other Terms

The Administrators will determine the exercise price and term/expiration date of each Option, provided that the exercise price in respect of that Option shall not be less than the Market Price on the date of grant. “Market Price” is defined in the Share Compensation Plan, as of any date, the closing price of the Common Shares on the Canadian Securities Exchange for the last market trading day prior to the date of grant of the Option or if the Common Shares are not listed on a stock exchange, the Market Price shall be determined in good faith by the Administrators.

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No Option shall be exercisable after ten years from the date the Option is granted. Under the Share Compensation Plan, should the term of an Option expire on a date that falls within a blackout period or within nine business days following the expiration of a blackout period, such expiration date will be automatically extended to the tenth business day after the end of the blackout period.

Unless otherwise determined by the Board, in the event of a change of control, any surviving or acquiring corporation shall assume any Option outstanding under the Share Compensation Plan on substantially the same economic terms and conditions or substitute or replace similar options for those Options outstanding under the Share Compensation Plan on substantially the same economic terms and conditions.

Transferability

RSUs awarded and Options granted under the Share Compensation Plan or any rights of a Participant cannot be transferred, assigned, charged, pledged or hypothecated, or otherwise alienated, whether by operation of law or otherwise.

Reorganization and Change of Control Adjustments

In the event of any declaration by the Company of any stock dividend payable in securities (other than a dividend which may be paid in cash or in securities at the option of the holder of Common Shares), or any subdivision or consolidation of Common Shares, reclassification or conversion of the Common Shares, or any combination or exchange of securities, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin off involving the Company, distribution (other than normal course cash dividends) of Company assets to holders of Common Shares, or any other corporate transaction or event involving the Company or the Common Shares, the Administrators may make such changes or adjustments, if any, as they consider fair or equitable, to reflect such change or event including adjusting the number of Options and RSUs outstanding under the Share Compensation Plan, the type and number of securities or other property to be received upon exercise or redemption thereof, and the exercise price of Options outstanding under the Share Compensation Plan, provided that the value of any Option or RSU immediately after such an adjustment shall not exceed the value of such Option or RSU prior thereto.

Amendment Provisions in the Share Compensation Plan

The Board may amend the Share Compensation Plan or any RSU or Option at any time without the consent of any Participant provided that such amendment shall:

(a)	not adversely alter or impair any RSU previously awarded or any Option previously granted, except as permitted by the adjustment provisions of the Share Compensation Plan and with respect to RSUs and Options of US Participants;

(b)	be subject to any regulatory approvals including, where required, the approval of the Canadian Securities Exchange; and

(c)	be subject to shareholder approval, where required, by the requirements of the Canadian Securities Exchange, provided that shareholder approval shall not be required for the following amendments:

(i)	amendments of a “housekeeping nature”, including any amendment to the Share Compensation Plan or an RSU or Option that is necessary to comply with applicable laws, tax or accounting provisions or the requirements of any regulatory authority, stock exchange or quotation system and any amendment to the Share Compensation Plan or an RSU or Option to correct or rectify any ambiguity, defective provision, error or omission therein, including any amendment to any definitions therein;

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(ii)	amendments that are necessary or desirable for RSUs or Options to qualify for favourable treatment under any applicable tax law;

(iii)	amendments to the vesting provisions of any RSU or any Option (including any alteration, extension or acceleration thereof), providing such amendments do not adversely alter or impair such RSU or Option;

(iv)	amendments to the termination provisions of any Option (e.g., relating to termination of employment, resignation, retirement or death) that does not entail an extension beyond the original expiration date (as such date may be extended by virtue of a blackout period) providing such amendments do not adversely alter or impair such Option;

(v)	amendments to the Share Compensation Plan that would permit the Company to retain a broker and make payments for the benefit of Participants to such broker who would purchase Common Shares for such persons, instead of issuing Common Shares from treasury upon the vesting of the RSUs;

(vi)	amendments to the Share Compensation Plan that would permit the Company to make lump sum cash payments to Participants, instead of issuing Common Shares from treasury upon the vesting of the RSUs;

(vii)	the amendment of the cashless exercise feature set out in the Share Compensation Plan; and

(viii)	change the application of the Change of Control provisions in section 6.2 or the Reorganization Adjustments provisions in section 6.3).

For greater certainty, shareholder approval will be required in circumstances where an amendment to the Share Compensation Plan would:

(a)	increase the fixed maximum percentage of issued and outstanding Common Shares issuable under the Share Compensation Plan, other than by virtue of the adjustment provisions in the Share Compensation Plan, or change from a fixed maximum percentage of issued and outstanding Common Shares to a fixed maximum number of Common Shares;

(b)	increase the limits referred to above under “Restrictions on the Award of RSUs and Grant of Options”;

(c)	reduce the exercise price of any Option (including any cancellation of an Option for the purpose of reissuance of a new Option at a lower exercise price to the same person);

(d)	extend the term of any Option beyond the original term (except if such period is being extend by virtue of a blackout period); or

(e)	amend the amendment provisions in Section 6.4 of the Share Compensation Plan.

Oversight and Description of Named Executive Officer and Director Compensation

The Board is responsible for the oversight of the Company’s strategy, policies and programs on the compensation and development of senior management and directors.

The Company’s executive compensation program is intended to provide an appropriate overall compensation package that permits the Company to attract and retain highly qualified and experienced senior executives and to encourage superior performance by the Company. The Company’s compensation policies are intended to motivate individuals to achieve and to award compensation based on corporate and individual results. The compensation of the Company’s executive officers is established based on a relatively equal weighing of each of these considerations.

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Compensation for the Company’s executive officers is intended to reflect a fair evaluation of overall performance and is intended to be competitive in aggregate with levels of compensation of comparable companies. The Company’s compensation structure is primarily composed of two components: base salary and options and RSUs to purchase common shares. The Company generally strives to use long term incentives, such as the grant of stock options, as performance incentives for executive management and to provide the opportunity for overall compensation of employees, including executives, to be above industry average levels as well as to increase the alignment of interests between employees, executive management and shareholders. Executive officers and directors are eligible to be granted stock options and RSUs under the Share Compensation Plan, and previous grants of options and / or RSUs are taken into consideration when considering new grants. The Share Compensation Plan is intended to provide long term rewards linked directly to the market value of the common shares. The Company is of the view that the Share Compensation Plan is in the best interests of the Company and will assist the Company to attract, motivate and retain talented and capable board members and executive management.

The Share Compensation Plan also allows the Company to grant from time to time RSUs to non-employee directors, employees and/or consultants of the Company or its designated affiliates on such terms and conditions as prescribed by the Share Compensation Plan. As of the date of this Offering Circular, there are 3,550,000 RSUs awarded under the Company’s share compensation plan to directors, officers, employees and consultants of the Company. Each RSU represents a right to receive one common share of the Company, following the vesting of such restricted share units over a three year period. The RSUs are exercisable for three (3) years. As of the date of this Offering Circular, there are 4,770,000 stock options outstanding under the Company’s Share Compensation Plan.

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance in effect as of the end of the Company’s most recently completed financial year:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Shareholders	N/A		N/A	N/A
Equity Compensation Plans Not Approved By Shareholders	6,900,000	(1)	$0.50	7,034,122
Total:	6,900,000		N/A	7,034,122

Note:

(1) Includes RSUs and Options granted pursuant to the Plan. See above “Share Compensation Plan and Other Incentive Plans”.

The Company does not have a pension plan benefit program nor a non-equity incentive plan in place. Therefore, there were no payments or benefits in connection with a defined benefit or a defined contribution plan and no annual incentive plan or long term incentive plan awards offered to the Named Executive Officers (as defined below) during the Company’s most recently completed financial year.

Given the current stage of development and the limited elements of executive compensation, the Board believes it has effective risk management and regulatory compliance relating to its compensation policies used in determining executive compensation. Risks related to compensation are taken into consideration as part of the general review and determination of executive compensation by the Board. Inappropriate and excessive risks by executives are mitigated by regular Board meetings during which financial and other information of the Company is reviewed, and which information includes executive compensation. Interested directors declare their interest and abstain from voting on compensation matters. No risks have been identified arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

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The Company does not permit its Named Executive Officers or directors to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Named Executive or director.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Public Market

The Company is an alternative reporting company under Regulation A+, Tier 2 of the Securities Act. The Company’s Common Shares are listed on the Canadian Securities Exchange under the symbol “DFLY” and the OTCQB Venture Market of the OTC Markets under the symbol “DFLYF”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Units offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports and other information with the SEC pursuant to the Regulation A, Tier 2 rules and regulation under the Securities Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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PART F/S

Page

Cover Page to the Consolidated Financial Statements for Years Ended December 31, 2019 and 2018.	F-1

Independent Auditor’s Report to the Consolidated Financial Statements for Years Ended December 31, 2019 and 2018.	F-2

Consolidated Statements of Financial Position for Years Ended December 31, 2019 and 2018 (Expressed in Canadian Dollars).	F-3

Consolidated Statements of Comprehensive Loss for Years Ended December 31, 2019 and 2018 (Expressed in Canadian Dollars).	F-4

Consolidated Statements of Changes in Shareholders’ Equity for Years Ended December 31, 2019 and 2018 (Expressed in Canadian Dollars).	F-5

Consolidated Statements of Changes in Cash Flows for Years Ended December 31, 2019 and 2018 (Expressed in Canadian Dollars).	F-6

Notes to the Consolidated Financial Statements For Years Ended December 31, 2019 and 2018.	F-7

Dronelogics Systems Inc.

Cover Page to the Candrone Carve-out Condensed Interim Financial Statements Period ended September 30, 2019 (unaudited) (Expressed in Canadian Dollars).	F-33

Candrone Carve-out Condensed Interim Statements of Finance Position for the Period ended September 30, 2019 (unaudited) (Expressed in Canadian Dollars).	F-34

Candrone Carve-out Condensed Interim Statement of Net income for the Period ended September 30, 2019 (unaudited) (Expressed in Canadian Dollars).	F-35

Candrone Carve-out Condensed Interim Statement of Changes in Owners’ Equity for the Period ended September 30, 2019 (unaudited) (Expressed in Canadian Dollars).	F-36

Candrone Carve-out Condensed Interim Statement of Changes in Cash Flows (unaudited) For the Nine Months Ended September 30, 2019 (Expressed in Canadian Dollars).	F-37

Candrone Notes to the Carve-out Financial Statements (unaudited) For the Nine Months ended September 30, 2019 (Expressed in Canadian Dollars).	F-38

Cover Page to the Candrone Carve-out Condensed Interim Financial Statements Period ended December 31, 2018 (audited) (Expressed in Canadian Dollars).	F-49

Independent Auditor’s Report to the Candrone Carve-out Condensed Interim Financial Statements Period ended December 31, 2018 (audited) (Expressed in Canadian Dollars).	F-50

Candrone Carve-out Statements of Financial Position (audited) (Expressed in Canadian Dollars).	F-51

Candrone Carve-out Statements of Comprehensive Income (audited) (Expressed in Canadian Dollars).	F-52

Candrone Carve-out Statements of Changes in Owners’ Deficiency (audited) (Expressed in Canadian Dollars).	F-53

Candrone Carve-out Statements of Changes in Cash Flows (audited) (Expressed in Canadian Dollars).	F-54

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018 (audited).	F-55

Pro-Forma Consolidated Balance Sheet as at December 31, 2019 (unaudited) (Expressed in Canadian Dollars)	F-69

Pro-Forma Consolidated Statement of Comprehensive Loss for the year ended December 31, 2019 (unaudited) (Expressed in Canadian Dollars)	F-70

Notes to the Pro-Forma Consolidated Financial Statements as of December 31, 2019 (unaudited) (Expressed in Canadian Dollars)	F-71

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Draganfly Inc. (formerly Drone Acquisition Corp.)

Consolidated Financial Statements

Years Ended December 31, 2019 and 2018

(Expressed in Canadian Dollars)

F-1

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Draganfly Inc. (formerly Drone Acquisition Corp.)

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Draganfly Inc. (formerly Drone Acquisition Corp.) (the "Company"), which comprise the consolidated statements of financial position as at December 31, 2019 and 2018, and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies (collectively referred to as the “financial statements”).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

 Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018, and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses and negative cash flows from operations from inception that has primarily been funded through financing activities and has stated that substantial doubt exists about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS
 Vancouver, BC

June 10, 2020

F-2

Draganfly Inc. (formerly Drone Acquisition Corp.)

Consolidated Statements of Financial Position

Expressed in Canadian Dollars

		December 31,	December 31,
As at	Notes	2019	2018

ASSETS
Current Assets
Cash		$2,429,375	$101,787
Accounts receivable	4	224,695	97,896
Inventory	5	48,563	61,185
Prepaid expenses and deposits	6	272,630	23,305
		2,975,263	284,173

Non-current Assets
Subscription receivable	4	-	153,566
Equipment	8	115,141	55,178
Intellectual property	9	1,385	11,908
Right of use asset	10	129,994	-
TOTAL ASSETS		$3,221,783	$504,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Trade payables and accrued liabilities	12	$894,357	$2,586,087
Notes payable	13	-	844,304
Convertible debentures	14	-	1,207,043
Lease liability	11	43,000	-
		937,357	4,637,434

Non-current Liabilities
Lease liability	11	93,073	-
TOTAL LIABILITIES		1,030,430	4,637,434

SHAREHOLDERS’ EQUITY
Share capital	15	27,786,517	12,561,342
Equity reserve	15	2,508,233	882,180
Accumulated deficit		(28,103,397)	(17,576,131)
TOTAL SHAREHOLDERS’ EQUITY		2,191,353	(4,132,609)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$3,221,783	$504,825

Nature of continuance and operations (Note 1)

Contingency (Note 18)

Subsequent events (Notes 13 and 24)

Approved and authorized for issuance by the Board of Directors on June 10, 2020.

“Scott Larson”	“Cameron Chell”
Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Draganfly Inc. (formerly Drone Acquisition Corp.)

Consolidated Statements of Comprehensive Loss

Expressed in Canadian Dollars

		For the years ended December 31,
	Note	2019	2018

Revenue from sales of goods	16	$248,939	$423,705
Revenue from provision of services	16	1,131,488	963,308
TOTAL REVENUE		1,380,427	1,387,013

COST OF SALES	5	(218,800)	(452,399)

GROSS PROFIT		1,161,627	934,614

OPERATING EXPENSES
Amortization	9	$8,386	$15,534
Depreciation	8,10	41,250	22,521
Office and miscellaneous		2,127,632	328,292
Professional fees		524,101	131,028
Research and development		16,883	16,158
Share-based compensation	15	761,559	-
Travel		30,896	17,817
Wages and salaries		989,083	984,179
		(4,499,790)	(1,515,529)
OTHER INCOME (EXPENSE)
Finance and other costs	22	(171,905)	(145,271)
Foreign exchange gain		5,803	2,971
Gain on disposal of assets	8	28,651	-
Gain on settlement of debt	12,15	198,976	-
Listing expense	3	(7,804,859)	-
Loss on write-off loan receivable	7	(13,560)	-
Other income		-	8,130
Scientific research and development credit		-	113,356
NET AND COMPREHENSIVE LOSS		$(11,095,057)	$(601,729)

Loss per share
Basic/Diluted		$(0.23)	$(0.02)
Weighted average number of common shares outstanding		47,647,977	39,344,881

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Draganfly Inc. (formerly Drone Acquisition Corp.)

Consolidated Statements of Changes in Shareholders’ Equity

Expressed in Canadian Dollars

	Number of Shares	Share Capital	Equity Reserve	Deficit	Total Shareholders’ Equity

Balance at December 31, 2017	39,332,455	$12,550,942	$1,215,206	$(17,297,428)	$(3,531,280)
Shares issued for exercise of warrants	14,352	10,400	(10,000)	-	400
Expired options	-	-	(323,026)	323,026	-
Net loss	-	-	-	(601,729)	(601,729)

Balance at December 31, 2018	39,346,807	12,561,342	882,180	(17,576,131)	(4,132,609)
Shares issued for settlement of notes payable	1,291,549	645,775	-	-	645,775
Shares issued as transactions fees	2,000,000	1,000,000	-	-	1,000,000
Recapitalization of Draganfly Inc.	10,500,001	5,250,001	1,645,193	-	6,895,194
Shares issued of settlement of trades payable	45,325	22,662	-	-	22,662
Shares issued for settlement of convertible debentures and accrued interest	2,118,492	1,059,246	-	-	1,059,246
Shares issued for exercise of warrants	316,940	221,741	(212,908)	-	8,833
Reclassification of unexercised conversion feature	-	-	(567,791)	567,791	-
Shares and warrants issued on private placement	14,051,499	7,025,750	-	-	7,025,750
Stock-based compensation	-	-	761,559	-	761,559
Net loss	-	-	-	(11,095,057)	(11,095,057)

Balance at December 31, 2019	69,670,613	$27,786,517	$2,508,233	$(28,103,397)	$2,191,353

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Draganfly Inc. (formerly Drone Acquisition Corp.)

Consolidated Statements of Changes in Cash Flows

Expressed in Canadian Dollars

	For the years ended December 31,
	2019	2018

OPERATING ACTIVITIES
Net loss	$(11,095,057)	$(601,729)
Adjustments for:
Amortization	8,386	15,534
Depreciation	41,250	22,521
Finance and other costs	171,905	145,271
Gain on settlement of debt	(198,976)	-
Gain on disposal of assets	(28,651)	-
Expense of non-financial asset	15,389	-
Listing expense	7,804,859	-
Share-based compensation	761,559	-
	(2,519,336)	(418,404)
Net changes in non-cash working capital items:
Accounts receivable	(126,799)	(35,150)
Inventory	12,622	94,761
Prepaid expenses	(249,325)	(2,833)
Trade payables and accrued liabilities	(1,005,121)	100,069
Funds used in operations activities	(3,887,959)	(261,556)

INVESTING ACTIVITIES
Cash assumed from the Amalgamation	28,538	-
Purchase of equipment	(87,785)	(12,535)
Disposal of equipment	31,500	10,755
Funds used in investing activities	(27,747)	(1,780)

FINANCING ACTIVITIES
Proceeds from issuance of notes payable	1,137,978	373,243
Repayment of notes payable	(882,770)	(137,854)
Repayment of convertible debentures	(486,131)	-
Repayment of lease liability	(38,000)	-
Proceeds from issuance of common shares	6,534,583	400
Funds provided by financing activities	6,265,660	235,789

Effects of exchange rate changes on cash	(22,366)	(882)
Change in cash	2,349,954	(27,547)
Cash, beginning	101,787	130,216
Cash, ending	$2,429,375	$101,787

Supplemental cash flow disclosure (Note 23)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

1. NATURE AND CONTINUANCE OF OPERATIONS

Draganfly Inc. (formerly Drone Acquisition Corp.) (the “Company”) was incorporated by articles of incorporation dated June 1, 2018 under the Business Corporations Act (British Columbia). Effective November 5, 2019, the Company’s shares began trading on the Canadian Securities Exchange (the “CSE”) under the symbol “DFLY”.

The Company’s head office is located at 2108 St. George Avenue, Saskatoon, SK, S7M 0K7 and its registered office is located at 2300 – 550 Burrard Street, Vancouver, BC, V6C 2B5.

On August 15, 2019, the Company and 1187607 B.C. Ltd. (“Merger Co.”), a wholly-owned subsidiary of the Company, completed a Business Combination Agreement (the “BCA”) with Draganfly Innovations Inc. (“Draganfly Innovations”) (the “Amalgamation”). Under the Amalgamation, shareholders of Draganfly Innovations received 1.794 fully paid and non-assessable common shares in the authorized share structure of the Company for each Draganfly Innovations share. Consequently, the Company owns 100% of Draganfly Innovations and the Draganfly Innovations shareholders became shareholders of the Company. Draganfly is an operational business of developing and manufacturing multi-rotor helicopters, industrial aerial video systems and civilian small unmanned aerial systems or vehicles. Pursuant to the Amalgamation the Company changed its name to “Draganfly Inc.”.

The Company has incurred losses and negative cash flows from operations from inception that has primarily been funded through financing activities. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. These factors indicate the existence of a material uncertainty that may cast significant doubt as to the Company’s ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with cash on hand, convertible debentures and through private placement of common shares. These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities, the reporting revenues and expenses, and the statements of financial position classifications used, that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION

Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Reporting Interpretation Committee (“IFRIC”). The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all years presented, unless otherwise stated.

These consolidated financial statements were authorized for issue by the Board of Directors on June 10, 2020.

Basis of preparation

The consolidated financial statements of the Company have been prepared on a historical cost basis, modified where applicable. In addition, the consolidated financial statements have been prepared using the accrual basis of accounting except for cash flow information.

F-7

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the consolidated financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Share-based payments

The cost of share-based payment transactions with directors, officers and employees are measured by reference to the fair value of the equity instruments. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining and making assumptions about the most appropriate inputs to the valuation model including the expected life, volatility, risk-free interest rate, expected forfeiture rate and dividend yield of the stock option.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

Inventory

Inventory is valued at the lower of cost and net realizable value. Net realizable value is determined with reference to the estimated selling price. The Company estimates selling price based upon assumptions about future demand and current and anticipated retail market conditions.

Contingencies

The assessment of contingencies involves the exercise of significant judgment and estimates of the outcome of future events. In assessing loss contingencies related to legal proceedings that are pending against the Company and that may result in regulatory or government actions that may negatively impact the Company’s business or operations, the Company and its legal counsel evaluate the perceived merits of the legal proceeding or unasserted claim or action as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a contingent liability or when assessing the impact on the carrying value of the Company’s assets. Contingent assets are not recognized in the consolidated financial statements.

F-8

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Useful lives of equipment and intangible assets

Estimates of the useful lives of equipment and intangible assets are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

Other Significant judgments

The preparation of consolidated financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s consolidated financial statements include:

−	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
−	the classification of financial instruments;
−	the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of amounts receivable;
−	the determination of whether a set of assets acquired and liabilities assumed constitute a business; and
−	the determination of the functional currency of the company.

Foreign currency translation

The functional currency of each entity is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in Canadian dollars which is the functional and presentation currency of the Company and its subsidiary.

Transactions and balances:

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

F-9

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Share-based payments

The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes Option Pricing Model. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest. Amounts recorded for forfeited or expired unexercised options are transferred to deficit in the year of forfeiture or expiry. Amounts recorded for forfeited unvested options are reversed in the period the forfeiture occurs.

Share-based payment expense relating to cash-settled awards, including restricted share units is accrued over the vesting period of the units based on the quoted market value of Company’s common shares. As these awards will be settled in cash, the expense and liability are adjusted each reporting period for changes in the underlying share price.

Restricted Share Units

The restricted share units (“RSUs”) entitle employees, directors, or officers to cash payments payable upon vesting based on vesting terms determined by the Company’s Board of Directors at the time of the grant. A liability for outstanding RSUs is measured at fair value on the grant date and is subsequently adjusted for changes in fair value at each reporting date until settlement. The liability is recognized on a graded vesting basis over the vesting period, with a corresponding charge to profit or loss.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Financial Instruments

All financial assets are initially recorded at fair value and classified into one of four categories: fair value through profit or loss (“FVTPL”), fair value through other comprehensive income (“FVTOCI”) and at amortized costs. All financial liabilities are initially recorded at fair value and classified as either FVTPL or other financial liabilities. Financial instruments comprise cash and accounts payable and accrued liabilities.

a) Financial assets

Classification and measurement

The Company classifies its financial assets in the following categories: at fair value through profit or loss (“FVTPL”), at fair value through other comprehensive income (“FVTOCI”) or at amortized cost. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

F-10

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

The classification of debt instruments is driven by the business model for managing the financial assets and their contractual cash flow characteristics. Debt instruments are measured at amortized cost if the business model is to hold the instrument for collection of contractual cash flows and those cash flows are solely principal and interest. If the business model is not to hold the debt instrument, it is classified as FVTPL. Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payments of principal and interest.

Equity instruments that are held for trading (including all equity derivative instruments) are classified as FVTPL, for other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument by-instrument basis) to designate them as at FVTOCI.

Financial assets at FVTPL

Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the income statement. Realized and unrealized gains and losses arising from changes in the fair value of the financial asset held at FVTPL are included in the income statement in the period in which they arise. Derivatives are also categorized as FVTPL unless they are designated as hedges.

Financial assets at FVTOCI

Investments in equity instruments at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment.

Financial assets at amortized cost

Financial assets at amortized cost are initially recognized at fair value and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date.

Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the loss allowance for the financial asset is measured at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the loss allowance is measured for the financial asset at an amount equal to twelve month expected credit losses. For trade receivables the Company applies the simplified approach to providing for expected credit losses, which allows the use of a lifetime expected loss provision.

Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be objectively related to an event occurring after the impairment was recognized.

Derecognition of financial assets

Financial assets are derecognized when they mature or are sold, and substantially all the risks and rewards of ownership have been transferred. Gains and losses on derecognition of financial assets classified as FVTPL or amortized cost are recognized in the income statement. Gains or losses on financial assets classified as FVTOCI remain within accumulated other comprehensive income.

F-11

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

b) Financial liabilities

The Company classifies its financial liabilities into one of two categories as follows:

Fair value through profit or loss (FVTPL) - This category comprises derivatives and financial liabilities incurred principally for the purpose of selling or repurchasing in the near term. They are carried at fair value with changes in fair value recognized in profit or loss.

Other financial liabilities - This category consists of liabilities carried at amortized cost using the effective interest method. Accounts payable and accrued liabilities, and convertible debentures, are included in this category. The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

Derecognition of financial liabilities

Financial liabilities are derecognized when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and/or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. Gains and losses on derecognition are generally recognized in profit or loss.

Impairment of assets

The carrying amount of the Company’s non-financial assets (which include equipment and intangible assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years. Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

F-12

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and li abilities and their carrying amounts for financial reporting. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Inventory

Inventory consists of raw materials for manufacturing of multi-rotor helicopters, industrial areal video systems, civilian small unmanned aerial systems or vehicles, and wireless video systems. Inventory is initially valued at cost and subsequently at the lower of cost and net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. The Company reviews inventory for obsolete and slow-moving goods and any such inventory is written-down to net realizable value.

Convertible debentures

The components of the compound financial instrument (convertible debenture) issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement and the definitions of a financial liability and an equity instrument. The conversion option that will be settled by the exchange of a fixed amount in cash for a fixed number of equity instruments of the Company is classified as an equity instrument. At the issue date, the liability component is recognized at fair value, which is estimated using the effective interest rate on the market for similar nonconvertible instruments. Subsequently, the liability component is measured at amortized cost using the effective interest rate until it is extinguished on conversion or maturity. Upon maturity, the equity portion of the expired unexercised conversion option is reclassified to deficit.

The value of the conversion option classified as equity is determined at the issue date, by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This amount is recognized in equity, net of tax effects, and is not revised subsequently. When the conversion option is exercised, the equity component of the convertible debentures will be transferred to share capital. No profit or gain is recognized to the conversion or expiration of the conversion option.

Transaction costs related to the issuance of the convertible debentures are allocated to the liability and equity components in proportion to the initial carrying amounts. Transaction costs related to the equity component are recognized directly in equity. Transaction costs relating to the liability component are included in the carrying value of the liability component and amortized over the estimated useful life of the debentures using the effective interest rate method.

F-13

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Revenue recognition

Revenue comprises the fair value of consideration received or receivable for the sale of goods and consulting services in the ordinary course of the Company’s business. Revenue is shown net of return allowances and discounts.

Sales of goods

The Company manufactures and sells a range of multi-rotor helicopters, industrial aerial video systems, and civilian small unmanned aerial systems or vehicles. Sales are recognized when control of the products has transferred, being when the products are delivered to the customer and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs when the products have been shipped to the specific location or picked up by the customer, the risks of obsolescence and loss have been transferred to the customer.

Revenue from these sales is recognized based on the price specified in the contract, net of the estimated discounts and returns. Accumulated experience is used to estimate and provide for the discounts and returns, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. To date, returns have not been significant. No element of financing is deemed present as the sales are made with a credit term of 30 days, which is consistent with market practice.

Some contracts include multiple deliverables, such as the manufacturing of hardware and support. Support is performed by another party and does not include an integration service. It is therefore accounted for as a separate performance obligation. In this case, the transaction price will be allocated to each performance obligation based on the stand-alone selling prices. Where these are not directly observable, they are estimated based on expect cost plus margin.

A receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.

Consulting services

The Company provides consulting, custom engineering and investigating and solving on a project by project basis under fixed-price and variable price contracts. Revenue from providing services is recognized in the accounting period in which the services are rendered. For fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided. This is determined based on the actual labour hours spend relative to the total expected labour hours. If contracts include the manufacturing of hardware, revenue for the hardware is recognized at a point in time when the hardware is delivered, the legal title has passed and the customer has accepted the hardware.

Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.

In case of fixed-price contracts, the customer pays the fixed amount based on a payment schedule. If the services rendered by the Company exceed the payment, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized. If the contract includes an hourly fee, revenue is recognized in the amount to which the Company has a right to invoice. Customers are invoiced on a monthly basis and consideration is payable when invoiced.

F-14

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Cost of Goods Sold

Cost of sales includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight costs, as well as provisions for reserves related to product shrinkage, excess or obsolete inventory, or lower of cost and net realizable value adjustments as required.

Intangible Assets

An intangible asset is an identifiable asset without physical substance. An asset is identifiable if it is separable, or arises from contractual or legal rights, regardless of whether those rights are transferrable or separable from the Company or from other rights and obligations. Intangible assets includes intellectual property, which consists of patent and trademark applications.

Intangible assets acquired externally are measured at cost less accumulated amortization and impairment losses. The cost of a group of intangible assets acquired is allocated to the individual intangible assets based on their relative fair values. The cost of intangible assets acquired externally comprises its purchase price and any directly attributable cost of preparing the asset for its intended use. Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

Intangible assets with finite useful lives are amortized straight-line over their estimated useful lives from the date they are available for use. The amortization period of the Company’s intellectual property is 5 years.

Equipment

Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Depreciation is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The depreciation rates applicable to each category of equipment are as follows:

Class of equipment	Depreciation rate
Computer equipment	30%
Furniture and equipment	20%
Software	30%

Research and development expenditures

Expenditures on research are expensed as incurred. Research activities include formulation, design, evaluation and final selection of possible alternatives, products, processes, systems or services. Development expenditures are expensed as incurred unless the Company can demonstrate all of the following: (i) the technical feasibility of completing the intangible asset so that it will be available for use or sale; (ii) its intention to complete the intangible asset and use or sell it; (iii) its ability to use or sell the intangible asset; (iv) how the intangible asset will generate probable future economic benefits. Among other things, the Company can demonstrate the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset; (v) the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and (vi) its ability to measure reliably the expenditure attributable to the intangible asset during its development.

F-15

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

Government Assistance

Government grants are recognized when there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the period that the related costs, for which it is intended to compensate, are expensed. When the grant relates to an asset, the cost of the asset is reduced by the amount of the grant and the grant is recognized as income in equal amounts over the expected useful life of the asset.

SR&ED Investment tax credits

The Company claims federal investment tax credits as a result of incurring scientific research and experimental development (“SR&ED”) expenditures. Federal investment tax credits are recognized when the related expenditures are incurred and there is reasonable assurance of their realization. Federal investment tax credits are accounted for as a reduction of research and development expense for items of a period expense nature or as a reduction of property and equipment for items of a capital nature. Management has made a number of estimates and assumptions in determining the expenditures eligible for the federal investment tax credit claim. It is possible that the allowed amount of the federal investment tax credit claim could be materially different from the recorded amount upon assessment by Canada Revenue Agency.

The Company claims provincial (Alberta) investment tax credits as a result of incurring SR&ED expenditures. Provincial investment tax credits are recognized when the related expenditures are incurred and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the provincial investment tax credit claim. The provincial investment tax credits are refundable and have been recorded as Alberta SR&ED tax credit receivable, and as a reduction in research and development expenses on the statement of comprehensive loss. It is possible that the allowed amount of the provincial investment tax credit claim could be materially different from the recorded amount upon assessment by Canada Revenue Agency and the Alberta Tax and Revenue Administration.

Leases

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. At the commencement date, the lease liability is recognized at the present value of the future lease payments and discounted using the interest rate implicit in the lease or the Company’s incremental borrowing rate. A corresponding right-of-use (“ROU”) asset will be recognized at the amount of the lease liability, adjusted for any lease incentives received and initial direct costs incurred. Over the term of the lease, financing expense is recognized on the lease liability using the effective interest rate method and charged to net income, lease payments are applied against the lease liability and depreciation on the ROU asset is recorded by class of underlying asset.

The lease term is the non-cancellable period of a lease and includes periods covered by an optional lease extension option if reasonably certain the Company will exercise the option to extend. Conversely, periods covered by an option to terminate are included if the Company does not expect to end the lease during that time frame. Leases with a term of less than twelve months or leases for underlying low value assets are recognized as an expense in net income on a straight-line basis over the lease term.

F-16

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

2. SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION (CONT’D)

A lease modification will be accounted for as a separate lease if it materially changes the scope of the lease. For a modification that is not a separate lease, on the effective date of the lease modification, the Company will remeasure the lease liability and corresponding ROU asset using the interest rate implicit in the lease or the Company’s incremental borrowing rate. Any variance between the remeasured ROU asset and lease liability will be recognized as a gain or loss in net income to reflect the change in scope.

Adoption of new accounting standard

The Company adopted the requirements of IFRS 16 effective January 1, 2019. This new standard replaces IAS 17 Leases and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased.

For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to the current accounting for finance leases, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is substantially unchanged.

On adoption, the Company’s lease consisted of an office lease. The Company transitioned to the new standard using the modified retrospective approach and:

o	Measured the lease liability based on the present value of the remaining lease payments discounted using the Company’s incremental borrowing rate at January 1, 2019;
o	Measured the right-of-use asset based on the present value of the liability at the commencement date of the lease less any incentives received from the lessor; and
o	Recording the cumulative difference to deficit.

The following is a reconciliation of total operating lease commitments at December 31, 2018 to the lease liabilities recognized at January 1, 2019:

Lease liability before discounting	$38,000
Renewal options	133,000
Discounted using incremental borrowing rate	(39,366)
Lease liability	$131,634

For any new contracts entered into on or after January 1, 2019, the Company considers whether a contract is, or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Company assesses whether the contract meets three key evaluations which are whether:

i.	the contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Company
ii.	the Company has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract
iii.	the Company has the right to direct the use of the identified asset throughout the period of use. The Company assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

included under non-current assets and lease liabilities have been included under current and non-current liabilities.

F-17

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

3. AMALGAMATION

On January 31, 2019, the Company and Draganfly Innovations entered into the BCA providing for a three-cornered amalgamation among the Company, Draganfly Innovations, and Merger Co. As of August 15, 2019, the Amalgamation closed and the Company acquired, on a one for 1.794 basis, all of the issued and outstanding Draganfly Innovations shares (the “Draganfly Innovations Shares”) in exchange for 42,638,356 common shares of the Company.

This resulted in a reverse take-over, of the Company, by the shareholders of Draganfly Innovations. At the time of the Amalgamation, the Company did not constitute a business as defined under IFRS 3; therefore, the Amalgamation is accounted under IFRS 2, where the difference between the consideration given to acquire the Company and the net asset value of the Company is recorded as a listing expense to net loss. As Draganfly Innovations is deemed to be the accounting acquirer for accounting purposes, these consolidated financial statements present the historical financial information of Draganfly Innovations up to the date of the Amalgamation.

Number of shares of Draganfly Inc.	10,500,001
Fair value of common shares in concurrent financing	$0.50
Fair value of shares of Draganfly Inc.	$5,250,001
Fair value of warrants	1,645,193
Fair value of shares issued for transaction fees	1,000,000
Net assets acquired	$(90,335)
Listing expense	$7,804,859

Fair value of the Company acquired, net of liabilities
Cash	$28,538
Accounts receivable	4,991
Loans receivable	963,269
Accounts payable and accrued liabilities	(406,463)
Subscription receipts	(500,000)
$90,335

The fair value of 10,500,001 issued common shares of the Company was estimated to be $0.50 per share using the price of a subscription receipts financing that was completed concurrently (Note 15).

Prior to the closing of the Amalgamation, Draganfly Innovations issued 2,000,000 common shares with a value of $1,000,000 as transaction fees for the Amalgamation to related parties.

The Company assumed 4,000,000 share purchase warrants exercisable at a price of $0.10 per share expiring on February 4, 2021. The fair value of share-purchase warrants was $1,645,193, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	0.86%
Estimate life	1.48 years
Expected volatility	100%
Expected dividend yield	0%

F-18

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

3. AMALGAMATION (CONT’D)

As at August 15, 2019, the Company received $7,025,750 in proceeds to issue subscription receipts (the “Subscription Receipts”) at a price of $0.50 per Subscription Receipt. Each Subscription Receipt was automatically converted, without payment of additional consideration and without any further action on the part of the holder, into one unit of the Company (a “Unit”) on completion of the Amalgamation and the Company becoming reporting issuer in the Province of Saskatchewan and obtaining conditional approval of a listing of the common shares on the CSE (the “Transaction”). Each Unit consists of one common share and one warrant. Each warrant will entitle the holder to purchase one common share at a price of $0.50 for a period of 12 months following the issuance of warrants. The proceeds of the private placement were released to the Company on November 5, 2019 (Note 15).

4. ACCOUNTS RECEIVABLE

	December 31, 2019	December 31, 2018
Trade accounts receivable	$146,194	$66,295
GST input tax credits	54,885	7,985
SR&ED receivable	23,616	23,616
	$224,695	$97,896

Subscriptions receivable

During the year ended December 31, 2017, the Company agreed to settle subscriptions receivable of $160,000 by way of offsetting the amounts against amounts owing on certain notes payable. As at December 31, 2018, the outstanding balance is $153,566 in subscription receivables relating to shares issued in a prior year. During the year ended December 31, 2019, this receivable was settled against certain notes payable (Note 13).

5. INVENTORY

	December 31, 2019	December 31, 2018
Parts	$48,563	$61,185

During the year ended December 31, 2019, the Company recorded a provision to value its inventory for obsolete and slow-moving inventory, recognizing an expense in cost of sales of $nil (2018: $80,135).

During the year ended December 31, 2019, $96,463 (2018: $271,511) of inventory was sold and recognized in cost of sales.

6. PREPAID EXPENSES AND DEPOSITS

	December 31, 2019	December 31, 2018
Insurance	$35,703	$11,352
Prepaid marketing services	227,459	-
Prepaid subscriptions	1,583	1,526
WCB Premiums	916	853
Deposits	6,969	9,574
	$272,630	$23,305

F-19

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

7. NOTE RECEIVABLE

On September 30, 2019, the Company issued a note receivable to a vendor of the Company for USD $10,000. The note began to accrue interest on December 22, 2019. As at December 31, 2019, the balance of the note receivable was $13,232, including $328 of interest. The loan is unsecured, bears interest of 10% per annum and was due on December 22, 2019. As at December 31, 2019, the note receivable was deemed uncollectable and the Company recognized a loss of write off of loan receivable of $13,560.

8. EQUIPMENT

	Computer Equipment	Furniture and Equipment	Software	Total
Cost
Balance at January 1, 2018	$163,255	$202,556	$72,499	$438,310
Additions	440	140	11,955	12,535
Disposals	(420)	(21,334)	(114)	(21,868)
Balance at December 31, 2018	163,275	181,362	84,340	428,977
Additions	-	87,785	-	87,785
Disposals	(1,056)	(31,647)	-	(32,703)
Impairment	(155,219)	(95,327)	(54,373)	(304,919)
Balance at December 31, 2019	$7,000	$142,173	$29,967	$179,140
Accumulated depreciation
Balance at January 1, 2018	$147,074	$149,840	$65,477	$362,391
Charge for the year	3,341	14,854	4,326	22,521
Eliminated on disposal	(389)	(10,695)	(29)	(11,113)
Balance at December 31, 2018	150,026	153,999	69,774	373,799
Charge for the year	103	7,028	4,574	11,705
Eliminated on disposal	(1,654)	(26,770)	-	(28,424)
Impairment	(141,714)	(96,313)	(55,054)	(293,081)
Balance at December 31, 2019	$6,761	$37,944	$19,294	$63,999

Net book value:
December 31, 2018	$13,249	$27,363	$14,566	$55,178
December 31, 2019	$239	$104,229	$10,673	$115,141

During the year ended December 31, 2019, the Company sold computer equipment for a gain on disposal of assets of $28,651 (December 31, 2018 - $nil).

F-20

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

9. INTELLECTUAL PROPERTY

Total
Cost
Balance at January 1, 2018	$71,805
Balance at December 31, 2018	71,805
Impairment	(29,874)
Balance at December 31, 2019	$41,931

Accumulated depreciation
Balance at January 1, 2018	$44,362
Charge for the year	15,534
Balance at December 31, 2018	59,896
Charge for the year	8,386
Impairment	(27,736)
Balance at December 31, 2019	$40,546

Net book value:
December 31, 2018	$11,908
December 31, 2019	$1,385

10. RIGHT OF USE ASSETS

The Company’s right-of-use asset relates to the lease of office space.

On adoption of IFRS 16, the group recognized lease liability which had previously been classified as ‘operating leases’ under IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments and discounted using the lessee’s incremental borrowing rate as of January 1, 2019. The weighted average lessee’s incremental borrowing rate applied to the lease liabilities on January 1, 2019 was 12%.

On December 1, 2019, the Company entered into an amendment for the lease agreement, where the lease was amended with a change in annual payments. As there was no change to the underlying asset, the modification was not accounted for as a separate lease.

Total
Cost
Balance at January 1, 2019, on adoption of IFRS 16	$131,634
Lease modification	27,905
Balance at December 31, 2019	$159,539

Accumulated depreciation
Balance at January 1, 2019, on adoption of IFRS 16	$-
Charge for the period	29,545
Balance at December 31, 2019	$29,545

Net book value:
January 1, 2019, on adoption of IFRS 16	$131,634
December 31, 2019	$129,994

F-21

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

11. LEASE LIABILITY

Total
Balance at January 1, 2019, on adoption of IFRS 16	$131,634
Interest expense	14,534
Lease payments	(38,000)
Lease modification	27,905
Balance at December 31, 2019	$136,073

Which consists of:
Current lease liability	$43,000
Non-current lease liability	93,073
Balance at December 31, 2019	$136,073

12. TRADES PAYABLE AND ACCRUED LIABILITIES

	December 31, 2019	December 31, 2018
Trades payable	$688,309	$1,593,377
Accrued liabilities	162,658	106,220
Contingent liabilities (Note 18)	-	15,000
Due to related parties (Note 20)	9,681	837,781
Government grant payable (Note 17)	33,709	33,709
	$894,357	$2,586,087

During the year ended December 31, 2019, the Company settled $1,030,714 in trades payable through repayment of $512,492 and recognized a gain on settlement of debt of $518,222 (2018 - $nil).

13. NOTES PAYABLE

	December 31, 2019	December 31, 2018
Opening balance	$844,304	$571,675
Issuance of notes payable	1,137,978	373,243
Repayment of notes payable (1)	(1,036,336)	(137,854)
Settlement of notes payable	(62,000)	-
Foreign exchange	(22,366)	(882)
Interest accrued	101,689	38,122
Eliminated on consolidation	(963,269)	-
Ending balance	$-	$844,304

(1)	Includes the application of $153,566 of subscription receivable (Note 4).

The Company had no notes payable outstanding as at December 31, 2019.

During the year ended December 31, 2019, the following new notes were executed:

-	Note 13 was entered into with a company controlled by a director of the Company, bear interest at 12% per annum and are unsecured. Note 13 was settled during the year ended December 31, 2019.

F-22

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

13. NOTES PAYABLE (CONT’D)

-	Notes 14 through 17, were entered into between the Company and Draganfly Innovations for $930,000, interest bearing at 10% per annum, calculated annually, and due at the earlier of 30 days from the date the Amalgamation is completed and one year from the date of the advance. Upon closing of the Amalgamation (Note 3), Notes 14 through 17 were eliminated upon consolidation.

-	Note 18 was entered into with an individual for USD$125,000, interest bearing at 18% per annum, and is unsecured. The notes had a maturity date of October 29, 2019 and was repaid during the year ended December 31, 2019. This note also bore a USD$6,250 due diligence fee and a USD$6,250 closing fee that are being recognized over the life of the note as additional interest.

The Company’s notes payable outstanding as at December 31, 2018 were as follows:

	Start Date	Maturity Date	Rate	Principal	Interest	Total
Note 1	2015-03-26	2015-07-17	0%	$124,000	$-	$124,000
Note 2	2015-07-17	2015-12-01	5%	278,570	87,249	365,819
Note 3	2018-02-05	2018-04-30	12%	25,000	2,704	27,704
Note 4	2018-05-28	2018-07-31	12%	60,000	4,281	64,281
Note 5	2018-06-25	2018-07-31	12%	40,000	2,486	42,486
Note 6	2018-07-09	2018-08-06	12%	12,000	690	12,690
Note 7	2018-07-23	2018-08-23	12%	23,000	1,217	24,217
Note 8	2018-09-17	2018-10-31	12%	40,000	1,381	41,381
Note 9	2018-10-15	2018-11-30	12%	32,000	810	32,810
Note 10	2018-11-26	2018-12-31	12%	2,000	23	2,023
Note 11	2018-12-04	2018-12-31	12%	2,500	21	2,521
Note 12	2018-12-07	2019-03-05	18%	99,743	4,629	104,372
Total				$738,813	$105,491	$844,304

14. CONVERTIBLE DEBENTURES

	September 2015 (1)	August 2016 (2 and 3)	December 2016 (4)	January 2017 (5 and 6)	March 2017 (7)	Total
Cost
Balance at January 1, 2018	$550,000	$200,000	$160,784	$51,202	$154,236	$1,116,222
Accretion	-	-	39,216	13,047	38,558	90,821
Balance at December 31, 2018	$550,000	$200,000	$200,000	$64,249	$192,794	$1,207,043
Repayments	(275,000)	(208,131)	-	-	-	(486,131)
Settled for shares	(275,000)	-	(200,000)	(65,000)	(200,000)	(740,000)
Accretion and interest	-	8,131	-	751	7,206	16,088
Balance at December 31, 2019	$-	$-	$-	$-	$-	$-

The Company had no convertible debentures outstanding as at December 31, 2019.

During the year ended December 31, 2019, half of Debenture 1 and the entire portion of Debentures 2 and 3 were repaid.

During the year ended December 31, 2019, the Company settled the remaining portion of Debenture 1 and Debentures 4 through 7 by issuing 2,118,492 common shares of the Company (Note 15 and 23).

F-23

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

15. SHARE CAPITAL

Authorized share capital

Unlimited number of common shares without par value.

Issued share capital

For the year ended December 31, 2019,

-	Prior to the closing of the Amalgamation (Note 3), Draganfly Innovations issued 719,927 (pre-consolidation) common shares to a company controlled by a director of the Company for settlement of $799,341 in accounts payable and application of $153,566 in subscription receivable (Note 4).
-	Prior to the closing of the Amalgamation (Note 3), Draganfly Innovations issued 1,114,827 (pre-consolidation) common shares with a value of $1,000,000 as transaction fees for the Amalgamation to related parties.
-	On August 15, 2019, the Amalgamation (Note 3) was completed and the Company acquired, on a 1.794 for 1 basis, all issued and outstanding shares of Draganfly Innovations in exchange for 42,638,356 common shares of the Company.
-	On August 15, 2019, the Company issued 45,325 common shares for settlement of $22,662 in trades payables at a value of $0.50 per share.
-	On August 15, 2019, the Company issued 2,118,492 common shares for settlement of $740,000 in convertible debentures and interest. As a result of the settlement, the Company recognized loss on settlement of debt of $319,246 in the statement of loss and comprehensive loss.
-	On August 23, 2019, the Company issued 316,940 common shares for exercise of share purchase warrants of the Company for proceeds of $8,833. As a result of the exercise, $212,909 from reserve was reclassification to share capital.
-	On October 25, 2019, the Company issued 14,051,499 units per the private placement (Note 3). Each unit consists of one common share and one warrant. These warrants have an exercise price of $0.50 per warrant, each convert to one common share, and have a life of one year, expiring on October 25, 2020.

For the year ended December 31, 2018,

-	The Company issued 8,000 shares for proceeds of $400 for exercise of warrants. In relation, $10,000 in equity reserve was reclassified to share capital.

Stock options

The Company has adopted an incentive share compensation plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, and in accordance with the CSE requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares. The total number of common shares reserved and available for grant and issuance pursuant to this plan shall not exceed 20% (in the aggregate) of the issued and outstanding common shares from time to time. The number of options awarded and underlying vesting conditions are determined by the Board of Directors in its discretion. Such options will be exercisable for a period of up to 10 years from the date of grant. The aggregate sales price (meaning the sum of all cash, property, notes, cancellation of debt, or other consideration received or to be received by the Company for the sale of the securities) or amount of common shares issued during any consecutive 12-month period will not exceed the greatest of the following: (i) U.S.$1,000,000; (ii) 15% of the total assets of the Company, measured at the Company’s most recent balance sheet date; or (iii) 15% of the outstanding amount of the common shares of the Company, measured at the Company’s most recent balance sheet date; and The number of common shares issuable pursuant to the exercise of options under the plan within a 12 month period to all eligible persons retained to provide investor relations activities (together with those common shares that are issued pursuant to any other share compensation arrangement) shall not, at any time, exceed 1% of the issued and outstanding common shares.

F-24

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

15. SHARE CAPITAL (CONT’D)

As at December 31, 2019, the Company had the following options outstanding and exercisable:

Grant Date	Expiry Date	Exercise Price	Remaining Contractual Life (years)	Number of Options Outstanding	Number of Options Exercisable
October 30, 2019	October 30, 2029	$0.50	9.84	3,075,000	1,024,992
November 19, 2019	November 19, 2029	$0.50	9.89	650,000	83,333
				3,725,000	1,108,325

The following is a summary of the Company’s stock option activity:

	Number of Options	Weighted Average Exercise Price
Outstanding, December 31, 2017	300,000	$1.25
Expired	(300,000)	1.25
Outstanding, December 31, 2018	-	$-
Granted	3,725,000	0.50
Outstanding, December 31, 2019	3,725,000	$0.50

During the year ended December 31, 2019,

-	The Company granted 2,925,000 options to employees. Each option is exercisable at $0.50 per share for a period of 10 years from the grant date.

-	The Company issued 800,000 options to consultants. Each option is exercisable at $0.50 per share for a period of 10 years from the grant date.

During the year ended December 31, 2018, the fair value of 300,000 expired options of $323,026 was reclassified from reserves to deficit.

During the year ended December 31, 2019, the Company recorded $599,701 in stock-based compensation for stock options, based on the fair values of stock options granted which were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

Year ended December 31, 2019
Risk free interest rate	1.45%-1.46%
Expected volatility	100%
Expected life	7.5 years
Expected dividend yield	0%
Exercise price	$0.50

The weighted average grant date fair value of options granted during the year ended December 31, 2019 was $0.46 per option.

F-25

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

15. SHARE CAPITAL (CONT’D)

Restricted share units (RSUs)

The Company has adopted an incentive share compensation plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, and in accordance with the Exchange requirements, grant to directors, officers, employees and technical consultants to the Company, restricted stock units (RSUs). The number of RSUs awarded and underlying vesting conditions are determined by the Board of Directors in its discretion. RSUs will have a 3-year vesting period following the award date. The total number of common shares reserved and available for grant and issuance pursuant to this plan, and the total number of Restricted Share Units that may be awarded pursuant to this plan, shall not exceed 20% (in the aggregate) of the issued and outstanding common shares from time to time.

The aggregate sales price (meaning the sum of all cash, property, notes, cancellation of debt, or other consideration received or to be received by the Company for the sale of the securities) or amount of common shares issued during any consecutive 12-month period will not exceed the greatest of the following: (i) USD $1,000,000; (ii) 15% of the total assets of the Company, measured at the Company’s most recent balance sheet date; or (iii) 15% of the outstanding amount of the common shares of the Company, measured at the Company’s most recent balance sheet date. At the election of the Board of Directors, upon each vesting date, participants receive (a) the issuance of common shares from treasury equal to the number of RSUs vesting, or (b) a cash payment equal to the number of vested RSUs multiplied by the fair market value of a common share, calculated as the closing price of the common shares on the CSE for the trading day immediately preceding such payment date; or (c) a combination of (a) and (b).

On the grant date of RSUs, the Company determines whether it has a present obligation to settle in cash. If the Company has a present obligation to settle in cash, the RSUs are accounted for as liabilities, with the fair value remeasured at the end of each reporting period and at the date of settlement, with any changes in fair value recognized in profit or loss for the period. The Company has a present obligation to settle in cash if the choice of settlement in shares has no commercial substance, or the Company has a past practice or a stated policy of setting in cash, or generally settles in cash whenever the counterparty asks for cash settlement. If no such obligation exists, RSUs are accounted for as equity settled share-based payments and are valued using the share price on grant date. Upon settlement:

a)	If the Company elects to settle in cash, the cash payment is accounted for as the repurchase of an equity interest (i.e. as a deduction from equity), except as noted in (c) below.
b)	If the Company elects to settle by issuing shares, the value of RSUs initially recognized in reserves is reclassified to share capital, except as noted in (c) below.
c)	If the Company elects the settlement alternative with the higher fair value, as at the date of settlement, the Company recognizes an additional expense for the excess value given (i.e. the difference between the cash paid and the fair value of shares that would otherwise have been issued, or the difference between the fair value of the shares and the amount of cash that would otherwise have been paid, whichever is applicable).

During the year ended December 31, 2019, the Company committed to grant 3,175,000 RSUs to employees and consultants of the Company with each RSU exercisable into one common share of the Company or the cash equivalent thereof upon the vesting conditions being met for a period of three years from the grant date. The Company at its discretion elected to grant the employees and consulting common shares rather than paying cash. As a result, the Company recorded share-based payment expense of $161,858 in stock-based compensation for RSUs, based on the fair values of RSUs granted which were calculated using the closing price of the Company’s stock on the day prior to grant.

F-26

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

15. SHARE CAPITAL (CONT’D)

As at December 31, 2019 the Company had the following RSUs outstanding:

Grant Date	Number of RSUs Outstanding
October 30, 2019	2,925,000
November 19, 2019	250,000
3,175,000

Warrants

The following is the summary of the Company’s warrant activity:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, December 31, 2017	784,232	$0.30
Exercised	(14,352)	0.03
Outstanding, December 31, 2018	770,030	$0.27
Warrants of the Company at time of Amalgamation (Note 3)	4,000,000	0.10
Expired	(453,090)	0.03
Exercised	(316,940)	0.03
Issued	14,051,499	0.50
Outstanding, December 31, 2019	18,051,499	$0.41

As at December 31, 2019, the Company had the following warrants outstanding:

Date Issued	Expiry Date	Exercise Price	Number of Warrants Outstanding
February 4, 2019	February 4, 2021	$0.10	4,000,000
November 5, 2019	November 5, 2020	$0.50	14,051,499
			18,051,499

The weighted average remaining contractual life of warrants outstanding as of December 31, 2019 was 0.90 years (December 31, 2018 - 0.84 years).

F-27

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

16. REVENUE

The Company sub-classifies revenue within the following components: product revenue and consulting revenue. Product revenue comprises of sales of internally assembled multi-rotor helicopters, industrial aerial video systems, civilian small unmanned aerial systems or vehicles, and wireless video systems. Consulting revenue consists of fees charged for custom engineering and training and simulation consulting.

	December 31, 2019	December 31, 2018
Product sales	$248,939	$423,705
Consulting	1,131,488	963,308
	$1,380,427	$1,387,013

Consulting revenue:

On May 22, 2017, the Company executed a standard consulting agreement, whereby the Company would provide consulting, custom engineering and investigating and solving on a project by project basis. The Company shall be responsible for the development, design, procurement, fabrication, assembly, integration, checkout, integration and test of hardware, software, and firmware necessary to produce a complete system per each project. The consideration for the services performed are based on the labor cost incurred on an hourly basis and minimal preapproved expenditures.

The Company operates in an international market within one reportable industry segment. Geographic revenue segmentation is as follows:

	December 31, 2019	December 31, 2018
Canada	$127,118	$249,595
United States	1,251,199	1,131,940
International	2,110	5,478
	$1,380,427	$1,387,013

The Company derives significant revenues from one customer, which exceeds 10% of total revenues for either the year ended December 31, 2019 at 81%. During the year ended December 31, 2018, there were three customers that provided significant revenues that exceeded 10% (2018 – 63%).

17. GOVERNMENT ASSISTANCE

During the year ended December 31, 2019, the Company received $nil (December 31, 2018 – $89,740) in government assistance for the purchase of research related to scientific research and experimental development tax credit, the entire amount is included in other income. In addition, the Company recorded $nil (December 31, 2018 - $23,816) in SR&ED receivable for current year SR&ED claim.

In February 2016, the Company and an Alberta based government funded not-for-profit organization (the “Organization”) entered into a funding agreement, whereby the Organization would fund 50% of the total costs, up to $375,000 to the Company for the development of a new product. During the year ended December 31, 2016, the Company received $75,000 in funding. On February 28, 2017, the Company and the Organization entered into a repayment agreement, where the Company would refund and repay a portion of the Organization’s initial funding. The repayment agreement set out the terms and conditions upon which the Company was to pay $41,292 over a 12-month repayment plan. During the year ended December 31, 2018, the Company made its final repayment of $13,764.

In addition, the Company will pay the Organization $33,709 if the Company ever sells a product that the Organization’s funding contributed to, recorded in accounts payable and accrued liabilities.

F-28

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

18. CONTINGENCY

On January 15, 2018, the Company entered into a settlement agreement with a vendor pursuant to an action filed under the Ontario Court. Per the agreement, the Company is to pay the settlement amount of $75,000 in 15 equal installments on a monthly basis. During the year ended December 31, 2019, the Company repaid $15,000 (2018 - $60,000) of the settlement amount.

19. FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash held in bank accounts and trade receivables. The majority of cash is deposited in bank accounts held with major bank in Canada. As most of the Company’s cash is held by one bank there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. The Company does not have any past due outstanding receivables and the expected loss rate for undue balance is estimated to be nominal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents. Historically, the Company’s sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal.

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Capital Management

The Company manages its capital to maintain its ability to continue as a going concern and to provide returns to shareholders and benefits to other stakeholders. The capital structure of the Company consists of cash and equity comprised of issued share capital, and share-based payment reserve.

F-29

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

19. FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (CONT’D)

The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its board of directors, will balance its overall capital structure through new equity issuances or by undertaking other activities as deemed appropriate under the specific circumstances. The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remains unchanged from the year ended December 31, 2018.

20. RELATED PARTY TRANSACTIONS

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors and corporate officers.

Loans:

On July 17, 2015, the Company issued a note payable for $600,000 with the former owner of the Company. The note payable bears interest at 5% per annum, was due on December 1, 2015 and is secured against the intellectual property as at the effective date. During the year ended December 31, 2019, the Company repaid the balance owing of $378,770 (2018 - $nil). As at December 31, 2019, $nil (2018 - $364,655) in notes payable plus accrued interest is outstanding. For the year ended December 31, 2019, the Company recognized interest expense of $15,153 (2018 - $17,748).

i.	On December 17, 2015, the Company issued a $160,000 note payable to a company controlled by a director of the Company. During the year ended December 31, 2017, the balance outstanding of $160,000 was applied against a subscription receivable (note 3). This subscription receivable was settled in the year ended December 31, 2019.

ii.	During the year ended December 31, 2018, the Company issued into various promissory notes of $273,500 with a company controlled by a director of the Company. The promissory notes are interest bearing at 12% per annum, unsecured and due within 60 days from the date of advance.

During the year ended December 31, 2019, the company repaid the balance owing of $290,973 (2018 - $37,086). As at December 31, 2019, $nil in promissory notes plus accrued interest is outstanding (2018 - $253,995). For the year ended December 31, 2019, the Company recorded interest expense of $13,860 (2018 - $17,581).

Trade payables and accrued liabilities:

During the year ended December 31, 2019, the Company had $9,681 (2018 - $837,781) payable to related parties outstanding that were included in accounts payable. The balances outstanding are unsecured, non-interest bearing and due on demand.

Key management compensation

Key management includes the Company’s directors and members of the executive management team. Compensation awarded to key management for the year ended December 31, 2019 and 2018 included:

	December 31, 2019	December 31, 2018
Contract work, in office and miscellaneous	$420,039	$-
Salaries	289,450	280,000
Share-based payments	480,158	-
Total	$1,189,647	$280,000

F-30

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

21. INCOME TAXES

The following table reconciles the expected income taxes at the Canadian statutory income tax rates to the amounts recognized in the statements of comprehensive loss for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Loss before income taxes	$11,095,507	$601,729
Canadian statutory rates	27%	27%
Expected income tax	2,996,000	162,000
Non-deductible items	(2,043,000)	-
Adjustments to prior years provision versus statutory tax returns	(388,000)	-

Differences between prior year provision and final tax return	(18,000)	(20,000)
Change in deferred tax asset not recognized	(547,000)	(142,000)
Income tax	$-	$-

The Company’s unrecognized deductible temporary differences and unused tax losses for which no deferred tax asset is recognized consist of the following amounts:

	December 31, 2019	December 31, 2018
Deferred income tax assets (liabilities):
Share issuance costs	$-	$1,000
Non-capital losses	2,439,000	1,849,000
Property and equipment	581,000	650,000
Intangible assets	-	(27,000)
Scientific Research and Experimental Development	49,000	49,000
Total deferred income tax assets	$3,069,000	$2,522,000
Deferred income tax not recognized	(3,069,000)	(2,522,000)
Net deferred tax assets	$-	$-

The Company has non-capital loss carry forward of approximately $7,743,000 which may be carried forward to apply against future year income tax for Canadian income tax purposes, subject to the final determination by taxation authorities, expiring in the years 2033 to 2039.

22. FINANCE AND OTHER COSTS

	December 31, 2019	December 31, 2018
Accretion and interest expense (note 14)	$16,088	$90,821
Interest expense for notes payable (note 13)	101,689	38,122
Interest expense on lease liabilities (note 11)	14,534	-
Interest on outstanding trade payables and bank charges	39,594	16,328
	$171,905	$145,271

23. SUPPLEMENTAL CASH FLOW DISCLOSURES

During the year ended December 31, 2019:

•	Settlement of $822,003 in accounts payable and application of $153,566 in subscription receivable through issuance of shares (Note 15); and
•	Settlement of $740,000 of convertible debentures (Note 15).

F-31

Draganfly Inc. (formerly Drone Acquisition Corp.) Notes to the Consolidated Financial Statements For the Years Ended December 31, 2019 and 2018 Expressed in Canadian Dollars

24. SUBSEQUENT EVENTS

The following reportable events occurred subsequent to the year ended December 31, 2019:

•

On April 30, 2020, the Company completed the acquisition of Dronelogics Systems Inc. (“Dronelogics”) by acquiring all of the shares of Dronelogics, resulting in Dronelogics becoming a wholly-owned subsidiary of the Company. Dronelogics is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services.

o

On closing of the Dronelogics acquisition, the Company: (i) paid the Dronelogics shareholders $2,000,000, consisting of a cash payment of $500,000, subject to a post-closing working capital adjustment; (ii) issued the Dronelogics shareholders 3,225,438 common shares in satisfaction of the balance of the purchase price and payment of certain management bonuses at a deemed price of 0.50 per common share; (iii) appointed Mr. Justin Hannewyk, President of Dronelogics, to the Board of Directors of the Company; and (iv) issued 200,000 Common Shares to a finder in connection with the Dronelogics acquisition. The common shares issued under the Dronelogics acquisition are subject to resale restrictions in the form of pooling terms providing for release of such shares over a period of 24 months and a right to place in favor of the Company during the same 24-month period.

•	The recent outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. There are significant uncertainties with respect to future developments and impact to the Company related to the COVID-19 pandemic, including the duration, severity and scope of the outbreak and the measures taken by governments and businesses to contain the pandemic. While the impact of COVID-19 is expected to be temporary, the current circumstances are dynamic and the impacts of COVID-19 on the Company’s business operations cannot be reasonably estimated at this time. As at the financial statement approval date, the outbreak and the related mitigation measures have had the following impacts on the Company’s operations, among others: temporary closure of business locations, supply chain issues, and decrease in sales. The extent to which these events may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine the ultimate financial impacts at this time. Any deterioration in the current situation could have an adverse impact on our business, results of operations, financial position and cash flows in 2020.

F-32

Candrone

Carve-out Condensed Interim Financial Statements

Period ended September 30, 2019

(unaudited)

(Expressed in Canadian Dollars)

F-33

Candrone Carve-out Condensed Interim Statements of Finance Position Expressed in Canadian dollars

		September 30,	December 31,
	Notes	2019	2018
		(unaudited)
ASSETS
Current assets
Cash		$104,794	$-
Accounts receivable		330,564	100,290
Inventory	4	604,958	270,580
Prepaids and deposits	6	151,286	40,228
		1,191,602	411,098
Non-current assets
Property and equipment	5	44,364	15,461
Right of use assets	8	115,372	-
Total Assets		$1,351,338	$426,559

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Bank indebtedness		$-	$25,064
Accounts payable and accrued liabilities	7	548,831	157,000
Due to shareholders	13	121,062	105,872
Notes payable	11	245,595	152,340
Lease liability – current portion	9	49,159	-
Vehicle loan – current portion	10	4,890	-
		959,537	440,276
Long-term liabilities
Lease liability	9	68,945	-
Vehicle loan	10	23,321	-
Total Liabilities		1,061,803	4470,276

OWNERS’ EQUITY
Net owners’ equity		289,535	(13,717)
Total Owners’ Equity		289,535	(13,717)
Total Liabilities and Owners’ Equity		$1,351,338	$426,559

Nature and continuance of operations (Note 1)

Commitments (Notes 9 and 10)

Subsequent event (Note 14)

Approved and authorized for issuance by the Board of Directors of Dronelogics on January 31, 2020.

“Richard Cochrane”	“Justin Hannewyk”
Director	Director

The accompanying notes are an integral part of these carve-out condensed interim financial statements.

F-34

Candrone Carve-out Condensed Interim Statement of Net income (Unaudited) Expressed in Canadian dollars

		Nine months ended
	Notes	September 30, 2019

Revenues
Product Sales		$1,723,562
Services		891,684
		2,615,246
Cost of Sales		1,706,476
Gross Margin		908,770

Operating expenses
Amortization	5,8	53,637
Auto		1,772
Business development		69,800
Facilities		5,899
Financial fees and bad debts		23,116
Insurance		15,663
Management	13	94,500
Office and Administration		30,013
Professional fees		15,670
Salaries and Wages		213,751
		523,821

Income before Other Items		384,949

Other Items
Rent income		20,465
Foreign exchange loss		(307)

Net and comprehensive income		$405,107

The accompanying notes are an integral part of these carve-out condensed interim financial statements.

F-35

Candrone Carve-out Condensed Interim Statement of Changes in Owners’ Equity (Unaudited) Expressed in Canadian dollars

Owners’ Equity

Balance, January 1, 2018	$42,789
Net change in cinematography	(322,393)
Net income for the year	265,887
Balance, December 31, 2018	$(13,717)
Adjustment on adoption of IFRS 16 (Note 3)	510
Net change in cinematography	(102,365)
Net income for the period	405,107
Balance, September 30, 2019	$289,535

The accompanying notes are an integral part of these carve-out condensed interim financial statements.

F-36

Candrone Carve-out Condensed Interim Statement of Changes in Cash Flows (Unaudited) For the nine months ended Expressed in Canadian dollars

Nine months ended
September 30, 2019

Operating activities
Net income for the period	$405,107
Adjustments for items not affecting cash
Amortization	53,637

Changes in non-cash working capital items
Accounts receivable	(230,274)
Inventory	(334,378)
Prepaid and deposits	(111,058)
Accounts payable and accrued liabilities	391,831
Net cash provided by operating activities	174,865

Investing activities
Purchase of property and equipment	(7,739)
Net change in cinematography	(102,365)
Net cash used in investing activities	(110,104)

Financing activities
Issuance of notes payable	1,100,541
Repayment of notes payable	(1,007,286)
Advances from shareholders	15,190
Payment of lease obligation	(43,348)
Net cash provided by financing activities	65,097

Increase in cash	129,858
Cash (bank indebtedness), beginning	(25,604)

Cash (bank indebtedness), ending	$104,794

The accompanying notes are an integral part of these carve-out condensed interim financial statements.

F-37

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

1.	Nature and continuance of operations

Candrone (the “Company” or “Candrone”) is a division of DroneLogics Systems Inc. (“Dronelogics”), incorporated on January 13, 2009, under the laws of the province of British Columbia, Canada. The Company’s principal activity is the provision of services with unmanned aerial vehicle (“UAV”) and remotely piloted aircraft (“RPA”), together known as drones, sales of drones, repairs and training related to drones in North America.

The head office, principal address and the registered and records office of the Company are located at 22-2720 Cheakamus Way, Whistler, BC V0N 1B2, with principal operations at #319-2999 Underhill Ave, Burnaby, British Columbia, Canada, V5A 3C2.

2.	Basis of presentation

Statement of compliance

These Carve-out Condensed Interim Financial Statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting.” They do not include all of the information required for full annual financial statements and should be read in conjunction with the Company’s audited Carve-out Condensed Interim Financial Statements for the fiscal year ended December 31, 2018.

These financial statements were approved and authorized by the Board of Directors of Dronelogics on January 31, 2020.

Basis of preparation

The Carve-out Condensed Interim Financial Statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The Carve-out Condensed Interim Financial Statements are presented in Canadian dollars unless otherwise noted.

The carve-out financial information has been prepared from Dronelogics’ historical results of operations, assets and liabilities attributable to Candrone.

Management evaluated each of the accounts of Dronelogics and carved-out, on a reasonable basis, the balances and activity of the Candrone operations. The historical costs and expenses reflected in Dronelogics’ financial statements include 1an allocation for certain corporate and shared service functions historically provided by Dronelogics, including, but not limited to, executive oversight, accounting, tax, legal, human resources, and other shared services. These expenses have been allocated to Candrone on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of total expenses of Dronelogics and other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Management believes the assumptions underlying these Carve-out Condensed Interim Financial Statements, including the assumptions regarding the allocation of general corporate expenses from Dronelogics, are reasonable. Nevertheless, these Carve-out Condensed Interim Financial Statements may not include all of the actual expenses that would have been incurred had Candrone operated as a standalone entity during the periods presented and may not reflect the results of operations, financial position and cash flows had Candrone operated as a standalone entity during the periods presented. Actual costs that would have been incurred if Candrone had operated as a standalone entity would depend on multiple factors and would result in additional costs that are not reflected in Candrone’s historical results of operations, financial position and cash flows.

F-38

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

2.	Basis of preparation (continued)

Salaries, benefits and incentive compensation have been reflected in the carve-out period based on employee services that were specifically identifiable with Candrone, as well as management’s best estimate to allocate shared employee costs.

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

Inventories

Inventory is valued at the lower of cost and net realizable value. Net realizable value is determined with reference to the estimated selling price. The Company estimates selling price based upon assumptions about future demand and current and anticipated retail market conditions.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

F-39

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

2.	Basis of preparation (continued)

Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

•	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
•	The classification of financial instruments;
•	The classification of leases as either operating or finance type leases; and
•	The determination of the functional currency of the company.

3.	Significant Accounting Policies

These carve-out interim financial statements have been prepared on the basis of accounting policies and methods of computation consistent with those applied in the Company’s audited annual financial statement for the fiscal year ended December 31, 2018, with the exception of the following:

Adoption of new standards - Leases

The Company adopted the requirements of IFRS 16 effective January 1, 2019. This new standard replaces IAS 17 Leases and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to the current accounting for finance leases, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is substantially changed.

On adoption, the Company’s lease consisted of a warehouse lease and two vehicle leases. The Company transitioned to the new standard using the modified retrospective approach and:

•	Measured the lease liability based on the present value of the remaining lease payments discounted using the Company’s incremental borrowing rate at January 1, 2019;
•	Measured the right-of-use asset as if IFRS 16 had been applied since the commencement date, but discounted using the Company’s incremental borrowing rate at January 1, 2019; and
•	Recording the cumulative difference to deficit.

The net impact on retained earnings on January 1, 2019 was an increase of $540.

The following is a reconciliation of total operating lease commitments at December 31, 2018 to the lease liabilities recognized at January 1, 2019:

Lease liabilities before discounting	$177,438
Discounted using incremental borrowing rate	(15,985)
Operating lease liability	$161,453

F-40

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

3.	Significant Accounting Policies (continued)

The following is a reconciliation of lease liabilities to right of use lease asset at January 1, 2019:

Operating lease liability at January 1, 2019	$161,453
Prepaid lease payment	3,919
Lease payments prior to January 1, 2019	5,763
Depreciation prior to January 1, 2019	(3,919)
Right of use lease asset at January 1, 2019	$167,216

For any new contracts entered into on or after January 1, 2019, the Company considers whether a contract is, or contains a lease. A lease is defined as ‘a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration’. To apply this definition the Company assesses whether the contract meets three key evaluations which are whether:

i.	the contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Company

ii.	the Company has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract

iii.	the Company has the right to direct the use of the identified asset throughout the period of use. The Company assess whether it has the right to direct ‘how and for what purpose’ the asset is used throughout the period of use.

Measurement and recognition of leases as a lessee

At lease commencement date, the Company recognizes a right-of-use asset and a lease liability on the balance sheet.

The Company depreciates the right-of-use assets on a straight-line basis from the lease commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The Company also assesses the right-of-use asset for impairment when such indicators exist.

At the commencement date, the Company measures the lease liability at the present value of the lease payments unpaid at that date, discounted using the interest rate implicit in the lease if that rate is readily available. If the interest rate implicit in the lease is not readily available, the Company discounts using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability are made up of fixed payments (including in substance fixed), variable payments based on an index or rate, amounts expected to be payable under a residual value guarantee and payments arising from options reasonably certain to be exercised.

Subsequent to initial measurement, the liability will be reduced for payments made and increased for interest. It is remeasured to reflect any reassessment or modification, or if there are changes in in-substance fixed payments. When the lease liability is remeasured, the corresponding adjustment is reflected in the right-of-use asset, or profit and loss if the right-of-use asset is already reduced to zero.

F-41

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

3.	Significant Accounting Policies (continued)

The Company has elected to account for short-term leases and leases of low-value assets using the practical expedients. Instead of recognizing a right-of-use asset and lease liability, the payments in relation to these are recognized as an expense in profit or loss on a straight-line basis over the lease term. On the statement of financial position, right-of-use assets have been included under non-current assets and lease liabilities have been included under current and non-current liabilities.

4.	Inventory

	September 30, 2019	December 31, 2018
Resale products and related parts	$604,958	$270,580

During the nine month period ended September 30, 2019, the Company recorded a provision to value its inventory for obsolete and slow-moving inventory, recognizing a reduction in cost of sales of $6,453 (2018: $2,340).

5.	Property and equipment

	Vehicle	Leasehold Improvements	Equipment	Total
Cost:
At January 1, 2018	$-	$12,366	$31,612	$43,978
Additions	-	-	1,027	1,027
At December 31, 2018	-	12,366	32,639	45,005
Additions	28,211	-	7,738	35,949
At September 30, 2019	$28,211	$12,366	$40,377	$80,954

Amortization:
At January 1, 2018	$-	$3,309	$18,187	$21,496
Charge for the year	-	2,473	5,575	8,048
At December 31, 2018	-	5,782	23,762	29,544
Charge for the period	-	2,473	4,573	7,046
At September 30, 2019	$-	$8,255	$28,335	$36,590

Net Book Value:
At December 31, 2018	$-	$6,584	$8,877	$15,461
At September 30, 2019	$28,211	$4,111	$12,042	$44,364

F-42

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

6.	Prepaids and deposits

	September 30, 2019	December 31, 2018
Prepaids	$76,744	$9,672
Deposits	74,542	30,556
	$151,286	$40,228

7.	Accounts payable and accrued liabilities

	September 30, 2019	December 31, 2018
Trade payables	$459,433	$65,991
Accrued liabilities	15,390	36,162
Sales tax payable	74,008	54,847
	$548,831	$157,000

8.	Right of use assets

The Company’s right-of-use assets relates to the lease of warehouse space and two vehicles.

On adoption of IFRS 16, the group recognized lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of January 1, 2019. The weighted average lessee’s incremental borrowing rate applied to the warehouse lease liabilities on January 1, 2019 was 7.25%, and the vehicle lease liabilities was 7.75%.

	Warehouse	Vehicles	Total
Cost:
At January 1, 2019, on adoption of IFRS 16	$137,150	$30,066	$167,216

Amortization:
At January 1, 2019, on adoption of IFRS 16	$3,919	$1,335	$5,254
Charge for the period	35,267	11,324	46,591
At September 30, 2019	$39,186	$12,659	$51,845

Net Book Value:
At January 1, 2019, on adoption of IFRS 16	$133,231	$28,731	$161,962
At September 30, 2019	$97,964	$17,407	$115,372

F-43

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

9.	Lease liability

	Warehouse	Vehicles	Total

At January 1, 2019, on adoption of IFRS 16	$132,817	$28,636	$161,453
Interest expense	6,443	1,371	7,814
Lease payments	(38,998)	(12,165)	(51,162)
At September 30, 2019	$100,262	$17,842	$118,104

Which consist of:
Current lease liability	$42,262	$6,897	$49,159
Non-current lease liability	$58,000	$10,945	$68,945

10.	Vehicle loan

In August 2019, the Company obtained financing for motor vehicle acquired. The loan is secured by the vehicle financed. The loan has a term of 60 months and interest bearing at 6.99%.

	September 30, 2019	December 31, 2018
Balance, beginning	$-	$-
Issued	28,211	-
	28,211	-
Current	4,890	-
Long-term	$23,321	$-

F-44

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

11.	Notes Payable

	September 30, 2019	December 31, 2018
Opening balance	$152,340	$179,817
Additions	1,100,541	23,250
Repayments	(1,007,286)	(50,727)
	$245,595	$152,340

The Company’s notes payable outstanding as at September 30, 2019 are as follows:

	Opening	Addition	Repayment	Total
Note 2	$34,710	$–	$(12,015)	$22,695
Note 3	71,500	–	(12,870)	58,630
Note 5	22,880	–	(9,360)	13,520
Note 6	23,250	1,100,541	(973,041)	150,750
Total	$179,817	$1,100,541	$(1,007,286)	$245,595

The Company’s notes payable outstanding as at December 31, 2018 are as follows:

	Opening	Addition	Repayment	Total
Note 1	$4,167	$–	$(4,167)	$–
Note 2	50,730	–	(16,020)	34,710
Note 3	88,660	–	(17,160)	71,500
Note 4	900	–	(900)	–
Note 5	35,360	–	(12,480)	22,880
Note 6	–	23,250	–	23,250
Total	$179,817	$23,250	$(50,727)	$152,340

Note 1 through 5 are issued to Business Development Bank of Canada (“BDC”), and are guaranteed by the directors of Dronelogics.

Note 1 was interest bearing at BDC’s floating base rate (5%) plus a variance of 1% per year, unsecured and due on April 11, 2018.

Note 2 was interest bearing at BDC’s floating base rate (4.85%) plus a variance of 2.35% per year, secured and due on February 10, 2021. The principal repayments were due in installments of $1,235 on October 3, 2016 and $1,335 for the next 59 months.

Note 3 were interest bearing at BDC’s floating base rate (4.85%) plus a variance of 2.00% per year, secured and due on February 10, 2023. The principal repayments were due in installments of $1,310 on October 3, 2016 and $1,430 for the next 83 months.

Note 4 were interest bearing at BDC’s floating base rate (4.85%) plus a variance of 1% per year, secured and due on April 23, 2018. The principal repayments were due in monthly installments of $225 commencing April 5, 2016.

F-45

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

11.	Notes Payable (continued)

Note 5 were interest bearing at BDC’s floating base rate (4.70%) plus a variance of 1% per year, secured and due on October 23, 2020. The principal repayments were due in installments of $1,120 on November 23, 2016 and $1,040 for the next 47 months.

Note 6 is a revolving line of credit of up to $200,000 to Royal Bank of Canada (“RBC”). The line of credit was interest bearing at RBC’s Prime Rate plus 2.56% per annum, payable on the 25th of each month.

12.	Financial Instruments and Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash held in bank accounts and trade receivables. The Company does not have any past due outstanding receivables and the expected loss rate for undue balance is estimated to be nominal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents. Historically, the Company’s sole source of funding has been loans from shareholders and notes payable from Business Development Bank of Canada. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. Accordingly, the Company is moderately exposed to foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its notes payable and has determined there is no material exposure related to interest rate risk.

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

F-46

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

12.	Financial Instruments and Financial Risk Management (continued)

Capital Management

The Company manages its capital to maintain its ability to continue as a going concern and to provide returns to shareholders and benefits to other stakeholders. The capital structure of the Company consists of shareholders’ equity.

The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its board of directors, will balance its overall capital structure through new equity issuances or by undertaking other activities as deemed appropriate under the specific circumstances. The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remains unchanged from the year ended December 31, 2018.

13.	Related party transactions and balances

The following amounts due to related parties are included in non-current liabilities:

	September 30, 2019	December 31, 2018
Shareholders of the Company	$121,062	$105,872
	$121,062	$105,872

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

Key management personnel compensation

	Nine months ended September 30, 2019	Year ended December 31, 2018

Management salaries	$94,500	$90,000
	$94,500	$90,000

14.	Subsequent events

On January 15, 2020, the shareholders of Dronelogics executed a share purchase agreement with Draganfly Inc. (“Draganfly”), whereby Draganfly has agreed to acquire all of the issued and outstanding shares in the capital of Dronelogics, excluding the cinematography division, for a consideration of $2,000,000, plus the amount, if any, by which the estimated closing date working capital exceeds the target closing working capital (the “Transaction”). Draganfly is an operational business of developing and manufacturing multi-rotor helicopters, industrial aerial video systems and civilian small unmanned aerial systems or vehicles. Effective November 5, 2019, Draganfly’s shares began trading on the Canadian Securities Exchange (the “CSE”) under the symbol “DFLY”. The consideration will be paid as follows:

-	$500,000 in cash, subject to working capital adjustment;
-	3,000,000 common shares in the capital of Draganfly at a deemed price of $0.50 per share.

F-47

Candrone Notes to the carve-out financial statements (Unaudited) For the nine months ended September 30, 2019 Expressed in Canadian dollars

14.	Subsequent events (continued)

The shareholders of Dronelogics will enter into executive employment agreements with Draganfly. In addition, they will receive a nomination right to appoint one person to the board of directors of Draganfly for a period of two years from the Closing.

The Transaction has been approved by the board of directors of Draganfly and Dronelogics. In connection with the Transaction, Draganfly will pay fees of $160,000 to certain advisors; consisting of $100,000 by way of 200,000 in Draganfly shares at a deemed price of $0.50 per share and as to $60,000 in cash or Draganfly shares at a deemed price of $0.50 per share. At Closing, Draganfly will issue: (i) additional Draganfly shares to the shareholders, at a deemed price of $0.50 per Draganfly share, in satisfaction of accrued management bonuses in connection with their services to Dronelogics; (ii) grant 445,000 incentive stock options to certain employees of Dronelogics pursuant to Draganfly’s share compensation plan, exercisable at a price equal to closing price of the Draganfly shares on the CSE on January 15, 2020. The options shall have a term of 10 years and vest in three equal tranches, on the first, second and third anniversaries of the date of grant, and (iii) award 375,000 restricted share units (the “RSUs”) to certain directors and officers of Dronelogics. RSUs were awarded to certain directors and officers of Dronelogics pursuant to Draganfly’s share compensation plan. The RSUs shall vest in three equal tranches, on the first, second and third anniversaries of the date of award.

Completion of the Transaction is subject to a number of closing conditions customary for a transaction of this nature, including the filing of required forms with the CSE.

F-48

Candrone

Carve-out financial statements

Year Ended December 31, 2018

(Expressed in Canadian Dollars)

F-49

INDEPENDENT AUDITOR’S REPORT

To the Directors and Shareholders of Draganfly Inc.

Report on the Financial Statements

We have audited the carve-out financial statements of Candrone (the “Company”), a division of DroneLogics Systems Inc., which comprise the carve-out statement of financial position as at December 31, 2018, and the carve-out statements of comprehensive income, changes in owner’s deficiency and cash flows for the year then ended, and notes to the carve-out financial statements, including a summary of significant accounting policies (collectively referred to as the “carve-out financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We were not able to observe the counting of physical inventories at December 31, 2017, or satisfy ourselves concerning those inventory quantities by alternative means.

Since opening inventories affect the determination of the financial performance and cash flows, we were unable to determine whether adjustments to the financial performance and cash flows might have been necessary for the year ended December 31, 2018.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“US GAAS”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2018, and the carve-out statements of comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Comparative Information

The carve-out financial statements of the Company for the year ended December 31, 2017 are unaudited.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS
 Vancouver, BC

August 4, 2020

F-50

Candrone Carve-out Statements of Financial Position Expressed in Canadian dollars

		December 31,	December 31,
	Notes	2018	2017
			(unaudited)
ASSETS
Current assets
Cash		$-	$90,809
Accounts receivable		100,290	98,262
Inventory	3	270,580	204,060
Prepaids and deposits	4	40,228	46,421
		411,098	439,552
Non-current assets
Property and equipment	5	15,461	22,482
Intangible assets		-	228
Total Assets		$426,559	$462,262

LIABILITIES AND OWNERS’ DEFICIENCY
Current Liabilities
Bank indebtedness		$25,064	$-
Accounts payable and accrued liabilities	6	157,000	130,065
Due to shareholders	10	105,872	109,591
Notes payable	8	152,340	179,817
Total Liabilities		440,276	419,473

ONWERS’ DEFICIENCY
Net owners’ deficiency		(13,717)	42,789
Total Owners’ Deficiency		(13,717)	42,789
Total Liabilities and Owners’ Deficiency		$426,559	$462,262

Nature and continuance of operations (Note 1)

Commitments (Note 7)

Subsequent events (Notes 1 and 12)

Approved and authorized for issuance by the Board of Directors of Dronelogics on August 4, 2020.

“Richard Cochrane”	“Justin Hannewyk”
Director	Director

The accompanying notes are an integral part of these carve-out financial statements.

F-51

Candrone Carve-out Statements of Comprehensive Income Expressed in Canadian dollars

		December 31,	December 31,
	Notes	2018	2017
			(unaudited)
Revenues
Product Sales		$2,345,134	$2,870,357
Services		637,698	309,920
		2,982,832	3,180,277
Cost of Sales		2,244,174	2,456,473
Gross Margin		738,658	723,804

Operating expenses
Amortization	5	8,048	11,312
Automotive		11,999	16,559
Business development		68,308	108,126
Facilities		34,264	33,439
Financial fees and bad debts		19,087	28,496
Insurance		20,032	32,538
Management expense	10	90,000	90,000
Office and Administration		23,295	16,024
Professional fees		26,097	34,807
Salaries and Wages		172,094	229,600
		473,224	596,141

Income before Other Item		265,434	127,663

Other Item
Foreign exchange gain		453	33

Net income		$265,887	$127,696

F-52

Candrone Carve-out Statements of Changes in Owners’ Deficiency Expressed in Canadian dollars

Owner’s Deficiency

Balance, January 1, 2017 (unaudited)	$91,954
Net change in cinematography	(176,861)
Net income for the year	127,696
Balance, December 31, 2017 (unaudited)	42,789
Net change in cinematography	(322,393)
Net income for the year	265,887
Balance, December 31, 2018	$(13,717)

The accompanying notes are an integral part of these carve-out financial statements.

F-53

Candrone Carve-out Statements of Changes in Cash Flows Expressed in Canadian dollars

	December 31,	December 31,
	2018	2017
		(unaudited)
Operating activities
Net income for the year	$265,887	$127,696
Adjustments for items not affecting cash
Amortization	8,048	11,312

Changes in non-cash working capital items
Accounts receivable	(2,028)	74,152
Inventory	(66,520)	(39,195)
Prepaid and deposits	6,193	237,798
Accounts payable and accrued liabilities	27,163	(118,931)
Net cash provided by operating activities	238,743	292,832

Investing activities
Purchase of property and equipment	(1,027)	(27,761)
Net change in cinematography	(322,393)	(176,861)
Net cash used in investing activities	(323,420)	(204,622)

Financing activities
Issuance of notes payable	23,250	34,250
Repayment of notes payable	(50,727)	(58,360)
Advances from (repayments to) shareholders	(3,719)	63,885
Net cash provided by (used in) financing activities	(31,196)	39,775

Increase (decrease) in cash	(115,873)	127,985
Cash (bank indebtedness), beginning	90,809	(37,176)

Cash (bank indebtedness), end	$(25,604)	$90,809

Represented As:
Cash	$-	$90,809
Bank Overdraft	(25,604)	-
	$(25,604)	$90,809

The accompanying notes are an integral part of these carve-out financial statements.

F-54

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

1.	Nature and continuance of operations

Candrone (the “Company” or “Candrone”) is a division of DroneLogics Systems Inc. (“Dronelogics”), incorporated on January 13, 2009, under the laws of the province of British Columbia, Canada. The Company’s principal activity is the provision of services with unmanned aerial vehicle (“UAV”) and remotely piloted aircraft (“RPA”), together known as drones, sales of drones, repairs and training related to drones in North America.

The head office, principal address and the registered and records office of the Company are located at 22-2720 Cheakamus Way, Whistler, BC V0N 1B2, with principal operations at #319-2999 Underhill Ave, Burnaby, British Columbia, Canada, V5A 3C2.

2.	Significant accounting policies

Statement of compliance

The carve-out financial statements of the Company comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These financial statements were approved and authorized by the Board of Directors of Dronelogics on January 31, 2020.

Basis of preparation

The carve-out financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The carve-out financial statements are presented in Canadian dollars unless otherwise noted.

The carve-out financial information has been prepared from Dronelogics’ historical results of operations, assets and liabilities attributable to Candrone.

Management evaluated each of the accounts of Dronelogics and carved-out, on a reasonable basis, the balances and activity of the Candrone operations. The historical costs and expenses reflected in Dronelogics’ financial statements include an allocation for certain corporate and shared service functions historically provided by Dronelogics, including, but not limited to, executive oversight, accounting, tax, legal, and other shared services. These expenses have been allocated to Candrone on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of total expenses of Dronelogics and other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Management believes the assumptions underlying these carve-out financial statements, including the assumptions regarding the allocation of general corporate expenses from Dronelogics, are reasonable. Nevertheless, these carve-out financial statements may not include all of the actual expenses that would have been incurred had Candrone operated as a standalone entity during the periods presented and may not reflect the results of operations, financial position and cash flows had Candrone operated as a standalone entity during the periods presented. Actual costs that would have been incurred if Candrone had operated as a standalone entity would depend on multiple factors and would result in additional costs that are not reflected in Candrone’s historical results of operations, financial position and cash flows.

F-55

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

Salaries, benefits and incentive compensation have been reflected in the carve-out period based on employee services that were specifically identifiable with Candrone, as well as management’s best estimate to allocate shared employee costs.

Significant estimates and assumptions

The preparation of carve-out financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the carve-out financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

Inventories

Inventory is valued at the lower of cost and net realizable value. Net realizable value is determined with reference to the estimated selling price. The Company estimates selling price based upon assumptions about future demand and current and anticipated retail market conditions.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

Significant judgments

The preparation of carve-out financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s carve-out financial statements include:

F-56

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

•	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
•	The classification of financial instruments;
•	The classification of leases as either operating or finance type leases; and
•	The determination of the functional currency of the company.

Foreign currency translation

The functional currency of the company is Canadian dollars with certain transactions made in US dollars. The carve-out financial statements are presented in Canadian dollars which is the company’s functional and presentation currency.

Transactions and balances:

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Cash/bank indebtedness

Cash/bank indebtedness includes cash on hand, bank overdrafts and bankers acceptances. Bank overdrafts are repayable on demand. Bank overdrafts and bankers acceptances form an integral part of the Company’s cash management and are included as a component of cash/bank indebtedness for the purpose of the statement of cash flows.

Financial instruments

The Company adopted all of the requirements of IFRS 9 Financial Instruments on January 1, 2018. IFRS 9 replaces IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 utilizes a revised model for recognition and measurement of financial instruments in a single, forward-looking “expected loss” impairment model.

The following is the Company’s new accounting policy for financial instruments under IFRS 9:

(i) Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

F-57

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

The Company completed a detailed assessment of its financial assets and liabilities as at January 1, 2018. The following table shows the original classification under IAS 39 and the new classification under IFRS 9:

Financial assets/liabilities	Original Classification IAS 39	New Classification IFRS 9
Cash	Loans and receivables	Amortized cost
Accounts receivable	Loans and receivables	Amortized cost
Accounts payable	Other financial liabilities	Amortized cost
Due to shareholders	Other financial liabilities	Amortized cost
Notes payable	Other financial liabilities	Amortized cost

The adoption of IFRS 9 resulted in no impact to the opening accumulated deficit nor to the opening balance of accumulated comprehensive income on January 1, 2018.

(ii) Measurement

Financial assets and liabilities at amortized cost
Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL
Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Debt investments at FVTOCI
These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognised in profit or loss. Other net gains and losses are recognised in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss

Equity investments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognised as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognised in OCI and are never reclassified to profit or loss.

(iii) Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

F-58

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

(iv) Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and / or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

Impairment of assets

The carrying amount of the Company’s non-financial assets (which include property and equipment) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

F-59

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax:

Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and li abilities and their carrying amounts for financial reporting. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Leases

Leases of property and equipment where substantially all the risks and benefits incidental to the ownership of the asset are transferred the Company are classified as finance leases.

Finance leases are capitalized by recording an asset and a liability at the lower of the fair value of the leased property and equipment or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

Lease incentives under operating leases are recognized as a liability and amortized on a straight-line basis over the life of the lease term.

Inventory

Inventory consists of resale products and parts of multi-rotor UAVs, LiDAR sensors and camera arms. Inventory is initially valued at cost and subsequently at the lower of cost and net realizable value.

F-60

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. The Company reviews inventory for obsolete and slow-moving goods and any such inventory is written-down to net realizable value.

Revenue Recognition

The Company adopted IFRS 15 – Revenue from Contracts with Customers on January 1, 2018 using the modified retrospective approach where the cumulative impact of adoption is recognized in retained earnings as of January 1, 2018. The new standard provides for a single model that applies to all contracts with customers with two types of recognition: at a point in time or over time. Under IFRS 15 the Company’s accounting policy for revenue recognition is as follows: i) identify the contract with the customer; ii) identify the performance obligation(s) in the contract; iii) determine the transaction price; iv) allocate the transaction price to the performance obligation(s); and (v) recognize revenue when (or as) performance obligation(s) are satisfied.

Revenue comprises the fair value of consideration received or receivable for the sale of goods and consulting services in the ordinary course of the Company’s business. Revenue is shown net of return allowances and discounts.

Sales of goods

The Company manufactures and sells a range of multi-rotor UAVs, industrial aerial video systems, and civilian small unmanned aerial systems or vehicles. Sales are recognized when control of the products has transferred, being when the products are delivered to the customer and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs when the products have been shipped to the specific location or picked up by the customer.

Revenue from these sales is recognized based on the price specified in the contract, net of the estimated discounts and returns. Accumulated experience is used to estimate and provide for the discounts and returns, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. To date, returns have not been significant. No element of financing is deemed present as the sales are made with a credit term of 30 days, which is consistent with market practice.

A receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.

Services rendered
The Company provides consulting, training and repair services on a project by project basis under fixed-price and variable price contracts. Revenue from providing services is recognized in the accounting period in which the services are rendered. For fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided. This is determined based on the actual labour hours spend relative to the total expected labour hours. If contracts include the manufacturing of hardware, revenue for the hardware is recognized at a point in time when the hardware is delivered, the legal title has passed and the customer has accepted the hardware.

F-61

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

2.	Significant accounting policies and basis of preparation (continued)

Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.

Cost of Goods Sold

Cost of sales includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight costs, as well as provisions for reserves related to product shrinkage, excess or obsolete inventory, or lower of cost and net realizable value adjustments as required.

Property and equipment

Equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Amortization is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of property, plant and equipment are as follows:

Class of property and equipment	Amortization rate
Leasehold improvements	Term of lease
Equipment	20%

Accounting standards issued but not yet effective

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 Leases and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to the current accounting for finance leases, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting will be substantially changed. The standard is effective for the annual period beginning on January 1, 2019. The Company intends to transition to the new standard using the modified retrospective approach and measure the lease liability based on the present value of the remaining lease payments and the cumulative difference to deficit. The Company has evaluated the impact of this new guidance on its consolidated carve-out financial statements and has estimated that the adoption of the new standard will result in the recognition of additional right of use assets related to its leased premises of approximately $161,000 and lease liabilities of approximately $161,000.

F-62

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

3.	Inventory

	December 31, 2018	December 31, 2017
Resale products and related parts	$270,580	$204,060

During the year ended December 31, 2018, the Company recorded a provision to value its inventory for obsolete and slow-moving inventory, recognizing a reduction in cost of sales of $2,340 (2017: $6,487).

4.	Prepaids and deposits

	December 31, 2018	December 31, 2017
Prepaids	$9,672	$7,781
Deposits	30,556	38,640
	$40,228	$46,421

5.	Property and equipment

	Leasehold Improvements	Equipment	Total
Cost:
At January 1, 2017	$4,976	$11,241	$16,217
Additions	7,390	20,371	27,761
At December 31, 2017	12,366	31,612	43,978
Additions	-	1,027	1,027
At December 31, 2018	$12,366	$32,639	$45,005

Amortization:
At January 1, 2017	$1,575	$8,609	$10,184
Charge for the period	1,734	9,578	11,312
At December 31, 2017	3,309	18,187	21,496
Charge for the period	2,473	5,575	8,048
At December 31, 2018	$5,782	$23,762	$29,544

Net Book Value:
At December 31, 2017	$9,057	$13,425	$22,482
At December 31, 2018	$6,584	$8,877	$15,461

F-63

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

6.	Accounts payable and accrued liabilities

	December 31, 2018	December 31, 2017
Trade payables	$65,991	$42,952
Accrued liabilities	36,162	17,340
Sales tax payable	54,847	69,773
	$157,000	$130,065

7.	Lease obligations and commitments

Operating lease commitments

As at December 31, 2018, future payments required under non-cancellable operating leases contracted for but not capitalized in the carve-out financial statements are as follows:

	December 31, 2018	December 31, 2017
Payable not later than one year	$69,604	$63,619
Payable later than one year and not later than five years	118,237	160,962
Payable later than five years	-	-
	$187,841	$224,581

8.	Notes Payable

	December 31, 2018	December 31, 2017
Opening balance	179,817	203,927
Additions	23,250	34,250
Repayments	(50,727)	(58,360)
	152,340	179,817

The Company’s notes payable outstanding as at December 31, 2018 are as follows:

	Opening	Addition	Repayment	Total
Note 1	$4,167	$–	$(4,167)	$–
Note 2	50,730	–	(16,020)	34,710
Note 3	88,660	–	(17,160)	71,500
Note 4	900	–	(900)	–
Note 5	35,360	–	(12,480)	22,880
Note 6	–	23,250	–	23,250
Total	$179,817	$23,250	$(50,727)	$152,340

F-64

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

8.	Notes Payable (continued)

The Company’s notes payable outstanding as at December 31, 2017 are as follows:

	Opening	Addition	Repayment	Total
Note 1	$14,167	$–	$(10,000)	$4,167
Note 2	66,750	–	(16,020)	50,730
Note 3	105,820	–	(17,160)	88,660
Note 4	3,600	–	(2,700)	900
Note 5	13,590	34,250	(12,480)	35,360
Total	$203,927	$34,250	$(58,360)	$179,817

Note 1 through 6 are issued to Business Development Bank of Canada (“BDC”), and are guaranteed by the directors of Dronelogics.

Note 1 was interest bearing at BDC’s floating base rate (5%) plus a variance of 1% per year, unsecured and due on April 11, 2018.

Note 2 was interest bearing at BDC’s floating base rate (4.85%) plus a variance of 2.35% per year, secured and due on February 10, 2021. The principal repayments were due in installments of $1,235 on October 3, 2016 and $1,335 for the next 59 months.

Note 3 was interest bearing at BDC’s floating base rate (4.85%) plus a variance of 2.00% per year, secured and due on February 10, 2023. The principal repayments were due in installments of $1,310 on October 3, 2016 and $1,430 for the next 83 months.

Note 4 was interest bearing at BDC’s floating base rate (4.85%) plus a variance of 1% per year, secured and due on April 23, 2018. The principal repayments were due in monthly installments of $225 commencing April 5, 2016.

Note 5 was interest bearing at BDC’s floating base rate (4.70%) plus a variance of 1% per year, secured and due on October 23, 2020. The principal repayments were due in installments of $1,120 on November 23, 2016 and $1,040 for the next 47 months.

Note 6 was a revolving line of credit of up to $200,000 to Royal Bank of Canada (“RBC”). The line of credit was interest bearing at RBC’s Prime Rate plus 2.56% per annum, payable on the 25th of each month.

9.	Financial Instruments and Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash held in bank accounts and trade receivables.

F-65

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

9.	Financial Instruments and Financial Risk Management (continued)

The Company does not have any past due outstanding receivables and the expected loss rate for undue balance is estimated to be nominal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents. Historically, the Company’s sole source of funding has been loans from shareholders and notes payable from Business Development Bank of Canada. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. As at December 31, 2018, the Company held financial liabilities denominated in foreign currencies totaling $6,056, as well as financial assets denominated in foreign currencies totaling $53,543. A 5% shift in exchange rates would result in a foreign exchange gain or loss of approximately $2,200. Accordingly, the Company is moderately exposed to foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its notes payable.

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Capital Management

The Company manages its capital to maintain its ability to continue as a going concern and to provide returns to its owners and benefits to other stakeholders. The capital structure of the Company consists of owners’ equity.

The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its board of directors, will balance its overall capital structure through new equity issuances or by undertaking other activities as deemed appropriate under the specific circumstances. The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remains unchanged from the year ended December 31, 2017.

F-66

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

10.	Related party transactions and balances

The following amounts due to related parties are included in non-current liabilities:

	December 31, 2018	December 31, 2017
Shareholders of Dronelogics	$105,872	$109,591
	$105,872	$109,591

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

Key management personnel compensation

	Years ended
	December 31, 2018	December 31, 2017

Management expense	$90,000	$90,000
	$90,000	$90,000

11	Income tax expense and deferred tax assets and liabilities

A reconciliation of the expected income tax recovery to actual is as follows:

	December 31, 2018	December 31, 2017
Net income for the year	$265,887	$127,696
Statutory tax rate	27%	26%

Expected income tax recovery at the statutory tax rate	$71,789	$33,201
Adjustments to prior years provision	(14,036)	(4,657)
Net change in cinematography	(90,556)	(67,824)
Change in recognized deferred assets	32,802	39,280
Income tax recovery	$–	$–

The significant components of deferred income tax assets and liabilities as at December 31, 2018 and 2017 are as follows:

	December 31, 2018	December 31, 2017
Non-capital loss carry-forwards	$55,922	$34,540
Property and equipment	16,161	4,740
	$72,802	$39,280
Unrecognized deferred tax asset	(72,802)	(39,280)
Net deferred income tax assets	$–	$–

As at December 31, 2018, Dronelogics has non-capital loss carry forward of approximately $200,000 in Canada that are available to reduce income otherwise taxable in future years. The non-capital losses will expire in 2038.

F-67

Candrone Notes to the Carve-out Financial Statements For the year ended December 31, 2018

12.	Subsequent events

The following reportable events occurred subsequent to the year ended December 31, 2018:

•	In August 2019, the Company obtained financing for the acquisition of a motor vehicle. The loan is secured by the vehicle financed. The loan has a term of 60 months and bearing interest at 6.99%.

•	On April 30, 2020, Draganfly Inc. (“Draganfly”) completed the acquisition of Dronelogics by acquiring all of the shares of Dronelogics, resulting in Dronelogics becoming a wholly-owned subsidiary of Draganfly.

On closing of the Dronelogics acquisition, Draganfly: (i) paid the Dronelogics shareholders 2,000,000, consisting of a cash payment of $500,000, subject to a post-closing working capital adjustment; (ii) issued the Dronelogics shareholders 3,225,438 common shares in satisfaction of the balance of the purchase price and payment of certain management bonuses at a deemed price of 0.50 per common share; (iii) appointed Mr. Justin Hannewyk, President of Dronelogics, to the Board of Directors of Draganfly; and (iv) issued 200,000 common shares to a finder in connection with the Dronelogics acquisition. The common shares issued under the Dronelogics acquisition are subject to resale restrictions in the form of pooling terms providing for release of such shares over a period of 24 months and a right to place in favor of Dronelogics during the same 24-month period.

•

The recent outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. There are significant uncertainties with respect to future developments and impact to the Company related to the COVID-19 pandemic, including the duration, severity and scope of the outbreak and the measures taken by governments and businesses to contain the pandemic. While the impact of COVID-19 is expected to be temporary, the current circumstances are dynamic and the impacts of COVID-19 on the Company’s business operations cannot be reasonably estimated at this time. As at the financial statement approval date, the outbreak and the related mitigation measures have had the following impacts on the Company’s operations, among others: temporary closure of business locations, supply chain issues, and decrease in sales. The extent to which these events may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine the ultimate financial impacts at this time. Any deterioration in the current situation could have an adverse impact on our business, results of operations, financial position and cash flows in 2020.

F-68

Pro-Forma Consolidated Balance Sheet - Unaudited

As at December 31, 2019

	Draganfly Inc	Dronelogics	Adjustment 1 - note 1	Adjustment 2 - note 2	Proforma

Assets
Current Assets
Cash	2,429,375	32,364	-500,000		1,961,739
Accounts receivable	224,695	134,009			358,704
Inventory	48,563	531,961			580,524
Prepaids	272,630	11,283			283,913
	2,975,263	709,617	-500,000	-	3,184,880
Non-current Assets
Capital assets	115,141	53,357			168,498
Intangible assets	1,385				1,385
Goodwill			1,916,322		1,916,322
RoU asset	129,994	101,681			231,675
Total Assets	3,221,783	864,655	1,416,322	-	5,502,760

Liabilities & Shareholders' Equity
Current Liabilities
Trade payables & accrued liabilities	894,357	177,615			1,071,972
Customer deposits		26,582			26,582
Debt		150,029			150,029
Lease liability	43,000				43,000
	937,357	354,226	-	-	1,291,583
Non-current Liabilities
Debt		108,724			108,724
Lease liability	93,073	50,239			143,312
Total Liabilities	1,030,430	513,189	-	-	1,543,619

Shareholders' Equity
Share capital	27,786,517	1	1,612,719	100,000	29,499,237
Dividends paid		-155,526			-155,526
Equity reserve	2,508,233				2,508,233
Accumulated deficit	-28,103,397	506,991	-196,397	-100,000	-27,892,803
Total Shareholders' Equity	2,191,353	351,466	1,416,322	-	3,959,141
Total Liabilities & Shareholders' Equity	3,221,783	864,655	1,416,322	-	5,502,760

F-69

Pro-Forma Consolidated Statement of Comprehensive Loss - Unaudited

For the year ended December 31, 2019

(Expressed in CAD dollars)

	Draganfly Inc	Dronelogics	Adjustments	Proforma

Revenue
Revenue from sales of goods	248,939	2,362,606		2,611,545
Revenue from provision of services	1,131,488	993,935		2,125,423
Total Revenue	1,380,427	3,356,541	-	4,736,968

Cost of Sales	-218,800	-2,242,866		-2,461,666

Gross Profit	1,161,627	1,113,675	-	2,275,302

Operating Expenses
Amortization	8,386	62,880		71,266
Depreciation	41,250			41,250
Office and miscellaneous	2,127,632	165,260		2,292,892
Professional fees	524,101	25,120		549,221
Research and development	16,883			16,883
Share-based compensation	761,559			761,559
Travel	30,896	3,473		34,369
Wages and salaries	989,083	415,649		1,404,732
	-4,499,790	-672,382	-	-5,172,172
Other Income (Expense)
Finance and other costs	-171,905	-31,525		-203,430
Foreign exchange gain (loss)	5,803	-6,355		-552
Gain on disposal of assets	28,651			28,651
Gain on settlement of debt	198,976			198,976
Listing expense	-7,804,859			-7,804,859
Loss on write-off of receivables	-13,560			-13,560
Other income		-6,395		-6,395
SR&ED		61,080		61,080
Net and Comprehensive Income (Loss)	-11,095,057	458,098	-	-10,636,959

F-70

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") have been compiled for purposes of inclusion in the offering circular (the "Circular") of Draganfly Inc., a company incorporated under the laws of British Columbia, Canada ("Draganfly" or the "Company"), dated August 19, 2020 relating to its proposed offering of a maximum of 35,000,000 units (the "Units"). The closing price of the Common Shares on September 17, 2020, being the last trading day before the date of this Offering Circular was US$0.49 on the CSE (the “Closing Price”). The initial public offering price for each Unit is US$0.47 (the “Unit Price”), which is comprised of the Closing Price plus a 5% discount. Each Unit is comprised of one common share of Draganfly’s capital stock, with no par value per share (a "Common Share"), and one common share purchase warrant (each whole warrant, a "Warrant"). Each Warrant entitles the holder to purchase one additional Common Share (a "Warrant Share") at an exercise price of US$0.71 per Warrant, which includes a 50% increase in premium to the Unit Price, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty four (24) month anniversary of issuance of a respective purchaser’s Units in the Offering (the “Closing Date”). The Units are being offered on a “best efforts” basis. All dollar amounts are expressed in United States currency, unless otherwise indicated, that Canadian currency is used.

On April 30, 2020, the Company closed the share purchase agreement with the shareholders of Dronelogics Systems Inc. (“Dronelogics”), whereby the Company acquired all of the issued and outstanding shares in the capital of Dronelogics, excluding the cinematography division, for a consideration of $2,000,000, plus the amount, if any, by which the estimated closing date working capital exceeds the target closing working capital (the “Transaction”). The consideration was paid $500,000 in cash, subject to working capital adjustment and 3,225,438 common shares in the capital of the Company at a deemed price of $0.50 per share. In addition, the Company welcomed Mr. Hannewyk as a member of the Board.

In connection with the Transaction, the Company paid fees of $160,000 to certain advisors; consisting of $100,000 by way of 200,000 in shares at a deemed price of $0.50 per share and as to $60,000 in cash or shares at a deemed price of $0.50 per share. At closing, the Company (i) granted 445,000 incentive stock options to certain employees of Dronelogics pursuant to the Company’s share compensation plan, exercisable at a price equal to closing price of the shares on the CSE on January 31, 2020. The options shall have a term of 10 years and vest in three equal tranches, on the first, second and third anniversaries of the date of grant, and (ii) awarded 375,000 RSUs to certain directors and officers of Dronelogics. RSUs were awarded to certain directors and officers of Dronelogics pursuant to the Company’s share compensation plan. The RSUs shall vest in three equal tranches, on the first, second and third anniversaries of the date of award.

Foreign Exchange

For the purposes of these Pro Forma Financial Statements, Draganfly’s assets, liabilities and equity, are presented in Canadian dollars ("CAD").

F-71

2. PRO-FORMA ADJUSTMENTS

These Pro Forma Financial Statements have been prepared by management of Draganfly in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board from information derived from the financial statements of Draganfly Inc. and Dronelogics Systems Inc.

The Pro Forma Financial Statements gives effect to the accounting continuation of Dronelogics as described in the Circular, as if it had occurred as at December 31, 2018, for the purposes of the pro-forma consolidated statement of financial position.  For the purposes of the pro-forma consolidated statement of loss and comprehensive loss, the Pro Forma Financial Statements gives effect to the combined statements of loss and comprehensive loss for the latest fiscal period end.

It is management's opinion that these Pro Forma Financial Statements include all adjustments necessary for the fair presentation of the transaction, as described below. The unaudited pro forma consolidated financial statements are not intended to reflect the financial position of Draganfly, which would have actually resulted had the transaction been effected on the dates indicated. Actual amounts recorded upon consummation of the transaction will differ from those recorded in the unaudited pro forma consolidated financial statements and the differences may be material.

The pro forma adjustments contained in these Pro Forma Financial Statements reflect estimates and assumptions by management of Draganfly based on currently available information.  The Pro Forma Financial Statements are not necessarily indicative of Draganfly as at the time of closing of the transaction.  The Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements of Draganfly Inc as at December 31, 2019; and the audited financial statements of Dronelogics Systems Inc as at December 31, 2018.  Draganfly Inc. was incorporated on June 1, 2018; for the purposes of the pro-forma consolidated financial statements, the balances as of December 31, 2019 were presented as if the period end date was December 31, 2018.  The Pro Forma Financial Statements have been prepared in accordance with Draganfly’s accounting policies.

The following pro forma adjustments have been reflected herein:

Note 1: The acquisition of Dronelogics Systems Inc. (the "Acquisition") included $500,000 CAD cash and the issuance of 3,225,438 shares at a value of $0.50 CAD per share. Resulting in goodwill of $1,916,322 CAD and an adjustment to Retained Earnings/Accumulated Deficit of $196,397 CAD.

Note 2: As a result of the Acquisition, a finder's fee of $100,000 CAD was settled with the issuance of 200,000 shares at a value of $0.50 CAD per share.

F-72

PART III – EXHIBITS

Exhibit No.	Description

EX1A-2.1#	Notice of Articles of Draganfly Inc., dated November 4, 2019

EX1A-2.2#	Articles of Drone Acquisition Corp., dated June 1, 2018.

EX1A-2.3#	Certificate of Incorporation of Drone Acquisition Corp., dated June 1, 2018.

EX1A-2.4#	Certificate of Change of Name from Drone Acquisition Corp. to Draganfly Inc., dated August 15, 2019.

EX1A-4.1 †	Form of Subscription Agreement.

EX1A-4.2 †	Form of Common Share Purchase Warrant.

EX1A-4.3#	Form of Indemnity Agreement.

EX1A-6.1#	Independent Consulting Agreement, dated October 1, 2019, between Draganfly Inc., 1502372 Alberta Ltd., and Cameron Chell.

EX1A-6.2#	Employment Agreement, dated October 21, 2019, between Draganfly Innovations Inc. and Patrick Imbasciani.

EX1A-6.3#	Share Purchase Agreement, dated January 15, 2020, between Draganfly Inc., Dronelogics Systems Inc., and each person identified as a “Seller” in Schedule A thereto.

EX1A-6.4#	Business Combination Agreement, dated January 31, 2019, between Drone Acquisition Corp., Draganfly Innovations Inc., and 1187607 B.C. Ltd.

EX1A-6.5#	Broker Dealer Agreement, dated June 10, 2020, between Draganfly Inc. and Dalmore Group, LLC.

EX1A-6.6#	Share Compensation Plan of Draganfly Inc., including Form of Stock Option Agreement and Form of Restricted Share Agreement

EX1A-6.7#	Employment Offer Letter, dated June 14, 2020, addressed to John Bagocius.

EX1A-10.1#	Power of Attorney (included on signature page).

EX1A-11.1†	Consent of Dale Matheson Carr-Hilton Labonte LLP (Auditors) (Draganfly Inc.).

EX1A-11.2†	Consent of Dale Matheson Carr-Hilton Labonte LLP (Auditors) (Dronelogics Systems Inc.)

EX1A-12.1†	Opinion of DLA Piper (Canadian Legal Counsel).

EX1A-14.1#	Appointment of Agent for Service of Process.

† Filed herewith.

# Previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Country of Canada, on September 17, 2020.

Draganfly Inc.

By:	/s/ Cameron Chell
Name: Cameron Chell
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cameron Chell and Paul Sun, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Cameron Chell	Date: September 17, 2020
Name: Cameron Chell Title: Chief Executive Officer and Chairman of the Board

/s/ Paul Sun	Date: September 17, 2020
Name: Paul Sun Title: Chief Financial Officer

/s/ Scott Larson	Date: September 17, 2020
Name: Scott Larson Title: Director
Date: September 17, 2020
/s/ Olen Aasen
Name: Olen Aasen Title: Director

/s/ Denis Silva	Date: September 17, 2020
Name: Denis Silva Title: Director

/s/ Andrew Hill Card, Jr.	Date: September 17, 2020
Name: Andrew Hill Card, Jr.
Title: Director

/s/ Justin Hannewyk	Date: September 17, 2020
Name: Justin Hannewyk Title: Director

/s/ John M. Mitnick	Date: September 17, 2020
Name: John M. Mitnick Title: Director

_____________

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